Exhibit 17(c)
                                     [logo]
                               CHASE VISTA FUNDS

                                                                   STATEMENT OF
                                                         ADDITIONAL INFORMATION
                                                              December 29, 1999

                       U.S. GOVERNMENT MONEY MARKET FUND
                100% U.S. TREASURY SECURITIES MONEY MARKET FUND
                             CASH MANAGEMENT FUND
                            PRIME MONEY MARKET FUND
                           FEDERAL MONEY MARKET FUND
                        TREASURY PLUS MONEY MARKET FUND
                          TAX FREE MONEY MARKET FUND
                     CALIFORNIA TAX FREE MONEY MARKET FUND
                      NEW YORK TAX FREE MONEY MARKET FUND
                             TAX FREE INCOME FUND
                         NEW YORK TAX FREE INCOME FUND
                     CALIFORNIA INTERMEDIATE TAX FREE FUND

       One Chase Manhattan Plaza, Third Floor, New York, New York 10081

     This Statement of Additional Information sets forth information which may be of interest to investors but which is not necessarily included in the Prospectuses offering shares of the Funds. This Statement of Additional Information should be read in conjunction with the Prospectuses offering shares of Chase Vista Tax Free Income Fund, Chase Vista California Intermediate Tax Free Fund and Chase Vista New York Tax Free Income Fund (collectively the "Income Funds"), and Chase Vista U.S. Government Money Market Fund, Chase Vista 100% U.S. Treasury Securities Money Market Fund, Chase Vista Cash Management Fund, Chase Vista Prime Money Market Fund, Chase Vista Federal Money Market Fund, Chase Vista Treasury Plus Money Market, Chase Vista Tax Free Money Market Fund, Chase Vista California Tax Free Money Market Fund and Chase Vista New York Tax Free Money Market Fund (collectively the "Money Market Funds"). Any reference to a "Prospectus" in this Statement of Additional Information is a reference to one or more of the foregoing Prospectuses, as the context requires. Copies of each Prospectus may be obtained by an investor without charge by contacting Vista Fund Distributors, Inc. ("VFD"), the Funds' distributor (the "Distributor"), at the above-listed address.

This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.

For more information about your account, simply call or write the Chase Vista Service Center at:

1-800-622-4273
Chase Vista Service Center
P.O. Box 419392
Kansas City, MO 64141

                                                                         MFT-SAI
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
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Table of Contents                                                                          Page
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The Funds ................................................................................   3
Investment Policies and Restrictions .....................................................   4
Performance Information ..................................................................  23
Determination of Net Asset Value .........................................................  29
Purchases, Redemptions and Exchanges .....................................................  30
Distributions; Tax Matters ...............................................................  34
Management of the Trust and Funds ........................................................  39
Independent Accountants ..................................................................  56
Certain Regulatory Matters ...............................................................  56
General Information ......................................................................  57
Appendix A--Description of Certain Obligations Issued or Guaranteed by U.S. Government
Agencies or Instrumentalities ............................................................  A-1
Appendix B--Description of Ratings .......................................................  B-1
Appendix C--Special Investment Considerations Relating to New York Municipal Obligations .  C-1
Appendix D--Special Investment Considerations Relating to California Municipal              D-1
  Obligations


                                       2
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                                   THE FUNDS

     Mutual Fund Trust (the "Trust") is an open-end management investment company which was organized as a business trust under the laws of the Commonwealth of Massachusetts on February 4, 1994. The Trust presently consists of 12 separate series (the "Funds"). Certain of the Funds are diversified and other Funds are non-diversified, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Funds are collectively referred to in this Statement of Additional Information as the "Shares." The Income Funds, Tax Free Money Market Fund, New York Tax Free Money Market Fund and California Tax Free Money Market Fund are collectively referred to herein as the "Tax Free Funds."

     On August 25, 1994, the shareholders of each of the existing classes of Shares of the Vista U.S. Government Money Market Fund, Vista Global Money Market Fund, Vista Prime Money Market Fund, Vista Tax Free Money Market Fund, Vista California Money Market Fund, Vista New York Tax Free Money Market Fund, Vista Tax Free Income Fund, Vista New York Tax Free Income Fund and the Vista California Intermediate Tax Free Fund approved the reorganization of each of such Funds into newly-created series of Mutual Fund Trust, effective October 28, 1994. Prior to such approvals, each of such Funds were series of Mutual Fund Group, an affiliated investment company.

     On December 4, 1992, the shareholders of each of the existing classes of Shares of Vista Global Money Market Fund and Vista U.S. Government Money Market Fund approved the reorganization of each of such Funds into newly-created series of Mutual Fund Group, effective January 1, 1993. Prior to such approvals, on December 4, 1992, the shareholders of each of the five existing series of Trinity Assets Trust (Trinity Money Market Fund, Trinity Government Fund, Trinity Bond Fund, Trinity Short-Term Bond Fund and Trinity Equity Fund) (collectively, the "Trinity Funds") approved the reorganization of each of the Trinity Funds into newly-created series of the Trust, effective January 1, 1993. Vista Global Money Market Fund and Trinity Money Market Fund were reorganized into classes of Shares of "Vista Worldwide Money Market Fund", which changed its name to "Vista Global Money Market Fund" as of December 31, 1992. Vista U.S. Government Money Market Fund and Trinity Government Fund were reorganized into classes of Shares of "Vista Government Cash Fund", which changed its name to "Vista U.S. Government Money Market Fund" as of December 31, 1992.

     On May 3, 1996, The U.S. Treasury Money Market Fund of The Hanover Funds, Inc. ("Hanover") merged into the Vista Shares of Treasury Plus Money Market Fund, The Government Money Market Fund of Hanover merged into the Vista Shares of U.S. Government Money Market Fund, The Cash Management Fund of Hanover merged into the Vista Shares of Vista Global Money Market Fund (The Cash Management Fund of Hanover was the accounting survivor of this merger), The Tax Free Money Market Fund of Hanover merged into the Vista Shares of Tax Free Money Market Fund, The New York Tax Free Money Market Fund of Hanover merged into the Vista Shares of New York Tax Free Money Market Fund, and The 100% U.S. Treasury Securities Money Market Fund of Hanover merged into the Vista Shares of The 100% U.S. Treasury Securities Money Market Fund. The foregoing mergers are referred to herein as the "Hanover Reorganization."

     Effective as of May 6, 1996, Vista Global Money Market Fund changed its name to Vista Cash Management Fund.

     The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust including the Funds. The Chase Manhattan Bank ("Chase") is the investment adviser for the Funds. Chase also serves as the Trust's administrator (the "Administrator") and supervises the overall administration of the Trust, including the Funds. A majority of the Trustees of the Trust are not affiliated with the investment adviser or sub-advisers.

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                     INVESTMENT POLICIES AND RESTRICTIONS

                              Investment Policies

     The Prospectuses set forth the various investment policies applicable to each Fund. The following information supplements and should be read in conjunction with the related sections of each Prospectus. As used in this Statement of Additional Information, with respect to those Funds and policies for which they apply, the terms "Municipal Obligations" and "tax-exempt securities" have the meanings given to them in the relevant Fund's Prospectus. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and Fitch Investors Service, Inc. ("Fitch"), see Appendix B. For a general discussion of special investment considerations relating to investing in (i) New York and (ii) California Municipal Obligations, see Appendices C and D, respectively.

     The Money Market Funds invest only in U.S. dollar-denominated high-quality obligations which are determined to present minimal credit risks. This credit determination must be made in accordance with procedures established by the Board of Trustees.

     The management style used for the Funds emphasizes several key factors. Portfolio managers consider the security quality that is, the ability of the debt issuer to make timely payments of principal and interest. Also important in the analysis is the relationship of a bond's yield and its maturity, in which the managers evaluate the risks of investing in long-term higher-yielding securities. Managers also use a computer model to simulate possible fluctuations in prices and yields if interest rates change. Another step in the analysis is comparing yields on different types of securities to determine relative risk/reward profiles.

     U.S. Government Securities. Each Fund may invest in direct obligations of the U.S. Treasury. Each Fund other than the 100% U.S. Treasury Securities Money Market Fund and the Treasury Plus Money Market Fund may also invest in other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (collectively, "U.S. Government Securities.")

     U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. Government include but are not limited to:
Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Chrysler Corporate Loan Guarantee Board, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. Government. Certain U.S. Government Securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. Government Securities are issued or guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitment. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal

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National Mortgage Association or Federal Home Loan Mortgage Corporation. Vista
Federal Money Market Fund generally limits its investments in agency and instrumentality obligations to obligations the interest on which is generally not subject to state and local income taxes by reason of federal law. Agencies and instrumentalities issuing such obligations include the Farm Credit System Financial Assistance Corporation, the Federal Financing Bank, The General Services Administration, Federal Home Loan Banks, the Tennessee Valley Authority and the Student Loan Marketing Association. For a description of certain obligations issued or guaranteed by U.S. Government agencies and instrumentalities, see Appendix A.

     In addition, certain U.S. Government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields than are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources, in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if a Fund were required to liquidate any of them, it might not be able to do so advantageously; accordingly, each Fund investing in such securities intends normally to hold such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.

     Bank Obligations. The Cash Management Fund, the Prime Money Market Fund and the Income Funds may invest in bank obligations, when consistent with their overall objectives and policies. The Tax Free Money Market Fund, the New York Tax Free Money Market Fund and the California Tax Free Money Market Fund may invest without limitation in Municipal Obligations (as defined below) secured by letters of credit or guarantees from U.S. banks (including their foreign branches) and may also invest in Municipal Obligations backed by foreign institutions. Each of the Income Funds may invest up to 25% of its total assets in such Municipal Obligations. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) which have total assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings and Loan Insurance Fund of the Federal Deposit Insurance Corporation, and foreign banks (including their U.S. branches) having total assets in excess of $10 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the advisers to meet comparable credit standing criteria.

     Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of United States banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which a Fund cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.

     The dependence on the banking industry may involve certain credit risks, such as defaults or downgrades, if at some future date adverse economic conditions prevail in such industry. Banks are subject to

                                       5
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extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.

     Investors should also be aware that securities of foreign banks and foreign branches of United States banks may involve foreign investment risks in addition to those relating to domestic bank obligations. These investment risks may involve, among other considerations, risks relating to future political and economic developments, more limited liquidity of foreign obligations than comparable domestic obligations, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other restrictions. There may be less publicly available information concerning foreign issuers, there may be difficulties in obtaining or enforcing a judgment against a foreign issuer (including branches) and accounting, auditing and financial reporting standards and practices may differ from those applicable to U.S. issuers. In addition, foreign banks are not subject to regulations comparable to U.S. banking regulations.

     Changes in the credit quality of banks or other financial institutions backing a Fund's securities could cause losses to these Funds and affect their share price. Credit enhancements which are supplied by foreign or domestic banks are not subject to federal deposit insurance.

     Commercial Paper and Other Short-Term Obligations. The Income Funds may invest in commercial paper of domestic and foreign issuers. The commercial paper and other short-term obligations of U.S. and foreign corporations which may be purchased by the Vista Prime Money Market Fund and the Vista Cash Management Fund, other than those of bank holding companies, include obligations which are (i) rated Prime-1 by Moody's, A-1 by S&P, or F-1 by Fitch, or comparably rated by another NRO; or (ii) determined by the advisers to be of comparable quality to those rated obligations which may be purchased by the Vista Prime Money Market Fund and the Vista Cash Management Fund at the date of purchase or which at the date of purchase have an outstanding debt issue rated in the highest rating category by Moody's, S&P, Fitch or another NRO. The commercial paper and other short-term obligations of U.S. banks holding companies which may be purchased by the Vista Prime Money Market Fund and the Vista Cash Management Fund include obligations issued or guaranteed by bank holding companies with total assets exceeding $1 billion. For purposes of the size standards with respect to banks and bank holding companies, "total deposits" and "total assets" are determined on an annual basis by reference to an institution's then most recent annual financial statements.

     Repurchase Agreements. Each Fund other than the 100% U.S. Treasury Securities Money Market Fund and the Federal Money Market Fund may enter into agreements to purchase and resell securities at an agreed-upon price and time. A Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which such Fund is permitted to invest. Under the terms of a typical repurchase agreement, a Fund would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument and the Fund to resell the instrument at a fixed price and time, thereby determining the yield during the Fund's holding period. This procedure results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities. All repurchase agreements entered into by a Fund will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to

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100% of the amount of the loan, including the accrued interest thereon, and the
Fund or its custodian or sub-custodian will have possession of the collateral, which the Board of Trustees believes will give it a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by a Fund, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Fund may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by a Fund. Repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by a Tax Free Fund. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Funds' restrictions on purchases of illiquid securities. Repurchase agreements are also subject to the risks described below with respect to stand-by commitments.

     Borrowings and Reverse Repurchase Agreements. Each Fund may borrow money from banks for temporary or short-term purposes, but will not borrow to buy additional securities, known as "leveraging." Reverse repurchase agreements involve sales of portfolio securities of a Fund to member banks of the Federal Reserve System or securities dealers believed creditworthy, concurrently with an agreement by such Fund to repurchase the same securities at a later date at a fixed price which is generally equal to the original sales price plus interest. A Fund retains record ownership and the right to receive interest and principal payments on the portfolio security involved. A Fund may use this practice to generate cash for shareholder redemptions without selling securities during unfavorable market conditions. Whenever a Fund enters into a reverse repurchase agreement, it will establish a segregated account in which it will maintain liquid assets on a daily basis in an amount at least equal to the repurchase price (including accrued interest.) A Fund would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws.

     Municipal Obligations. The Cash Management Fund, the Prime Money Market Fund, the Tax Free Income Fund, the New York Tax Free Income Fund and the California Intermediate Tax Free Fund may invest in Municipal Obligations. The Cash Management Fund and the Prime Money Market Fund may invest in high-quality, short-term municipal obligations that carry yields that are competitive with those of other types of money market instruments in which they may invest. Dividends paid by these Funds that are derived from interest on municipal obligations will be taxable to shareholders for federal income tax purposes.

     "Municipal Obligations" are obligations issued by or on behalf of states, territories and possessions of the United States, and their authorities, agencies, instrumentalities and political subdivisions, the interest on which, in the opinion of the bond counsel, is excluded from gross income for federal tax purposes (without regard to whether the interest thereon is exempt from the personal income taxes of any state or whether the interest thereon constitutes a preference item for purposes of the federal alternative minimum tax.) "California Municipal Obligations" are obligations of the State of California, its local governments and political subdivisions, the interest on which, in the opinion of bond counsel, is exempt from federal income taxes and California personal income taxes and is not subject to the alternative minimum tax for noncorporate investors. "New York Municipal Obligations" are Municipal Obligations of the State of New York and its political subdivisions and of Puerto Rico, other U.S. territories and their political subdivisions, the interest on which, in the opinion of bond counsel, is exempt from New York State and New York City personal income taxes. Municipal Obligations are issued to obtain funds for various public purposes, such as the construction of public facilities, the payment of general operating expenses or the refunding of outstanding debts. They may also be issued to finance various private activities, including the lending of funds to public or private institutions for the construction of housing, educational or medical facilities, and may include certain types of industrial development bonds, private activity bonds or notes issued by public authorities to finance privately owned or operated facilities, or to fund short-term cash requirements. Short-term Municipal Obligations may be issued as interim financing in anticipation of tax collections, revenue receipts or bond sales to finance various public

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purposes. The Municipal Obligations in which the Fund invests may consist of municipal notes, municipal commercial paper and municipal bonds maturing or deemed to mature in 397 days or less.

     The two principal classifications of Municipal Obligations are general obligation and revenue obligation securities. General obligation securities involve a pledge of the credit of an issuer possessing taxing power and are payable from the issuer's general unrestricted revenues. Their payment may depend on an appropriation by the issuer's legislative body. The characteristics and methods of enforcement of general obligation securities vary according to the law applicable to the particular issuer. Revenue obligation securities are payable only from the revenues derived from a particular facility or class of facilities, or a specific revenue source, and generally are not payable from the unrestricted revenues of the issuer. Industrial development bonds and private activity bonds are in most cases revenue obligation securities, the credit quality of which is directly related to the private user of the facilities.

     The Tax Free Funds may also invest in industrial development bonds that are backed only by the assets and revenues of the non-governmental issuers such as hospitals or airports, provided, however, that the Funds may not invest more than 25% of the value of their total assets in such bonds if the issuers are in the same industry.

     Interest on certain Municipal Obligations (including certain industrial development bonds), while exempt from federal income tax, is a preference item for the purpose of the alternative minimum tax. Where a mutual fund receives such interest, a proportionate share of any exempt-interest dividend paid by the mutual fund may be treated as such a preference item to shareholders. Federal tax legislation enacted over the past few years has limited the types and volume of bonds which are not AMT Items and the interest on which is not subject to federal income tax. This legislation may affect the availability of Municipal Obligations for investment by the Tax Free Funds. Investments by the Tax Free Money Market Funds will be made in unrated Municipal Obligations only if they are determined to be of comparable quality to permissable rated investments on the basis of the advisers' credit evaluation of the obligor or of the bank issuing a participation certificate, letter of credit or guaranty, or insurance issued in support of the obligation. High Quality instruments may produce a lower yield than would be available from less highly rated instruments. The Board of Trustees has determined that Municipal Obligations which are backed by the credit of the U.S. Government will be considered to have a rating equivalent to Moody's Aaa.

     If, subsequent to purchase by a Tax Free Money Market Fund, (a) an issue of rated Municipal Obligations ceases to be rated in the highest short-term rating category (the two highest categories in the case of the New York and California Tax Free Money Market Funds) by at least two rating organizations (or one rating organization if the instrument was rated by only one such organization) or the Board of Trustees determines that it is no longer of comparable quality or (b) a Money Market Fund's advisers become aware that any portfolio security not so highly rated or any unrated security has been given a rating by any rating organization below the rating organization's second highest rating category, the Board of Trustees will reassess promptly whether such security presents minimal credit risk and will cause such Money Market Fund to take such action as it determines is in its best interest and that of its shareholders; provided that the reassessment required by clause (b) is not required if the portfolio security is disposed of or matures within five business days of the advisers becoming aware of the new rating and the Fund's Board is subsequently notified of the adviser's actions.

     To the extent that a rating given by Moody's, S&P or Fitch for Municipal Obligations may change as a result of changes in such organizations or their rating systems, the Funds will attempt to use comparable ratings as standards for their investments in accordance with the investment policies contained in the Prospectuses and this Statement of Additional Information. The ratings of Moody's, S&P and Fitch represent their opinions as to the quality of the Municipal Obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although

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these ratings may be an initial criterion for selection of portfolio investments, the advisers also will evaluate these securities and the creditworthiness of the issuers of such securities.

     Municipal Lease Obligations. The Tax Free Funds may invest in municipal lease obligations. These typically provide a premium interest rate. Municipal lease obligations do not constitute general obligations of the municipality. Certain municipal lease obligations in which the Tax Free Funds may invest contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment payments in future years unless money is later appropriated for such purpose. The Funds will limit their investments in non-appropriation leases to 10% of its assets. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. Certain investments in municipal lease obligations may be illiquid.

     Forward Commitments. Each Fund may purchase securities for delivery at a future date, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date. In order to invest a Fund's assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. Although, with respect to any Tax Free Fund, short-term investments will normally be in tax-exempt securities or Municipal Obligations, short-term taxable securities or obligations may be purchased if suitable short-term tax-exempt securities or Municipal Obligations are not available. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the respective Fund's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of such Fund consisting of cash, cash equivalents or high quality debt securities equal to the amount of such Fund's commitments will be established at such Fund's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the respective Fund.

     Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund's portfolio are subject to changes in value based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses, which, for consideration by investors in the Tax Free Funds, are not exempt from federal, state or local taxation. Forward commitments involve some risk to a Fund if the other party should default on its obligation and the Fund is delayed or prevented from recovering the collateral in completing the transaction.

     To the extent a Fund engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage, and settlement of such transactions will be within 90 days from the trade date.

     Illiquid Securities. For purposes of its limitation on investments in illiquid securities, each Fund may elect to treat as liquid, in accordance with procedures established by the Board of Trustees, certain invest-ments in restricted securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) of the Securities Act ("Section 4(2) paper"). Rule 144A provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers. Section 4(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to institutional investors such as a Fund who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale of Section 4(2) paper by the purchaser must be in an exempt transaction.

     One effect of Rule 144A and Section 4(2) is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities or Section 4(2) paper will develop or be maintained. The Trustees have adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A and
Section 4(2) paper are liquid or illiquid for purposes of the limitation on investment in illiquid securities. Pursuant to those policies and procedures, the Trustees have delegated to the advisers the determination as to whether a particular instrument is liquid or illiquid, requiring that consideration be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security. The Trustees will periodically review the Funds' purchases and sales of Rule 144A securities and Section 4(2) paper.

     Stand-by Commitments. When a Fund purchases securities it may also enter into put transactions, including those referred to as stand-by commitments, with respect to such securities. Under a stand-by commitment, a bank, broker-dealer or other financial institution agrees to purchase at a Fund's option a specified security at a specified price within a specified period prior to its maturity date. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.

     The amount payable to a Money Market Fund upon its exercise of a stand-by commitment with respect to a Municipal Obligation normally would be (i) the acquisition cost of the Municipal Obligation (excluding any accrued interest paid by the Fund on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the security, plus (ii) all interest accrued on the security since the last interest payment date during the period the security was owned by the Fund. Absent unusual circumstances relating to a change in market value, a Money Market Fund would value the underlying Municipal Obligation at amortized cost. Accordingly, the amount payable by a bank or dealer during the time a stand-by commitment is exercisable would be substantially the same as the market value of the underlying Municipal Obligation. The Money Market Funds value stand-by commitments at zero for purposes of computing their net asset value per share.

     The stand-by commitments that may be entered into by the Funds are subject to certain risks, which include the ability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by a Fund, and that the maturity of the underlying security will generally be different from that of the commitment. Not more than 10% of the total assets of a Money Market Fund will be invested in Municipal Obligations that are subject to stand-by commitments from the same bank or broker-dealer.

     Floating and Variable Rate Securities; Participation Certificates. Each Fund other than the 100% U.S. Treasury Securities Money Market Fund and the Treasury Plus Money Market Fund may invest in floating and variable rate securities. Floating and variable rate demand instruments permit the holder to demand payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or insurance issued with respect to such instrument. Investments by the Income Funds in floating or variable rate securities normally will involve industrial development or revenue bonds that provide for a periodic adjustment in the interest rate paid on the obligation and may, but need not, permit the holder to demand payment as described above. While there is usually no established secondary market for issues of these types of securities, the dealer that sells an issue of such security frequently will also offer to repurchase the securities at any time at a repurchase price which varies and may be more or less than the amount the holder paid for them. The floating or variable rate demand instruments in which the Money Market Funds may invest are payable on demand on not more than seven calendar days' notice.

     The terms of these types of securities provide that interest rates are adjustable at intervals ranging from daily to up to six months and the adjustments are based upon the prime rate of a bank or other short-term rates, such as Treasury Bills or LIBOR (London Interbank Offered Rate), as provided in the respective instruments. The Funds will decide which floating or variable rate securities to purchase in accordance with procedures prescribed by Board of Trustees of the Trust in order to minimize credit risks.

     In the case of a Money Market Fund, the Board of Trustees may determine that an unrated floating or variable rate security meets the Fund's high quality criteria if it is backed by a letter of credit or guarantee or is insured by an insurer that meets such quality criteria, or on the basis of a credit evaluation of the underlying obligor. If the credit of the obligor is of "high quality", no credit support from a bank or other financial institution will be necessary. The Board of Trustees will re-evaluate each unrated floating or variable rate security on a quarterly basis to determine that it continues to meet a Money Market Fund's high quality criteria. If an instrument is ever deemed to fall below a Money Market Fund's high quality standards, either it will be sold in the market or the demand feature will be exercised.

     The securities in which the Tax Free Funds, the Cash Management Fund and the Prime Money Market Fund may invest include participation certificates, issued by a bank, insurance company or other financial institution, in securities owned by such institutions or affiliated organizations ("Participation Certificates"), and, in the case of the Cash Management Fund and the Prime Money Market Fund, certificates of indebtedness or safekeeping. Participation Certificates are pro rata interests in securities held by others; certificates of indebtedness or safekeeping are documentary receipts for such original securities held in custody by others. A Participation Certificate gives a Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guaranty of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the certificate of participation) or insurance policy of an insurance company that the Board of Trustees of the Trust has determined meets the prescribed quality standards for a particular Fund.

     A Fund may have the right to sell the Participation Certificate back to the institution and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Fund's participation interest in the security, plus accrued interest. The institutions issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificates were purchased by a Fund. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, a Fund will attempt to have the issuer of the Participation Certificate bear the cost of any such insurance, although the Funds retain the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting a Fund to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. A Fund's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the pos-sible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

     The advisers have been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Funds, including Participation Certificates, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Funds may subscribe. Although these instruments may be sold by a Fund, it is intended that they be held until maturity. The Internal Revenue Service has not ruled on whether interest on participations in floating or variable rate Municipal Obligations is tax exempt. Participation Certificates will only be purchased by a Tax Free Fund if, in the opinion of counsel to the issuer, interest income on such instruments will be tax-exempt when distributed as dividends to shareholders of such Fund.

     Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. A Fund's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

     The maturity of variable rate securities is deemed to be the longer of (i) the notice period required before a Fund is entitled to receive payment of the principal amount of the security upon demand or (ii) the period remaining until the security's next interest rate adjustment. With respect to a Money Market Fund, the maturity of a variable rate demand instrument will be determined in the same manner for purposes of computing the Fund's dollar-weighted average portfolio maturity. With respect to the Income Funds, if variable rate securities are not redeemed through the demand feature, they mature on a specified date which may range up to thirty years from the date of issuance.

     Tender Option Floating or Variable Rate Certificates. The Money Market Funds may invest in tender option bonds. A tender option bond is a synthetic floating or variable rate security issued when long term bonds are purchased in the secondary market and are then deposited into a trust. Custodial receipts are then issued to investors, such as the Funds, evidencing ownership interests in the trust. The trust sets a floating or variable rate on a daily or weekly basis which is established through a remarketing agent. These types of instruments, to be money market eligible under Rule 2a-7, must have a liquidity facility in place which provides additional comfort to the investors in case the remarketing fails. The sponsor of the trust keeps the difference between the rate on the long term bond and the rate on the short term floating or variable rate security.

     Securities of Foreign Governments and Supranational Agencies. The Cash Management Fund and the Prime Money Market Fund may invest a portion of their assets from time to time in securities of foreign governments and supranational agencies. The Funds will limit their investments in foreign government obligations to commercial paper and other short-term notes issued or guaranteed by the governments of Western Europe, Australia, New Zealand, Japan and Canada.


     Supranational agencies include organizations such as The World Bank, which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions. Obligations of supranational agencies are supported by subscribed, but unpaid, commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future, and foreign and supranational securities are subject to certain risks associated with foreign investing.

     Securities Loans. Each Fund other than the Tax Free Funds is permitted to lend its securities to broker-dealers and other institutional investors in order to generate additional income. Such loans of portfolio securities may not exceed 30% of the value of a Fund's total assets. In connection with such loans, a Fund will receive collateral consisting of cash, cash equivalents, U.S. Government securities or irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value plus accrued interest of the securities loaned. A Fund can increase its income through the investment of such collateral. A Fund continues to be entitled to the interest payable or any dividend-equivalent payments received on a loaned security and, in addition, to receive interest on the amount of the loan. However, the receipt of any dividend-equivalent payments by a Fund on a loaned security from the borrower will not qualify for the dividends-received deduction. Such loans will be terminable at any time upon specified notice. A Fund might experience risk of loss if the institutions with which it has engaged in portfolio loan transactions breach their agreements with such Fund. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the securities or the possible loss of rights in the collateral should the borrower experience financial difficulty. Loans will be made only to firms deemed by the advisers to be of good standing and will not be made unless, in the judgment of the advisers, the consideration to be earned from such loans justifies the risk.

     Zero Coupon and Stripped Obligations. Each Fund, other than the 100% U.S. Treasury Securities Money Market Fund, may invest up to 20% of its total assets in such stripped obligations. The principal and interest components of United States Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the United States Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of United States Treasury bills with comparable maturities.

     The Cash Management Fund, Prime Money Market Fund and the Tax Free Funds may also invest in zero coupon obligations. Zero coupon obligations are sold at a substantial discount from their value at maturity and, when held to maturity, their entire return, which consists of the amortization of discount, comes from the difference between their purchase price and maturity value. Because interest on a zero coupon obligation is not distributed on a current basis, the obligation tends to be subject to greater price fluctuations in response to changes in interest rates than are ordinary interest-paying securities with similar maturities. As with STRIPS, the risk is greater when the period to maturity is longer. The value of zero coupon obligations appreciates more than such ordinary interest-paying securities during periods of declining interest rates and depreciates more than such ordinary interest-paying securities during periods of rising interest rates. Under the stripped bond rules of the Internal Revenue Code of 1986, as amended, investments in zero coupon obligations will result in the accrual of interest income on such investments in advance of the receipt of the cash corresponding to such income.

     Zero coupon securities may be created when a dealer deposits a U.S. Treasury or federal agency security with a custodian and then sells the coupon payments and principal payment that will be generated by this security separately. Proprietary receipts, such as Certificates of Accrual on Treasury Securities, Trea-sury Investment Growth Receipts and generic Treasury Receipts, are examples of stripped U.S. Treasury securities separated into their component parts through such custodial arrangements.

     Custodial Receipts. The Cash Management Fund and the Prime Money Market Fund may acquire securities in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds in connection with programs sponsored by banks and brokerage firms. These are not deemed U.S. Government securities. These notes and bonds are held in custody by a bank on behalf of the owners of the receipts.

     Funding Agreements. Each Fund may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by a purchaser. Funding agreements generally will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity date and may have either a fixed or variable interest rate that is based on an index and guaranteed for a set time period. Because there generally is no active secondary market for these investments, a funding agreement may be deemed to be illiquid.

     Temporary Defensive Positions. For temporary defensive purposes, each Tax Free Fund may invest without limitation in high quality money market instruments and repurchase agreements, the interest income from which may be taxable to shareholders as ordinary income for federal income tax purposes.

     Other Investment Companies. In lieu of investing directly, each Fund is authorized to seek to achieve its objectives by investing all of its investable assets in an investment company having substantially the same investment objective and policies as the applicable Fund. Each Money Market Fund other than 100% U.S. Treasury Securities Money Market Fund may invest up to 10% of its total assets in shares of other money market funds when consistent with its investment objective and policies, subject to applicable regulatory limitations. Each Income Fund may invest up to 10% of their total assets in shares of other investment companies, when consistent with its investment objective and policies, subject to applicable regulatory limitations. Additional fees may be charged by other investment companies, including other money market funds.

       Additional Policies Regarding Derivative and Related Transactions

     Introduction. As explained more fully below, the Income Funds may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various other over-the-counter instruments.

     Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways:
First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for a Fund.

     Each Income Fund may invest its assets in derivative and related instruments subject only to the Fund's investment objective and policies and the requirement that the Fund maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Fund.

     The value of some derivative or similar instruments in which the Income Funds invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and like other investments of the Funds the ability of a Fund to successfully utilize these instruments may depend in part upon the ability of the advisers to forecast interest rates and other economic factors correctly. If the advisers accurately forecast such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Funds could be exposed to the risk of a loss. The Funds might not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.

     Set forth below is an explanation of the various derivatives strategies and related instruments the Funds may employ along with risks or special attributes associated with them. This discussion is intended to supplement the Funds' current prospectuses as well as provide useful information to prospective investors.

     Risk Factors. As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivatives and related instruments. There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. An incorrect correlation could result in a loss on both the hedged assets in a Fund and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. The advisers may accurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Fund may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. Strategies not involving hedging may increase the risk to a Fund. Certain strategies, such as yield enhancement, can have speculative characteristics, involve leverage and may result in losses that exceed the original investment of the fund. There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent a Fund from liquidating an unfavorable position. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions on forward contracts, there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, a Fund may experience a loss.

     Specific Uses and Strategies. Set forth below are explanations various strategies involving derivatives and related instruments which may be used by the Income Funds.

     Options on Securities and Securities Indexes. The Funds may PURCHASE, SELL or EXERCISE call and put options on (i) securities, (ii) securities indexes, and (iii) debt instruments.

     Although in most cases these options will be exchange-traded, the Funds may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

     One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities a Fund intends to purchase pending its ability to invest in such securities in an orderly manner. A Fund may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, a Fund may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. A Fund may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option.

     In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, a fund writing a covered call (i.e., where the underlying securities are held by the fund) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. The Funds will not write uncovered options.

     If a put or call option purchased by a Fund is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, such Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund may be unable to close out a position.

     Futures Contracts and Options on Futures Contracts. The Funds may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments or indices, and (iii) options on these futures contracts ("futures options").

     The futures contracts and futures options may be based on various instruments or indices in which the Funds may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).

     Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, a Fund may sell a futures contract or buy a futures option to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where a Fund intends to acquire an instrument or enter into a position. For example, a Fund may purchase a futures contract or buy a futures option to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

     When writing or purchasing options, the Funds may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. Funds may engage in cross-hedging by purchasing or selling futures or options on a security different from the security position being hedged to take advantage of relationships between the two securities.

     Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Funds will only enter into futures contracts or options on futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

     Forward Contracts. A Fund may also use forward contracts to hedge against changes in interest-rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

     Interest Rate Transactions. The Income Funds may employ interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward exchange contracts, and interest rate swaps.

     An Income Fund will only enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Income Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that an Income Fund is contractually obligated to make. If the other party to and interest rate swap defaults, an Income Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. Since interest rate swaps are individually negotiated, each Income Fund expects to achieve an acceptable degree of correlation between its portfolio investments and its interest rate swap position.

     An Income Fund may enter into interest rate swaps to the maximum allowed limits under applicable law. An Income Fund will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by an Income Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments.

     Asset-Backed Securities. The Cash Management Fund and the Prime Money Market Fund may also invest in asset-backed securities. Asset-backed securities represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another, such as motor vehicle receivables or credit card receivables.

     Structured Products. The Income Funds may invest in interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain debt obligations. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. A Fund may invest in structured products which represent derived investment positions based on relationships among different markets or asset classes.

     The Income Funds may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When an Income Fund invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which the Income Fund anticipates it will invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. An Income Fund is permitted to invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although an Income Fund's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of an Income Fund's fundamental investment limitation related to borrowing and leverage.

     Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, an Income Fund's investments in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions, and there currently is no active trading market for structured products. As a result, certain structured products in which the Income Funds invest may be deemed illiquid and subject to their limitation on illiquid investments.

     Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. In addition, because structured products are typically sold in private placement transactions, there currently is no active trading market for structured products.

     Additional Restrictions on the Use of Futures and Option Contracts. None of the Funds is a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC and futures contracts and futures options will be purchased, sold or entered into only for bona fide hedging purposes, provided that a Fund may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter, the sum of the amount of its initial margin and premiums on open contracts and options would not exceed 5% of the liquidation value of the Fund's portfolio, provided, further, that, in the case of an option that is in-the-money, the in-the-money amount may be excluded in calculating the 5% limitation.

     When an Income Fund purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with such Fund's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

     The Income Funds' ability to engage in the transactions described herein may be limited by the current federal income tax requirement that a Fund derive less than 30% of its gross income from the sale or other disposition of securities held for less than three months.

     In addition to the foregoing requirements, the Board of Trustees has adopted an additional restriction on the use of futures contracts and options thereon, requiring that the aggregate market value of the futures contracts held by an Income Fund not exceed 50% of the market value of its total assets. Neither this restriction nor any policy with respect to the above-referenced restrictions, would be changed by the Board of Trustees without considering the policies and concerns of the various federal and state regulatory agencies.

                            Investment Restrictions

     The Funds have adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of a Fund which, as used in this Statement of Additional Information, means the vote of the lesser of (i) 67% or more of the shares of a Fund present at a meeting, if the holders of more than 50% of the outstanding shares of a Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of a Fund.

     Each Fund may not:

       (1) borrow money, except that each Fund may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 331/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than 1/3 of its net assets to secure such borrowings. Any borrowings representing more than 5% of a Fund's total assets must be repaid before the Fund may make additional investments;

       (2) make loans, except that each Fund may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets;

       (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Fund's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, (i) with respect to a Fund's permissible futures and options transactions in U.S. Government securities, positions in options and futures shall not be subject to this restriction; (ii) the Money Market Funds may invest more than 25% of their total assets in obligations issued by banks, including U. S. banks; (iii) New York Tax Free Money Market Fund, California Tax Free Money Market Fund and Tax Free Money Market Fund may invest more than 25% of their respective assets in municipal obligations secured by bank letters of credit or guarantees, including participation certificates and (iv) more than 25% of the assets of California Intermediate Tax Free Fund may be invested in municipal obligations secured by bank letters of credit or guarantees;

       (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent a Fund from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;

       (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent a Fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by a Fund in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;

       (6) issue any senior security (as defined in the 1940 Act), except that
     (a) a Fund may engage in transactions that may result in the issuance of senior securities to the extent permitted under appli-cable regulations and interpretations of the 1940 Act or an exemptive order; (b) a Fund may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (c) subject to the restrictions set forth above, a Fund may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to a Fund's permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or

       (7) underwrite securities issued by other persons except insofar as a Fund may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

       The investment objective of each Money Market Fund and the Tax Free Income Fund is fundamental.

       In addition, as a matter of fundamental policy, notwithstanding any other investment policy or restriction, a Fund may seek to achieve its investment objective by investing all of its investable assets in another investment company having substantially the same investment objective and policies as the Fund. For purposes of investment restriction (5) above, real estate includes Real Estate Limited Partnerships. For purposes of investment restriction (3) above, industrial development bonds, where the payment of principal and interest is the ultimate responsibility of companies within the same industry, are grouped together as an "industry." Investment restriction (3) above, however, is not applicable to investments by a Fund in municipal obligations where the issuer is regarded as a state, city, municipality or other public authority since such entities are not members of any "industry." Supranational organizations are collectively considered to be members of a single "industry" for purposes of restriction (3) above.

     In addition, each Fund is subject to the following nonfundamental investment restrictions which may be changed without shareholder approval:

       (1) Each Fund other than the Tax Free Funds may not, with respect to 75% of its assets, hold more than 10% of the outstanding voting securities of any issuer or invest more than 5% of its assets in the securities of any one issuer (other than obligations of the U.S. Government, its agencies and instrumentalities); each Tax Free Fund may not, with respect to 50% of its assets, hold more than 10% of the outstanding voting securities of any issuer.

       (2) Each Fund may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of a Fund. The Funds have no current intention of making short sales against the box.

       (3) Each Fund may not purchase or sell interests in oil, gas or mineral leases.

       (4) Each Income Fund may not invest more than 15% of its net assets in illiquid securities; each Money Market Fund may not invest more than 10% of its net assets in illiquid securities.

       (5) Each Fund may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to a Fund's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.

       (6) Each Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its total assets in the securities of other investment companies.

     For purposes of investment restriction (4) above, illiquid securities includes securities restricted as to resale unless they are determined to be readily marketable in accordance with procedures established by the Board of Trustees.

     For purposes of the Funds' investment restrictions, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of the principal of and interest on the security.

     As a nonfundamental operating policy, the Money Market Funds will not invest more than 25% of their respective total assets in obligations issued by foreign banks (other than foreign branches of U.S. banks).

     As a nonfundamental operating policy, the Tax Free Money Market Funds will not invest in obligations secured by letters of credit or guarantees from foreign banks (other than foreign branches of U.S. banks) if, after giving effect to such investment, the value attributable to such letters of credit or guarantees, as determined by the respective Funds' advisers, would exceed 25% of the respective Funds' total assets.

     If a percentage or rating restriction on investment or use of assets set forth herein or in a Prospectus is adhered to at the time, later changes in percentage or ratings resulting from any cause other than actions by a Fund will not be considered a violation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

                Portfolio Transactions and Brokerage Allocation

     Specific decisions to purchase or sell securities for a Fund are made by a portfolio manager who is an employee of the adviser or sub-adviser to such Fund and who is appointed and supervised by senior officers of such adviser or sub-adviser. Changes in the Funds' investments are reviewed by the Board of Trustees. The Funds' portfolio managers may serve other clients of the advisers in a similar capacity. Money market instruments are generally purchased in principal transactions; thus, the Money Market Funds generally pay no brokerage commissions.

     The frequency of an Income Fund's portfolio transactions the portfolio turnover rate will vary from year to year depending upon market conditions. Because a high turnover rate may increase transaction costs and the possibility of taxable short-term gains, the advisers will weigh the added costs of short-term investment against anticipated gains. Each Income Fund will engage in portfolio trading if its advisers believe a transaction, net of costs (including custodian charges), will help it achieve its investment objective.

     For the fiscal years ended August 31, 1997, 1998 and 1999, the annual rates of portfolio turnover for the following Funds were as follows:

     The Tax Free Income Fund: 147%, 172% and 102%, respectively; The New York Tax Free Income Fund: 107%, 91% and 65%, respectively; The California Intermediate Tax Free Fund: 66%, 44% and 111%, respectively.

     Under the advisory agreement and the sub-advisory agreements, the adviser and sub-advisers shall use their best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the adviser and sub-advisers consider all factors they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the adviser or sub-advisers, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The adviser and sub-advisers are not required to obtain the lowest commission or the best net price for any Fund on any particular transaction, and are not required to execute any order in a fashion either preferential to any Fund relative to other accounts they manage or otherwise materially adverse to such other accounts.

     Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the adviser or sub-adviser to a Fund normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the adviser or sub-adviser on the tender of a Fund's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Funds by the adviser and sub-advisers. At present, no other recapture arrangements are in effect.

     Under the advisory and sub-advisory agreements and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the adviser or sub-advisers may cause the Funds to pay a broker-dealer which provides brokerage and research services to the adviser or sub-advisers, the Funds and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for the Funds in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Funds. The adviser and sub-advisers report to the Board of Trustees regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

     The management fees that the Funds pay to the adviser will not be reduced as a consequence of the adviser's or sub-advisers' receipt of brokerage and research services. To the extent the Funds' portfolio transactions are used to obtain such services, the brokerage commissions paid by the Funds will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services would be useful and of value to the adviser or sub-advisers in serving one or more of their other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the adviser and sub-advisers in carrying out their obligations to the Funds. While such services are not expected to reduce the expenses of the adviser or sub-advisers, they would, through use of the services, avoid the additional expenses which would be incurred if they should attempt to develop comparable information through their own staff.

     In certain instances, there may be securities that are suitable for one or more of the Funds as well as one or more of the adviser's or sub-advisers' other clients. Investment decisions for the Funds and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. In executing portfolio transactions for a Fund, the adviser or sub-advisers may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or their other clients if, in the adviser's or sub-advisers' reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the adviser or a sub- adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Fund is concerned. However, it is believed that the ability of the Funds to participate in volume transactions will generally produce better executions for the Funds.

                            PERFORMANCE INFORMATION

     From time to time, a Fund may use hypothetical investment examples and performance information in advertisements, shareholder reports or other communications to shareholders. Performance is calculated separately for each class of shares. Because such performance information is based on past investment results, it should not be considered as an indication or representation of the performance of any classes of a Fund in the future. From time to time, the performance and yield of classes of a Fund may be quoted and compared to those of other mutual funds with similar investment objectives, unmanaged investment accounts, including savings accounts, or other similar products and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund or its classes may be compared to data prepared by Lipper Analytical Services, Inc. or Morningstar Mutual Funds on Disc, widely recognized independent services which monitor the performance of mutual funds. Performance and yield data as reported in national financial publications including, but not limited to, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in local or regional publications, may also be used in comparing the performance and yield of a Fund or its classes. A Fund's performance may be compared with indices such as the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Government Bond Index, the Lehman Government Bond 1-3 Year Index and the Lehman Aggregate Bond Index; the S&P 500 Index, the Dow Jones Industrial Average or any other commonly quoted index of common stock prices; and the Russell 2000 Index and the NASDAQ Composite Index. Additionally, a Fund may, with proper authorization, reprint articles written about such Fund and provide them to prospective shareholders.

     A Fund may provide period and average annual "total rates of return." The "total rate of return" refers to the change in the value of an investment in a Fund over a period (which period shall be stated in any advertisement or communication with a shareholder) based on any change in net asset value per share including the value of any shares purchased through the reinvestment of any dividends or capital gains distributions declared during such period. For Class A shares, the average annual total rate of return figures will assume payment of the maximum initial sales load at the time of purchase. For Class B and Class C shares, the average annual total rate of return figures will assume deduction of the applicable contingent deferred sales charge imposed on a total redemption of shares held for the period. One-, five-, and ten-year periods will be shown, unless the class has been in existence for a shorter-period.

     Unlike some bank deposits or other investments which pay a fixed yield for a stated period of time, the yields and the net asset values (in the case of the Income Funds) of the classes of shares of a Fund will vary based on market conditions, the current market value of the securities held by a Fund and changes in the Fund's expenses. The advisers, Shareholder Servicing Agents, the Administrator, the Distributor and other service providers may voluntarily waive a portion of their fees on a month-to-month basis. In addition, the Distributor may assume a portion of a Fund's operating expenses on a month-to-month basis. These actions would have the effect of increasing the net income (and therefore the yield and total rate of return) of the classes of shares of a Fund during the period such waivers are in effect. These factors and possible differences in the methods used to calculate the yields and total rates of return should be considered when comparing the yields or total rates of return of the classes of shares of a Fund to yields and total rates of return published for other investment companies and other investment vehicles (including different classes of shares). The Trust is advised that certain Shareholder Servicing Agents may credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding the Shareholder Servicing Agent fees received, which will have the effect of increasing the net return on the investment of customers of those Shareholder Servicing Agents. Such customers may be able to obtain through their Shareholder Servicing Agents quotations reflecting such increased return.

     In connection with the Hanover Reorganization, the Vista 100% U.S. Treasury Securities Money Market Fund was established to receive the assets of The 100% U.S. Treasury Securities Money Market Fund of Hanover, and the Vista Cash Management Fund (formerly known as the Vista Global Money Market Fund), which received the assets of The Cash Management Fund of Hanover, adopted the financial history of The Cash Management Fund of Hanover. Performance results presented for each class of the Vista 100% U.S. Treasury Securities Money Market Fund and the Vista Cash Management Fund will be based upon the performance of The 100% U.S. Treasury Securities Money Market Fund and The Cash Management Fund of Hanover, respectively, for periods prior to the consummation of the Hanover Reorganization.

     Each Fund presents performance information for each class thereof since the commencement of operations of that Fund, rather than the date such class was introduced. Performance information for each class introduced after the commencement of operations of the related Fund is therefore based on the performance history of a predecessor class or classes. Performance information is restated to reflect the current maximum front-end sales charge (in the case of Class A Shares) or the maximum contingent deferred sales charge (in the case of Class B Shares) when presented inclusive of sales charges. Additional performance information may be presented which does not reflect the deduction or sales charges. Historical expenses reflected in performance information are based upon the distribution, shareholder servicing fees and other expenses actually incurred during the period presented and have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.

     Advertising or communications to shareholders may contain the views of the advisers as to current market, economic, trade and interest rate trends, as well as legislative, regulatory and monetary developments, and may include investment strategies and related matters believed to be of relevance to a Fund.

     Advertisements for the Vista funds may include references to the asset size of other financial products made available by Chase, such as the offshore assets of other funds.

                             Total Rate of Return

     A Fund's or class's total rate of return for any period will be calculated by (a) dividing (i) the sum of the net asset value per share on the last day of the period and the net asset value per share on the last day of the period of shares purchasable with dividends and capital gains declared during such period with respect to a share held at the beginning of such period and with respect to shares purchased with such dividends and capital gains distributions, by
(ii) the public offering price per share on the first day of such period, and
(b) subtracting 1 from the result. The average annual rate of return quotation will be calculated by (x) adding 1 to the period total rate of return quotation as calculated above, (y) raising such sum to a power which is equal to 365 divided by the number of days in such period, and (z) subtracting 1 from the result.

                          Average Annual Total Returns*
                           (excluding sales charges)

     The average annual total rate of return figures for the following Funds, reflecting the initial investment and assuming the reinvestment of all distributions (but excluding the effects of any applicable sales charges) for the one, five and ten year periods ended August 31, 1999, and for the period from commencement of business operations to August 31, 1999, were as follows:

                                                            Since        Date of         Date of
                      One          Five          Ten        Fund          Fund            Class
Fund                  Year        Years        Years      Inception     Inception     Introduction
--------------    -----------   ----------   ----------   -----------   -----------   -------------
Tax Free                                                                  9/8/97
Income Fund
 A Shares            -1.33%        5.65%        7.59%        N/A                          9/8/87
 B Shares+           -2.23%        4.79%        7.06%        N/A                         11/4/93
New York Tax                                                              9/8/97
Free Income
Fund
 A Shares            -1.60%        5.38%        6.94%        N/A                          9/8/87
 B Shares+           -2.47%        4.56%        6.46%        N/A                         11/4/93
California
Intermediate
Tax Free
Fund
 A Shares             0.28%        5.58%        N/A          4.79%       7/16/93         7/16/93

----------
* The ongoing fees and expenses borne by Class B Shares are greater than those borne by Class A Shares. As indicated above, the performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class or classes and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class. Accordingly, the performance information presented in the table above and in each table that follows may be used in assessing each Fund's performance history but does note reflect how the distinct classes would have performed on a relative basis prior to the introduction of those classes which would require an adjustment to the ongoing expenses.

  The performance quoted reflects fee waivers that subsidize and reduce the total operating expenses of certain Funds (or classes thereof). Returns on these Funds (or classes) would have been lower if there were no such waivers. With respect to certain Funds, Chase and/or other service providers are obligated to waive certain fees and/or reimburse expenses. Each Fund's Prospectus discloses the extent of any agreements to waive fees and/or reimburse expenses.

+ Performance information presented in the table above and in each table that follows for this class of the Funds prior to the date this class was introduced does not reflect distribution fees and certain other expenses borne by this class which, if reflected, would reduce the performance quoted.

                         Average Annual Total Returns*
                           (including sales charges)

     With the current maximum sales charge for Class A shares (4.50%) reflected and the currently applicable CDSC for Class B shares for each period length, the average annual total rate of return figures for the same periods would be as follows:

                                                                                    Since
                                             One          Five          Ten         Fund
Fund                                         Year         Years        Years      Inception
--------------------------------------   -----------   ----------   ----------   ----------
Tax Free Income Fund
 A Shares                                    -5.77%        4.68%      7.10%         N/A
 B Shares+                                   -6.95%        4.46%      7.06%         N/A
New York Tax Free Income Fund
 A Shares                                    -6.03%        4.42%      6.45%         N/A
 B Shares+                                   -7.14%        4.22%      6.46%         N/A
California Intermediate Tax Free Fund
 A Shares                                    -4.23%        4.61%      N/A           4.01%

----------
*See the notes to the preceding table.

     The Funds may also from time to time include in advertisements or other communications a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of a Fund with other measures of investment return.

                               Yield Quotations

     Any current "yield" quotation for a class of shares of an Income Fund shall consist of an annualized hypothetical yield, carried at least to the nearest hundredth of one percent, based on a thirty calendar day period and shall be calculated by (a) raising to the sixth power the sum of 1 plus the quotient obtained by dividing the Fund's net investment income earned during the period by the product of the average daily number of shares outstanding during the period that were entitled to receive dividends and the maximum offering price per share on the last day of the period, (b) subtracting 1 from the result, and (c) multiplying the result by 2.

     Any current "yield" for a class of shares of a Money Market Fund which is used in such a manner as to be subject to the provisions of Rule 482(d) under the Securities Act of 1933, as amended, shall consist of an annualized historical yield, carried at least to the nearest hundredth of one percent, based on a specific seven calendar day period and shall be calculated by dividing the net change in the value of an account having a balance of one Share at the beginning of the period by the value of the account at the beginning of the period and multiplying the quotient by 365/7. For this purpose, the net change in account value would reflect the value of additional Shares purchased with dividends declared on the original Share and dividends declared on both the original Share and any such additional Shares, but would not reflect any realized gains or losses from the sale of securities or any unrealized appreciation or depreciation on portfolio securities. In addition, any effective yield quotation for a class of shares of a Money Market Fund so used shall be calculated by compounding the current yield quotation for such period by multiplying such quotation by 7/365, adding 1 to the product, raising the sum to a power equal to 365/7, and subtracting 1 from the result. A portion of a Tax Free Money Market Fund's income used in calculating such yields may be taxable.

     Any taxable equivalent yield quotation of a class of shares of a Tax Free Fund, whether or not it is a Money Market Fund, shall be calculated as follows. If the entire current yield quotation for such period is tax-exempt, the tax equivalent yield will be the current yield quotation (as determined in accordance with the appropriate calculation described above) divided by 1 minus a stated income tax rate or rates. If a portion of the current yield quotation is not tax-exempt, the tax equivalent yield will be the sum of (a) that portion of the yield which is tax-exempt divided by 1 minus a stated income tax rate or rates and (b) the portion of the yield which is not tax-exempt.

                                            Current         Effective Compound
                                       Annualized Yield      Annualized Yield
                                         as of 8/31/99        as of 8/31/99
                                      ------------------   -------------------
U. S. Government Money Market Fund
 Vista Shares                                 4.72%                4.83%
 Premier Shares                               4.86%                4.97%
 Institutional Shares                         5.05%                5.17%
Prime Money Market Fund
 B Shares                                     4.17%                4.26%
 C Shares                                     4.13%                4.22%
 Vista Shares                                 4.83%                4.95%
 Premier Shares                               4.97%                5.10%
 Institutional Shares                         5.16%                5.30%
Federal Money Market Fund
 Vista Shares                                 4.61%                4.72%
 Premier Shares                               4.81%                4.93%
 Institutional Shares                         5.05%                5.18%
Treasury Plus Money Market Fund
 Vista Shares                                 4.57%                4.67%
 Premier Shares                               4.71%                4.82%
 Institutional Shares                         4.91%                5.03%
100% U.S. Treasury Securities
Money Market Fund
 Vista Shares                                 4.21%                4.30%
 Premier Shares                               4.30%                4.39%
 Institutional Shares                         4.55%                4.65%
Cash Management Fund
 Vista Shares                                 4.86%                4.98%
 Premier Shares                               5.00%                5.13%
 Institutional Shares                         5.19%                5.33%

                                   Current            Effective          Annualized
                                  Annualized          Compound         Tax Equivalent
                                    Yield         Annualized Yield        Yield**
                                as of 8/31/99       as of 8/31/99      as of 8/31/99
                               ---------------   ------------------   ---------------
Tax Free Money Market Fund
 Vista Shares                        2.71%               2.75%              4.49%
 Premier Shares                      2.75%               2.79%              4.55%
 Institutional Shares                3.04%               3.09%              5.03%
California Tax Free
Money Market Fund                    2.47%               2.51%              4.51%
New York Tax Free
Money Market Fund                    2.65%               2.69%              4.95%

                                             Thirty-Day        Tax Equivalent
                                               Yield         Thirty-Day Yield**
                                           as of 8/31/99       as of 8/31/99
                                          ---------------   -------------------
Tax Free Income Fund
 Class A Shares                                 4.13%               6.84%
 Class B Shares                                 3.44%               5.70%
New York Tax Free Income Fund
 Class A Shares                                 4.31%               8.05%
 Class B Shares                                 3.62%               6.76%
California Intermediate Tax Free Fund           3.91%               7.14%

----------
* The tax equivalent yields assume a federal income tax rate of 39.6% for the Tax Free Money Market Fund and Tax Free Income Fund, a combined New York State, New York City and federal income tax rate of 46.43% for the New York Tax Free Money Market Fund and New York Tax Free Income Fund and a combined California State and federal income tax rate of 45.22% for the California Tax Free Money Market Fund and California Intermediate Tax Free Fund.

                     Non-Standardized Performance Results*
                           (excluding sales charges)

     The table below reflects the net change in the value of an assumed initial investment of $10,000 in the following Funds (excluding the effects of any applicable sales charges) for the period from the commencement date of business for each such Fund (i.e., either September 8, 1987 for the Tax Free Income and New York Tax Free Income Funds or July 16, 1993 for the California Intermediate Tax Free Fund.) The values reflect an assumption that capital gain distributions and income dividends, if any, have been invested in additional shares of the same class. From time to time, the Funds may provide these performance results in addition to the total rate of return quotations required by the Securities and Exchange Commission. As discussed more fully in the Prospectuses, neither these performance results, nor total rate of return quotations, should be considered as representative of the performance of the Funds in the future. These factors and the possible differences in the methods used to calculate performance results and total rates of return should be considered when comparing such performance results and total rate of return quotations of the Funds with those published for other investment companies and other investment vehicles.

                                                              Fund
              Period Ended                      Total      Inception
             August 31, 1999                    Value         Date
-------------------------------------------   ----------   ----------
The Tax Free Income Fund:
 A Shares                                      $20,788       9/8/87
 B Shares+                                      19,788
The New York Tax Free Income Fund:
 A Shares                                       19,569       9/8/87
 B Shares+                                      18,700
The California Intermediate Tax Free Fund       13,323      7/15/93

----------
* See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class or classes, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.

                      Non-Standardized Performance Results*
                            (includes sales charges)

     With the current maximum sales charge of 4.50% for Class A shares, and the currently applicable CDSC for Class B shares for each period length, reflected, the figures for the same periods would be as follows:

                Period Ended                     Total
              August 31, 1999                    Value
-------------------------------------------   ----------
The Tax Free Income Fund:
 A Shares                                      $19,853
 B Shares+                                      19,788
The New York Tax Free Income Fund:
 A Shares                                       18,688
 B Shares+                                      18,700
The California Intermediate Tax Free Fund       12,723

----------
* See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class or classes, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.

                       DETERMINATION OF NET ASSET VALUE

     As of the date of this Statement of Additional Information, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. In addition,to the days listed above (other than Good Friday), the Funds are closed for business on the following holidays: Martin Luther King Day, Columbus Day, and Veteran's Day.

     The Money Market Funds' portfolio securities are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter accrediting discounts and amortizing premiums at a constant rate to maturity. This method increases stability in valuation, but may result in periods during which the stated value of a portfolio security is higher or lower than the price a Fund would receive if the instrument were sold. Pursuant to the rules of the Securities and Exchange Commission, the Board of Trustees has established procedures to stabilize the net asset value of each Money Market Fund at $1.00 per share. However, no assurance can be given that the Money Market Funds will be able to do so on a continuous basis. These procedures include a review of the extent of any deviation of net asset value per share, based on available market rates (and appropriate substitutes which reflect current market conditions), from the $1.00 amortized cost price per share. If fluctuating interest rates cause the market value of a Money Market Fund's portfolio to approach a deviation of more than 1/2 of 1% from the value determined on the basis of amortized cost, the Board of Trustees will consider what action, if any, should be initiated. Such action may include redemption of shares in kind (as described in greater detail below), selling portfolio securities prior to maturity, reducing or withholding dividends and utilizing a net asset value per share as determined by using available market quotations.

     The Money Market Funds have established procedures designed to ensure that their portfolio securities meet their high quality criteria.

     Bonds and other fixed income securities (other than short-term obligations) in a Fund's portfolio are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the

Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Interest income on long-term obligations in an Income Fund's portfolio is determined on the basis of coupon interest accrued plus amortization of discount (the difference between acquisition price and stated redemption price at maturity) and premiums (the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

                     PURCHASES, REDEMPTIONS AND EXCHANGES

     The Fund has established certain procedures and restrictions, subject to change from time to time, for purchase, redemption, and exchange orders, including procedures for accepting telephone instructions and effecting automatic investments and redemptions. The Funds' Transfer Agent may defer acting on a shareholder's instructions until it has received them in proper form. In addition, the privileges described in the Prospectuses are not available until a completed and signed account application has been received by the Transfer Agent. Telephone transaction privileges are made available to shareholders automatically upon opening an account unless the privilege is declined in Section 6 of the Account Application. The Telephone Exchange Privilege is not available if you were issued certificates for shares that remain outstanding.

     Upon receipt of any instructions or inquiries by telephone from a shareholder or, if held in a joint account, from either party, or from any person claiming to be the shareholder, a Fund or its agent is authorized, without notifying the shareholder or joint account parties, to carry out the instructions or to respond to the inquiries, consistent with the service options chosen by the shareholder or joint shareholders in his or their latest account application or other written request for services, including purchasing, exchanging, or redeeming shares of such Fund and depositing and withdrawing monies from the bank account specified in the Bank Account Registration section of the shareholder's latest account application or as otherwise properly specified to such Fund in writing.

     Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its Shares, either totally or partially, by a distribution in kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares being sold. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash. The Trust has filed an election under Rule 18f-1 committing to pay in cash all redemptions by a shareholder of record up to amounts specified by the rule (approximately $250,000).

     Investors in Class A shares may qualify for reduced initial sales charges by signing a statement of intention (the "Statement"). This enables the investor to aggregate purchases of Class A shares in the Fund with purchases of Class A shares of any other Fund in the Trust (or if a Fund has only one class, shares of such Fund), excluding shares of any Vista money market fund, during a 13-month period. The sales charge is based on the total amount to be invested in Class A shares during the 13-month period. All Class A or other qualifying shares of these funds currently owned by the investor will be credited as purchases (at their current offering prices on the date the Statement is signed) toward completion of the Statement. A 90-day back-dating period can be used to include earlier purchases at the investor's cost. The 13-month period would then begin on the date of the first purchase during the 90-day period. No retroactive adjustment will be made if purchases exceed the amount indicated in the Statement. A shareholder must notify the Transfer Agent or Distributor whenever a purchase is being made pursuant to a Statement.

     The Statement is not a binding obligation on the investor to purchase the full amount indicated; however, on the initial purchase, if required (or subsequent purchases if necessary), 5% of the dollar amount specified in the Statement will be held in escrow by the Transfer Agent in Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) registered in the shareholder's name in order to assure payment of the proper sales charge. If total purchases pursuant to the Statement (less any dispositions and exclusive of any distributions on such shares automatically reinvested) are less than the amount specified, the investor will be requested to remit to the Transfer Agent an amount equal to the difference between the sales charge paid and the sales charge applicable to the aggregate purchases actually made. If not remitted within 20 days after written request, an appropriate number of escrowed shares will be redeemed in order to realize the difference. This privilege is subject to modification or discontinuance at any time with respect to all shares purchased thereunder. Reinvested dividend and capital gain distributions are not counted toward satisfying the Statement.

     Class A shares of a Fund may also be purchased by any person at a reduced initial sales charge which is determined by (a) aggregating the dollar amount of the new purchase and the greater of the purchaser's total (i) net asset value or (ii) cost of any shares acquired and still held in the Fund, or any other Vista fund excluding any Vista money market fund, and (b) applying the initial sales charge applicable to such aggregate dollar value (the "Cumulative Quantity Discount"). The privilege of the Cumulative Quality Discount is subject to modification or discontinuance at any time with respect to all Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.

     An individual who is a member of a qualified group (as hereinafter defined) may also purchase Class A shares of a Fund (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) at the reduced sales charge applicable to the group taken as a whole. The reduced initial sales charge is based upon the aggregate dollar value of Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) previously purchased and still owned by the group plus the securities currently being purchased and is determined as stated in the preceding paragraph. In order to obtain such discount, the purchaser or investment dealer must provide the Transfer Agent with sufficient information, including the purchaser's total cost, at the time of purchase to permit verification that the purchaser qualifies for a cumulative quantity discount, and confirmation of the order is subject to such verification. Information concerning the current initial sales charge applicable to a group may be obtained by contacting the Transfer Agent.

     A "qualified group" is one which (i) has been in existence for more than six months, (ii) has a purpose other than acquiring Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) at a discount and (iii) satisfies uniform criteria which enables the Distributor to realize economies of scale in its costs of distributing Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund). A qualified group must have more than 10 members, must be available to arrange for group meetings between representatives of the Fund and the members, must agree to include sales and other materials related to the Fund in its publications and mailings to members at reduced or no cost to the Distributor, and must seek to arrange for payroll deduction or other bulk transmission of investments in the Fund. This privilege is subject to modification or discontinuance at any time with respect to all Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.

     Investors may be eligible to buy Class A shares at reduced sales charges. One's investment representative or the Chase Vista Funds Service Center should be consulted for details about Chase Vista's combined purchase privilege, cumulative quantity discount, statement of intention, group sales plan, employee benefit plans and other plans. Sales charges are waived if an investor is using redemption proceeds received within the prior ninety days from non-Chase Vista mutual funds to buy the shares, and on which he or she paid a front-end or contingent deferred sales charge.

     Some participant-directed employee benefit plans participate in a "multi-fund" program which offers both Chase Vista and non-Chase Vista mutual funds. The money that is invested in Chase Vista Funds may be combined with the other mutual funds in the same program when determining the plan's eligibility to buy Class A shares for purposes of the discount privileges and programs described above.

     No initial sales charge will apply to the purchase of a Fund's Class A shares if (i) one is investing proceeds from a qualified retirement plan where a portion of the plan was invested in the Chase Vista Funds, (ii) one is investing through any qualified retirement plan with 50 or more participants or
(iii) the investor is a participant in certain qualified retirement plans and is investing (or reinvesting) the proceeds from the repayment of a plan loan made to him or her.

     Purchases of a Fund's Class A shares may be made with no initial sales charge through an investment adviser or financial planner that charges a fee for its services.

     Purchases of a Fund's Class A shares may be made with no initial sales charge (i) by an investment adviser, broker or financial planner, provided arrangements are preapproved and purchases are placed through an omnibus account with the Fund or (ii) by clients of such investment adviser or financial planner who place trades for their own accounts, if such accounts are linked to a master account of such investment adviser or financial planner on the books and records of the broker or agent. Such purchases may also be made for retirement and deferred compensation plans and trusts used to fund those plans.

     Purchases of a Fund's Class A shares may be made with no initial sales charge in accounts opened by a bank, trust company or thrift institution which is acting as a fiduciary exercising investment discretion, provided that appropriate notification of such fiduciary relationship is reported at the time of the investment to the Fund, the Fund's distributor or the Chase Vista Funds Service Center.

     A Fund may sell Class A shares without an initial sales charge to the current and retired Trustees (and their immediate families), current and retired employees (and their immediate families) of Chase, the Fund's distributor and transfer agent or any affiliates or subsidiaries thereof, registered representatives and other employees (and their immediate families) of broker-dealers having selected dealer agreements with the Fund's distributor, employees (and their immediate families) of financial institutions having selected dealer agreements with the Fund's distributor (or otherwise having an arrangement with a broker-dealer or financial institution with respect to sales of Chase Vista Fund shares) and financial institution trust departments investing an aggregate of $1 million or more in the Chase Vista Funds.

     Shareholders of record of any Chase Vista fund as of November 30, 1990 and certain immediate family members may purchase a Fund's Class A shares with no initial sales charge for as long as they continue to own Class A shares of any Chase Vista fund, provided there is no change in account registration.

     Shareholders of other Chase Vista Funds may be entitled to exchange their shares for, or reinvest distributions from their funds in, shares of the Fund at net asset value.

     The Funds reserve the right to change any of these policies at any time and may reject any request to purchase shares at a reduced sales charge.

     Investors may incur a fee if they effect transactions through a broker or agent.

     Reinstatement Privilege. Upon written request, Class A shareholders of the Tax Free Income Fund, the New York Tax Free Income Fund, as well as all shareholders of the California Intermediate Tax Free Fund, have a one time privilege of reinstating their investment in the Fund at net asset value next determined subject to written request within 90 calendar days of the redemption. The reinstatement request must be accompanied by payment for the shares (not in excess of the redemption), and shares will be purchased at the next determined net asset value. Class B shareholders of the Prime Money Market Fund, Tax Free Income Fund and the New York Tax Free Income Fund who have redeemed their shares and paid a CDSC with such redemption may purchase Class A shares with no initial sales charge (in an amount not in excess of their redemption proceeds) if the purchase occurs within 90 days of the redemption of the Class B (or C) shares.

     Under the Exchange Privilege, shares may be exchanged for shares of another fund only if shares of the fund exchanged into are registered in the state where the exchange is to be made. Shares of a Fund may only be exchanged into another fund if the account registrations are identical. With respect to exchanges from any Vista money market fund, shareholders must have acquired their shares in such money market fund by exchange from one of the Vista non-money market funds or the exchange will be done at relative net asset value plus the appropriate sales charge. Any such exchange may create a gain or loss to be recognized for federal income tax purposes. Normally, shares of the fund to be acquired are purchased on the redemption date, but such purchase may be delayed by either fund for up to five business days if a fund determines that it would be disadvantaged by an immediate transfer of the proceeds.

     The contingent deferred sales charge for Class B shares will be waived for certain exchanges and for redemptions in connection with a Fund's systematic withdrawal plan, subject to the conditions described in the Prospectuses. In addition, subject to confirmation of a shareholder's status, the contingent deferred sales charge will be waived for: (i) a total or partial redemption made within one year of the shareholder's death or initial qualification for Social Security disability payments; (ii) a redemption in connection with a Minimum Required Distribution form an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code or a mandatory distribution from a qualified plan; (iii) redemptions made from an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code through an established Systematic Redemption Plan; (iv) a redemption resulting from an over-contribution to an IRA; (v) distributions from a qualified plan upon retirement; and (vi) an involuntary redemption of an account balance under $500. Up to 12% of the value of Class B shares subject to a systematic withdrawal plan may also be redeemed each year without a CDSC, provided that the Class B account had a minimum balance of $20,000 at the time the systematic withdrawal plan was established.

     Class B shares automatically convert to Class A shares (and thus are then subject to the lower expenses borne by Class A shares) after a period of time specified below has elapsed since the date of purchase (the "CDSC Period"), together with the pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares attributable to the Class B shares then converting. The conversion of Class B shares purchased on or after May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth anniversary of the original purchase. The conversion of Class B shares purchased prior to May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the seventh anniversary of the original purchase. If any exchanges of Class B shares during the CDSC Period occurred, the holding period for the shares exchanged will be counted toward the CDSC Period. At the time of the conversion the net asset value per share of the Class A shares may be higher or lower than the net asset value per share of the Class B shares; as a result, depending on the relative net asset values per share, a shareholder may receive fewer or more Class A shares than the number of Class B shares converted.

     A Fund may require signature guarantees for changes that shareholders request be made in Fund records with respect to their accounts, including but not limited to, changes in bank accounts, for any written requests for additional account services made after a shareholder has submitted an initial account application to the Fund, and in certain other circumstances described in the Prospectuses. A Fund may also refuse to accept or carry out any transaction that does not satisfy any restrictions then in effect. A signature guarantee may be obtained from a bank, trust company, broker-dealer or other member of a national securities exchange. Please note that a notary public cannot provide a signature guarantee.

                          DISTRIBUTIONS; TAX MATTERS

     The following is only a summary of certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the respective Fund's Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Funds or their shareholders, and the discussions here and in each Fund's Prospectus are not intended as substitutes for careful tax planning.

                Qualification as a Regulated Investment Company

     Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. Net investment income for each Fund consists of all interest accrued and discounts earned, less amortization of any market premium on the portfolio assets of the Fund and the accrued expenses of the Fund. As a regulated investment company, each Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income and at least 90% of its tax-exempt income (net of expenses allocable thereto) for the taxable year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below. Because certain Funds invest all of their assets in Portfolios which will be classified as partnerships for federal income tax purposes, such Funds will be deemed to own a proportionate share of the income of the Portfolio into which each contributes all of its assets for purposes of determining whether such Funds satisfy the Distribution Requirement and the other requirements necessary to qualify as a regulated investment company (e.g., Income Requirement (hereinafter defined), etc.).

     In addition to satisfying the Distribution Requirement, a regulated investment company must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement").

     In addition to satisfying the requirements described above, each Fund must satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of a Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund's total assets in securities of such issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.

     Each non-Money Market Fund may engage in hedging or derivatives transactions involving foreign currencies, forward contracts, options and futures contracts (including options, futures and forward contracts on foreign currencies) and short sales. See "Additional Policies Regarding Derivative and Related Transactions." Such transactions will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income of the Fund and defer recognition of certain of the Fund's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addition, these provisions (1) will require a Fund to "mark-to-market" certain types of positions in its portfolio (that is, treat them as if they were closed out) and
(2) may cause a Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the Distribution Requirement and avoid the 4% excise tax (described below). Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any option, futures contract, forward contract or hedged investment in order to mitigage the effect of these rules.

     If for any taxable year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

                 Excise Tax on Regulated Investment Companies

     A 4% non-deductible excise tax is imposed on a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (a "taxable year election"))(Tax-exempt interest on municipal obligations is not subject to the excise tax). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

     Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that a Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                              Fund Distributions

     Each Fund anticipates distributing substantially all of its net investment income for each taxable year. Such distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes, but they will not qualify for the 70% dividends-received deduction for corporations only to the extent described below. Dividends paid on Class A, Class B and Class C shares are calculated at the same time. In general, dividends on Class B and Class C shares are expected to be lower than those on Class A shares due to the higher distribution expenses borne by the Class B and Class C shares. Dividends may also differ between classes as a result of differences in other class specific expenses.

     If a check representing a Fund distribution is not cashed by a shareholder within a specified period, the Chase Vista Service Center will notify the shareholder that he or she has the option of requesting another check or reinvesting the distribution in the Fund or in an established account of another Chase Vista Fund. If the Chase Vista Service Center does not receive the shareholder's election, the distribution will be reinvested in the Fund. Similarly, if the Fund or the Chase Vista Service Center sends the shareholder correspondence returned as "undeliverable," distributions will automatically be reinvested in the Fund.

     A Fund may either retain or distribute to shareholders its net capital gain for each taxable year. Each Fund currently intends to distribute any such amounts. If net capital gain is distributed and designated as a capital gain dividend, it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired his shares.

     Under recently enacted legislation, the maximum rate of tax on long-term capital gains of individuals will generally be reduced from 28% to 20% (10% for gains otherwise taxed at 15%) for long-term capital gains realized after July 28, 1997 with respect to capital assets held for more than 18 months. Additionally, begin-ning after December 31, 2000, the maximum tax rate for capital assets with a holding period beginning after that date and held for more than five years will be 18%. Under a literal reading of the legislation, capital gain dividends paid by a regulated investment company would not appear eligible for the reduced capital gain rates. However, the legislation authorizes the Treasury Department to promulgate regulations that would apply the new rates to capital gain dividends paid by a regulated investment company.

     Conversely, if a Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. If a Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will be required to report his pro rata share of such gain on his tax return as long-term capital gain, will receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.

     Ordinary income dividends paid by a Fund with respect to a taxable year will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of qualifying dividends received by a Fund from domestic corporations for the taxable year. A dividend received by a Fund will not be treated as a qualifying dividend (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain preferred stock) under the Rules of the Code section 246(c)(3) and (4); (2) to the extent that a fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; or (3) to the extent the stock on which the dividend is paid is treated as debt-financed under the rules of Code Section 246A. Moreover, the dividends-received deduction for a corporate shareholder may be disallowed or reduced if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of a Fund. In the case where a Fund invests all of its assets in a Portfolio and the Fund satisfies the holding period rules pursuant to Code Section 256(C) as to its interest in the Portfolio, a corporate shareholder which satisfies the foregoing requirements with respect to its shares of the Fund should receive the dividends-received deduction.

     For purposes of the Corporate AMT, the corporate dividends-received deduction is not itself an item of tax preference that must be added back to taxable income or is otherwise disallowed in determining a corporation's AMT. However, corporate shareholders will generally be required to take the full amount of any dividend received from a Fund into account (without a dividends-received deduction) in determining its adjusted current earnings.

     Each Tax Free Fund intends to qualify to pay exempt-interest dividends by satisfying the requirement that at the close of each quarter of the Tax Free Fund's taxable year at least 50% of the its total assets consists of tax-exempt municipal obligations. Distributions from a Tax Free Fund will constitute exempt-interest dividends to the extent of its tax-exempt interest income (net of expenses and amortized bond premium). Exempt-interest dividends distributed to shareholders of a Tax Free Fund are excluded from gross income for federal income tax purposes. However, shareholders required to file a federal income tax return will be required to report the receipt of exempt-interest dividends on their returns. Moreover, while exempt-interest dividends are excluded from gross income for federal income tax purposes, they may be subject to alternative minimum tax ("AMT") in certain circumstances and may have other collateral tax consequences as discussed below. Distributions by a Tax Free Fund of any investment company taxable income or of any net capital gain will be taxable to shareholders as discussed above.

     AMT is imposed in addition to, but only to the extent it exceeds, the regular tax and is computed at a maximum marginal rate of 28% for noncorporate taxpayers and 20% for corporate taxpayers on the excess of the taxpayer's alternative minimum taxable income ("AMTI") over an exemption amount. In addition, under the Superfund Amendments and Reauthorization Act of 1986, a tax is imposed for taxable years beginning after 1986 and before 1996 at the rate of 0.12% on the excess of a corporate taxpayer's AMTI (determined without regard to the deduction for this tax and the AMT net operating loss deduction) over $2 million. Exempt-interest dividends derived from certain "private activity" municipal obligations issued after August 7, 1986 will generally constitute an item of tax preference includable in AMTI for both corporate and noncorporate taxpayers. In addition, exempt-interest dividends derived from all municipal obligations, regardless of the date of issue, must be included in adjusted current earnings, which are used in computing an additional corporate preference item (i.e., 75% of the excess of a corporate taxpayer's adjusted current earnings over its AMTI (determined without regard to this item and the AMT net operating loss deduction)) includable in AMTI.

     Exempt-interest dividends must be taken into account in computing the portion, if any, of social security or railroad retirement benefits that must be included in an individual shareholder's gross income and subject to federal income tax. Further, a shareholder of a Tax Free Fund is denied a deduction for interest on indebtedness incurred or continued to purchase or carry shares of the Fund. Moreover, a shareholder who is (or is related to) a "substantial user" of a facility financed by industrial development bonds held by a Tax Free Fund will likely be subject to tax on dividends paid by the Tax Free Fund which are derived from interest on such bonds. Receipt of exempt-interest dividends may result in other collateral federal income tax consequences to certain taxpayers, including financial institutions, property and casualty insurance companies and foreign corporations engaged in a trade or business in the United States. Prospective investors should consult their own tax advisers as to such consequences.

     Net investment income that may be received by certain of the Funds from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle any such Fund to a reduced rate of, or exemption from, taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of any such Fund's assets to be invested in various countries is not known.

     Distributions by a Fund that do not constitute ordinary income dividends, exempt-interest dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares, as discussed below.

     Distributions by a Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, if the net asset value at the time a shareholder purchases shares of a Fund reflects undistributed net investment income or recognized capital gain net income, or unrealized appreciation in the value of the assets of the Fund, distributions of such amounts will be taxable to the shareholder in the manner described above, although such distributions economically constitute a return of capital to the shareholder.

     Ordinarily, shareholders are required to take distributions by a Fund into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been received by the shareholders (and made by the Fund) on December 31 of such calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year.


     A Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other "exempt recipient."

                         Sale or Redemption of Shares

     Each Money Market Fund seeks to maintain a stable net asset value of $1.00 per share; however, there can be no assurance that a Money Market Fund will do this. In such a case and any case involving the Income Funds, a shareholder will recognize gain or loss on the sale or redemption of shares of a Fund in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the sale or redemption. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for longer than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be disallowed to the extent of the amount of exempt-interest dividends received on such shares and (to the extent not disallowed) will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on such shares.

                             Foreign Shareholders

     Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder"), depends on whether the income from a Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder.

     If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, paid to a foreign shareholder from net investment income will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Fund and capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains.

     If the income from a Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.

     In the case of foreign noncorporate shareholders, a Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

     The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, including the applicability of foreign taxes.

                          State and Local Tax Matters

     Depending on the residence of the shareholder for tax purposes, distributions may also be subject to state and local taxes or withholding taxes. Most states provide that a RIC may pass through (without restriction) to its shareholders state and local income tax exemptions available to direct owners of certain types of U.S. government securities (such as U.S. Treasury obligations). Thus, for residents of these states, distributions derived from a Fund's investment in certain types of U.S. government securities should be free from state and local income taxes to the extent that the interest income from such investments would have been exempt from state and local income taxes if such securities had been held directly by the respective shareholders themselves. Certain states, however, do not allow a RIC to pass through to its shareholders the state and local income tax exemptions available to direct owners of certain types of U.S. government securities unless the RIC holds at least a required amount of U.S. government securities. Accordingly, for residents of these states, distributions derived from a

Fund's investment in certain types of U.S. government securities may not be entitled to the exemptions from state and local income taxes that would be available if the shareholders had purchased U.S. government securities directly. Shareholders' dividends attributable to a Fund's income from repurchase agreements generally are subject to state and local income taxes, although states and regulations vary in their treatment of such income. The exemption from state and local income taxes does not preclude states from asserting other taxes on the ownership of U.S. government securities. To the extent that a Fund invests to a substantial degree in U.S. government securities which are subject to favorable state and local tax treatment, shareholders of such Fund will be notified as to the extent to which distributions from the Fund are attributable to interest on such securities. Rules of state and local taxation of ordinary income dividends and capital gain dividends from RICs may differ from the rules for U.S. federal income taxation in other respects. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Fund.

                         Effect of Future Legislation

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

                     MANAGEMENT OF THE TRUST AND THE FUNDS

                             Trustees and Officers

     The Trustees and of the Trust officers and their principal occupations for at least the past five years are set forth below. Their titles may have varied during that period.

     Fergus Reid, III--Chairman of the Trust. Chairman and Chief Executive Officer, Lumelite Corporation, since September 1985; Trustee, Morgan Stanley Funds. Age: 67. Address: 202 June Road, Stamford, CT 06903.

     *H. Richard Vartabedian--Trustee and President of the Trust. Investment Management Consultant; formerly, Senior Investment Officer, Division Executive of the Investment Management Division of The Chase Manhattan Bank, N.A., 1980-1991. Age: 63. Address: P.O. Box 296, Beach Road, Hendrick's Head, Southport, ME 04576.

     William J. Armstrong--Trustee. Vice President and Treasurer,
Ingersoll-Rand Company. Age: 58. Address: 49 Aspen Way, Upper Saddle River, NJ 07458.

     John R.H. Blum--Trustee. Attorney in private practice; formerly a Partner in the law firm of Richards, O'Neil & Allegaert; Commissioner of Agriculture State of Connecticut, 1992-1995. Age: 70. Address: 322 Main Street, Lakeville,CT 06039.

     Stuart W. Cragin, Jr.--Trustee. Retired; formerly President, Fairfield Testing Laboratory, Inc. He has previously served in a variety of marketing, manufacturing and general management positions with Union Camp Corp., Trinity Paper & Plastics Corp., and Conover Industries. Age: 66. Address: 108 Valley Road, Cos Cob, CT 06807.

     Roland R. Eppley, Jr.--Trustee. Retired; formerly President and Chief Executive Officer, Eastern States Bankcard Association Inc. (1971-1988); Director, Janel Hydraulics, Inc.; formerly Director of The Hanover Funds, Inc.
Age: 67. Address: 105 Coventry Place, Palm Beach Gardens, FL 33418.

     Joseph J. Harkins--Trustee. Retired; Commercial Sector Executive and Executive Vice President of The Chase Manhattan Bank, N.A. from 1985 through 1989. He has been employed by Chase in numerous capacities and offices from 1954 through 1989. Director of Blessings Corporation, Jefferson Insurance Company of New York, Monticello Insurance Company and National. Age: 68.
Address: 257 Plantation Circle South, Ponte Vedra Beach, FL 32082.

     *Sarah E. Jones--Trustee. President and Chief Operating Officer of Chase Mutual Funds Corp.; formerly Managing Director for the Global Asset Management and Private Banking Division of the Chase Manhattan Bank. Age: 47. Address: One Chase Manhattan Plaza, Third Floor, New York, New York 10081.

     W.D. MacCallan--Trustee. Director of The Adams Express Co. and Petroleum & Resources Corp.; formerly Chairman of the Board and Chief Executive Officer of The Adams Express Co. and Petroleum & Resources Corp.; Director of The Hanover Funds, Inc. and The Hanover Investment Funds, Inc. Age: 72. Address: 624 East 45th Street, Savannah, GA 31405.

     W. Perry Neff--Trustee. Independent Financial Consultant; Director of North America Life Assurance Co., Petroleum & Resources Corp. and The Adams Express Co.; formerly Director and Chairman of The Hanover Funds, Inc.; formerly Director, Chairman and President of The Hanover Investment Funds, Inc.
Age: 72. Address: RR 1 Box 102, Weston, VT 05181.

     *Leonard M. Spalding, Jr.--Trustee. Chief Executive Officer of Chase Mutual Funds Corp.; formerly President and Chief Executive Officer of Vista Capital Management; and formerly Chief Investment Executive of the Chase Manhattan Private Bank. Age: 64. Address: One Chase Manhattan Plaza, Third Floor, New York, New York 10081.

     Richard E. Ten Haken--Trustee; Chairman of the Audit Committee. Formerly District Superintendent of Schools, Monroe No. 2 and Orleans Counties, New York; Chairman of the Board and President, New York State Teachers' Retirement System. Age: 65. Address: 4 Barnfield Road, Pittsford, NY 14534.

     Irving L. Thode--Trustee. Retired; formerly Vice President of Quotron Systems. He has previously served in a number of executive positions with Control Data Corp., including President of its Latin American Operations, and General Manager of its Data Services business. Age: 68. Address: 80 Perkins Road, Greenwich, CT 06830.

     Martin R. Dean--Treasurer. Associate Director, Accounting Services, BISYS Fund Services; formerly Senior Manager, KPMG Peat Marwick (1987-1994). Age: 34.
Address: 3435 Stelzer Road, Columbus, OH 43219.

     Lisa Hurley--Secretary. Senior Vice President and General Counsel, BISYS Fund Services; formerly Counsel to Moore Capital Management and General Counsel to Global Asset Management and Northstar Investments Management. Age: 44.
Address: 90 Park Avenue, New York, NY 10016.

     Vicky M. Hayes--Assistant Secretary. Vice President and Global Marketing Manager, Vista Fund Distributors, Inc.; formerly Assistant Vice President, Alliance Capital Management and held various positions with J. & W. Seligman & Co. Age: 37. Address: One Chase Manhattan Plaza, 3rd Fl., New York, NY 10081.

     Alaina Metz--Assistant Secretary. Chief Administrative Officer, BISYS Fund Services; formerly Supervisor, Blue Sky Department, Alliance Capital Management L.P. Age: 31. Address: 3435 Stelzer Road, Columbus, OH 43219.

----------
*Asterisks indicate those Trustees that are "interested persons" (as defined in the 1940 Act). Mr. Reid is not an interested person of the Trust's investment advisers or principal underwriter, but may be deemed an interested person of the Trust solely by reason of being chairman of the Trust.

     The Board of Trustees of the Trust presently has an Audit Committee. The members of the Audit Committee are Messrs. Ten Haken (Chairman), Armstrong, Eppley, MacCallan and Thode. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met two times during the fiscal period ended August 31, 1999.

     The Board of Trustees of the Trust has established an Investment Committee. The members of the Investment Committee are Messrs. Vartabedian (Chairman), Reid and Spalding. The function of the Investment Committee is to review the investment management process of the Trust.

     The Trustees and officers of the Trust appearing in the table above also serve in the same capacities with respect to Mutual Fund Group, Mutual Fund Variable Annuity Trust, Mutual Fund Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio, and International Equity Portfolio (these entities, together with the Trust, are referred to below as the "Vista Funds").

           Remuneration of Trustees and Certain Executive Officers:

     Each Trustee is reimbursed for expenses incurred in attending each meeting of the Board of Trustees or any committee thereof. Each Trustee who is not an affiliate of the advisers is compensated for his or her services according to a fee schedule which recognizes the fact that each Trustee also serves as a Trustee of other investment companies advised by the advisers. Each Trustee receives a fee, allocated among all investment companies for which the Trustee serves, which consists of an annual retainer component and a meeting fee component.

     Set forth below is information regarding compensation paid or accrued during the fiscal year ended August 31, 1999 for each Trustee of the Trust:

                                          U.S.                                                       New York    California
                                       Government         Cash         Tax Free        Prime         Tax Free     Tax Free
                                         Money         Management       Money          Money          Money         Money
                                      Market Fund         Fund       Market Fund    Market Fund    Market Fund   Market Fund
                                    --------------- --------------- ------------- --------------- ------------- ------------
Fergus Reid, III, Trustee              $24,618.96      $21,752.43      $4,440.35     $24,526.38      $4,810.42     $153.42
H. Richard Vartabedian, Trustee         18,468.53       16,311.64       3,332.05      18,399.28       3,609.71      115.76
William J. Armstrong, Trustee           12,312.35       10,874.42       2,221.37      12,266.19       2,406.47       77.17
John R.H. Blum, Trustee                 13,184.05       11,803.65       2,388.94      13,342.51       2,582.09       79.87
Stuart W. Cragin, Jr., Trustee          12,694.66       11,281.96       2,294.86      12,738.21       2,483.49       78.97
Roland R. Eppley, Jr., Trustee          12,312.35       10,874.42       2,221.37      12,266.19       2,406.47       77.17
Joseph J. Harkins, Trustee              12,694.66       11,281.96       2,294.86      12,738.21       2,483.49       78.97
Sarah E. Jones, Trustee                        --              --             --             --             --          --
W.D. MacCallan, Trustee                 12,312.35       10,874.43       2,221.36      12,266.24       2,406.47       77.17
W. Perry Neff, Trustee                  12,329.23       10,850.55       2,219.50      12,261.73       2,404.79       76.88
Leonard M. Spalding, Jr., Trustee       12,312.35       10,874.42       2,221.37      12,266.19       2,406.47       77.17
Richard E. Ten Haken, Trustee           12,610.55       11,192.49       2,278.70      12,634.58       2,466.54       77.17
Irving L. Thode, Trustee                12,312.35       10,874.42       2,221.37      12,266.19       2,406.47       77.17

                                                                                                              100% U.S.
                                                     Treasury                                 California       Treasury
                                       Federal         Plus        New York        Tax       Intermediate     Securities
                                        Money         Money        Tax Free        Free        Tax Free      Money Market
                                     Market Fund   Market Fund   Income Fund   Income Fund       Fund            Fund
                                    ------------- ------------- ------------- ------------- -------------- ---------------
Fergus Reid, III, Trustee              $3,383.50     $9,305.45      $422.70       $253.65        $81.89       $15,369.70
H. Richard Vartabedian, Trustee         2,538.89      6,981.47       317.27        190.34         61.78        11,531.38
William J. Armstrong, Trustee           1,692.59      4,654.31       211.52        126.89         41.19         7,687.59
John R.H. Blum, Trustee                 1,826.86      5,002.88       221.08        132.69         43.07         8,250.93
Stuart W. Cragin, Jr. Trustee           1,751.48      4,807.18       217.90        130.76         42.45         7,934.66
Roland R. Eppley, Jr. Trustee           1,692.59      4,654.31       211.52        126.89         41.19         7,687.59
Joseph J. Harkins, Trustee              1,751.48      4,807.18       217.90        130.76         42.45         7,934.66
Sarah E. Jones, Trustee                       --            --           --            --            --               --
W.D. MacCallan, Trustee                 1,692.59      4,654.31       211.51        126.90         41.19         7,687.59
W. Perry Neff, Trustee                  1,691.62      4,645.90       212.11        127.02         41.27         7,708.01
Leonard M. Spalding, Jr., Trustee       1,692.59      4,654.31       211.52        126.89         41.19         7,687.59
Richard E. Ten Haken, Trustee           1,738.57      4,773.63       211.50        126.95         41.19         7,880.32
Irving L. Thode, Trustee                1,692.59      4,654.31       211.52        126.89         41.19         7,687.59

                                            Pension or                Total
                                            Retirement             Compensation
                                         Benefits Accrued              From
                                       as Fund Expenses (1)     "Fund Complex" (2)
                                      ----------------------   -------------------
Fergus Reid, III, Trustee                    $108,490                $160,000
H. Richard Vartabedian, Trustee                69,858                 120,000
William J. Armstrong, Trustee                  35,695                  80,000
John R.H. Blum, Trustee                        70,084                  87,500
Stuart W. Cragin, Jr., Trustee                 42,785                  82,500
Roland R. Eppley, Jr., Trustee                 52,102                  80,000
Joseph J. Harkins, Trustee                     60,009                  82,500
Sarah E. Jones, Trustee                            --                      --
W.D. MacCallan, Trustee                        73,291                  80,000
W. Perry Neff, Trustee                         70,365                  80,000
Leonard M. Spalding, Jr., Trustee              25,509                  80,000
Richard E. Ten Haken, Trustee                  55,162                  83,750
Irving L. Thode, Trustee                       50,414                  80,000

----------
(1) Data reflects total benefits accrued by Mutual Fund Group, Mutual Fund Select Group, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio for the fiscal year ended October 31, 1999 and by the Trust, Mutual Fund Select Trust, and Mutual Fund Variable Annuity Trust for the fiscal year ended August 31, 1999.

(2) Data reflects total estimated compensation earned during the period January 1, 1999 to December 31, 1999 for service as a Trustee to the Trust, Mutual Fund Group, Mutual Fund Variable Annuity Trust, Mutual Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio.

     As of October 31, 1999, the Trustees and officers as a group owned less than 1% of each Fund's outstanding shares, all of which were acquired for investment purposes. For the fiscal year ended August 31, 1999, the Trust paid its disinterested Trustees fees and expenses for all the meetings of the Board and any committees attended in the aggregate amount of approximately $801,520 which amount was then apportioned among the Funds comprising the Trust.

               Vista Funds Retirement Plan for Eligible Trustees

     Effective August 21, 1995, the Trustees also instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the Board of Trustees. Pursuant to the Plan, the normal retirement date is the date on which the eligible Trustee has attained age 65 and has completed at least five years of continuous service with one or more of the investment companies advised by the adviser (collectively, the "Covered Funds"). Each Eligible Trustee is entitled to receive from the Covered Funds an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to the sum of (i) 8% of the highest annual compensation received from the Covered Funds multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any of the Covered Funds and (ii) 4% of the highest annual compensation received from the Covered Funds for each year of Service in excess of 10 years, provided that no Trustee's annual benefit will exceed the highest annual compensation received by that Trustee from the Covered Funds. Such benefit is payable to each eligible Trustee in monthly installments for the life of the Trustee.

     Set forth below in the table are the estimated annual benefits payable to an eligible Trustee upon retirement assuming various compensation and years of service classifications. As of October 31, 1999, the estimated credited years of service for Messrs.Reid, Vartabedian, Armstrong, Blum, Cragin, Eppley, Harkins, Neff, MacCallan, Spalding, TenHaken, Thode and Ms. Jones are 15, 7, 12, 15, 6, 10, 9, 9, 15, 1, 14, 6 and 0, respectively.


                       Highest Annual Compensation Paid by All Vista Funds
              ---------------------------------------------------------------------
               $80,000      $100,000      $120,000      $140,000      $160,000
 Years of
 Service                  Estimated Annual Benefits Upon Retirement
 -------      ---------------------------------------------------------------------
     16        $80,000      $100,000      $120,000      $140,000      $160,000
     14         76,800        96,000       115,200       134,400       153,600
     12         70,400        88,000       105,600       123,200       140,800
     10         64,000        80,000        96,000       112,000       128,000
      8         51,200        64,000        76,800        89,600       102,400
      6         38,400        48,000        57,600        67,200        76,800
      4         25,600        32,000        38,400        44,800        51,200

     Effective August 21, 1995, the Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustee's fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are invested in shares of Vista funds selected by the Trustee. The deferred amounts are paid out in a lump sum or over a period of several years as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death.

     Messrs. Eppley, Ten Haken, Thode and Vartabedian have each executed a deferred compensation agreement for the 1999 calendar year and as of October 31, 1999 they had contributed $52,400, $27,700, $58,950, and $98,250, respectively.

     The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

                           Adviser and Sub-Advisers

     Chase acts as investment adviser to the Funds pursuant to an Investment Advisory Agreement, dated as of May 6, 1996 (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, Chase is responsible for investment decisions for the Funds. Pursuant to the terms of the Advisory Agreement, Chase provides the Funds with such investment advice and supervision as it deems necessary for the proper supervision of the Funds' investments. The advisers continuously provide investment programs and determine from time to time what securities shall be purchased, sold or exchanged and what portion of the Funds' assets shall be held uninvested. The advisers to the Funds furnish, at their own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Funds. The Advisory Agreement for the Funds will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of a Fund's outstanding voting securities and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on such Advisory Agreement.

     Under the Advisory Agreement, the adviser may utilize the specialized portfolio skills of all its various affiliates, thereby providing the Funds with greater opportunities and flexibility in accessing investment expertise.

     Pursuant to the terms of the Advisory Agreement and the sub-advisers' agreements with the adviser, the adviser and sub-advisers are permitted to render services to others. Each advisory agreement is terminable without penalty by the Trust on behalf of the Funds on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of a Fund's shareholders or by a vote of a majority of the Board of Trustees of the Trust, or by the adviser or sub-adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The advisory agreements provide that the adviser or sub-adviser under such agreement shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the respective Fund, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

     In the event the operating expenses of the Funds, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Funds imposed by the securities laws or regulations thereunder of any state in which the shares of the Funds are qualified for sale, as such limitations may be raised or lowered from time to time, the adviser shall reduce its advisory fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the adviser shall be deducted from the monthly advisory fee otherwise payable with respect to the Funds during such fiscal year; and if such amounts should exceed the monthly fee, the adviser shall pay to a Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     Under the Advisory Agreement, Chase may delegate a portion of its responsibilities to a sub-adviser. In addition, the Advisory Agreement provides that Chase may render services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser of the Fund and are under the common control of Chase as long as all such persons are functioning as part of an organized group of persons, managed by authorized officers of Chase.

     Chase, on behalf of the Funds (other than the Cash Management Fund and the Tax Free Money Market Fund), has entered into an investment sub-advisory agreement dated as of May 6, 1996 with Chase Asset Management, Inc. ("CAM"). Chase Bank of Texas, National Association ("Chase Texas") is the sub-investment adviser to the Cash Management Fund and the Tax Free Money Market Fund pursuant to a separate sub-investment advisory agreement between Chase and TCB dated as of May 6, 1996. With respect to the day- to-day management of the Funds, under the sub-advisory agreements, the sub-advisers make decisions concerning, and place all orders for, purchases and sales of securities and help maintain the records relating to such purchases and sales. The sub-advisers may, in their discretion, provide such services through their own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Company under applicable laws and are under the common control of Chase; provided that (i) all persons, when providing services under the sub-advisory agreement, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the sub-adviser. This arrangement will not result in the payment of additional fees by the Funds.

     Chase, a wholly-owned subsidiary of The Chase Manhattan Corporation, a registered bank holding company, is a commercial bank offering a wide range of banking and investment services to customers throughout the United States and around the world. Also included among the Chase accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives. Chase is located at 270 Park Avenue, New York, New York 10017.

     CAM is a wholly-owned operating subsidiary of the Adviser. CAM is registered with the Securities and Exchange Commission as an investment adviser and provides discretionary investment advisory services to institutional clients, and the same individuals who serve as portfolio managers for CAM also serve as portfolio managers for Chase. CAM is located at 1211 Avenue of the Americas, New York, New York 10036.

     Chase Texas has been in the investment counselling business since 1987 and is ultimately controlled and owned by Chase Manhattan Corporation. Chase Texas renders investment advice to a wide variety of corporations, pension plans, foundations, trusts and individuals. Chase Texas is located at 600 Travis, Houston, Texas 77002.

     In consideration of the services provided by the adviser pursuant to the Advisory Agreement, the adviser is entitled to receive from each Fund an investment advisory fee computed daily and paid monthly based on a rate equal to a percentage of such Fund's average daily net assets specified in the relevant Prospectuses. However, the adviser may voluntarily agree to waive a portion of the fees payable to it on a month-to-month basis. For its services under its sub-advisory agreement, CAM (or Chase Texas in the case of the Cash Management Fund and the Tax Free Money Market Fund) will be entitled to receive with respect to each such Fund, such compensation, payable by the adviser out of its advisory fee, as is described in the relevent Prospectuses.

     The contractual Advisory and Sub-Advisory fees for the Funds are as follows:

        Fund            Advisory Fee     Sub-Advisory Fee
--------------------   --------------   -----------------
Money Market Funds         0.10%             0.03%
Income Funds               0.30%             0.15%

     For the fiscal years ended August 31, 1997, 1998 and 1999, respectively, Chase was paid or accrued the following investment advisory fees with respect to the following Funds, and voluntarily waived the amounts in parentheses following such fees with respect to each such period:

                                       Fiscal Year-       Fiscal Year-     Fiscal Year-
                                          ended               ended           ended
Fund                                     8/31/97             8/31/98         8/31/99
--------------------------------   -------------------   --------------   -------------
Tax Free Money Market Fund
 Paid or Accrued                       $  898,976          $1,120,701     $1,317,375
 Waived                                   none                none               --
New York Tax Free Money
Market Fund
 Paid or Accrued                          895,216           1,106,906     1,445,267
 Waived                                        --                  --            --
Tax Free Income Fund
 Paid or Accrued                          248,543             225,980       219,766
 Waived                                  (124,746)           (128,813)     (167,402)
New York Tax Free Income Fund
 Paid or Accrued                          320,945             322,126       364,260
 Waived                                   (40,479)            (79,555)      (69,793)
Federal Money Market Fund
 Paid or Accrued                          782,294             793,764     1,034,981
 Waived                                        --                  --            --
Treasury Plus Money Market Fund
 Paid or Accrued                        1,983,716           2,384,985     2,850,010
 Waived                                        --                  --            --
Prime Money Market Fund
 Paid or Accrued                        1,595,402           3,711,416     7,769,214
 Waived                                        --                  --            --
California Intermediate
Tax Fee Fund
 Paid or Accrued                           79,332              72,053        71,188
 Waived                                   (66,295)            (69,045)      (71,188)
California Tax Free
Money Market Fund
 Paid or Accrued                           44,776              49,823        46,278
 Waived                                   (31,249)            (47,823)      (46,278)
U.S. Government
Money Market Fund
 Paid or Accrued                        5,173,975           6,498,006     7,265,199
 Waived                                        --                  --            --
100% Treasury Securities
Money Market Fund
 Paid or Accrued                        2,010,632           3,534,288     4,439,996
 Waived                                        --                  --            --
Cash Management Fund
 Paid or Accrued                        3,165,847           4,595,098     6,766,578
 Waived                                        --                  --            --

                                 Administrator

     Pursuant to an Administration Agreement (the "Administration Agreement"), Chase serves as administrator of the Funds. Chase provides certain administrative services to the Funds, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Funds' independent contractors and agents; preparation for signature by an officer of the Trust of all documents required to be filed for compliance by the Trust with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Funds and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. Chase in its capacity as administrator does not have any responsibility or authority for the management of the Funds, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

     Under the Administration Agreement Chase is permitted to render administrative services to others. The Administration Agreement will continue in effect from year to year with respect to each Fund only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of such Fund's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Administration Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Administration Agreement is terminable without penalty by the Trust on behalf of each Fund on 60 days' written notice when authorized either by a majority vote of such Fund's shareholders or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, or by Chase on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Administration Agreement also provides that neither Chase nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Funds, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.

     In addition, the Administration Agreement provides that, in the event the operating expenses of any Fund, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, Chase shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by Chase shall be deducted from the monthly administration fee otherwise payable to Chase during such fiscal years; and if such amounts should exceed the monthly fee, Chase shall pay to such Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     In consideration of the services provided by Chase pursuant to the Administration Agreement, Chase receives from each Fund a fee computed daily and paid monthly at an annual rate equal to 0.05% of each Money Market Fund's average daily net assets, and 0.10% of each Income Fund's average daily net assets, on an annualized basis for the Fund's then-current fiscal year. Chase may voluntarily waive a portion of the fees payable to it with respect to each Fund on a month-to-month basis.

     For the years ended August 31, 1997, 1998 and 1999, respectively, Chase was paid or accrued administration fees, and voluntarily waived the amounts in parentheses for the following Funds:


                                    Fiscal Year-     Fiscal Year-     Fiscal Year-
                                        ended            ended           ended
                                       8/31/97          8/31/98         8/31/99
                                   --------------   --------------   -------------
Federal Money Market Fund
 Paid or Accrued                     $  391,147       $  396,882     $ 517,491
 Waived                                      --               --            --
Treasury Plus Money Market Fund
 Paid or Accrued                        991,858        1,192,493     1,425,005
 Waived                                      --               --            --
Prime Money Market Fund
 Paid or Accrued                        797,701        1,855,708     3,884,607
 Waived                                      --               --            --
California Intermediate
Tax Fee Fund
 Paid or Accrued                         26,444           24,018        23,729
 Waived                                 (19,912)          (8,043)       (3,642)
California Tax Free
Money Market Fund
 Paid or Accrued                         22,388           24,911        23,139
 Waived                                      --               --            --
U.S. Government
Money Market Fund
 Paid or Accrued                      2,586,987        3,249,003     3,632,599
 Waived                                      --               --            --
100% U.S. Treasury Securities
Money Market Fund
 Paid or Accrued                      1,005,316        1,767,144     2,219,998
 Waived                                      --               --            --
Tax Free Money Market Fund
 Paid or Accrued                        449,487          560,350       658,688
 Waived                                      --               --            --
New York Tax Free Money
Market Fund
 Paid or Accrued                        447,608          552,144       722,634
 Waived                                      --               --            --
Tax Free Income Fund
 Paid or Accrued                         82,848           75,327        73,255
 Waived                                      --               --            --
New York Tax Free Income Fund
 Paid or Accrued                        106,982          107,375       121,420
 Waived                                      --               --            --
Cash Management Fund
 Paid or Accrued                      1,582,924        2,297,549     3,383,289
 Waived                                      --               --            --

                              Distribution Plans

     The Trust has adopted separate plans of distribution pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan") including Distribution Plans on behalf of the Class A and Class B shares of the Tax Free Income Fund and the New York Tax Free Income Fund, the Class B and Class C shares of the Prime Money Market Fund, the shares of the California Intermediate Tax Free Fund, the Vista Shares of the Money Market Funds (except the Cash Management Fund and Prime Money Market Fund), and the Premier Shares of the U.S. Government Money Market Fund, which provides that each of such classes of such Funds shall pay for distribution services a distribution fee (the "Distribution Fee"), including payments to the Distributor, at annual rates not to exceed the amounts set forth in their respective Prospectuses. There is no distribution plan for the Cash Management Fund. The Distributor may use all or any portion of such Distribution Fee to pay for Fund expenses of printing prospectuses and reports used for sales purposes, expenses of the preparation and printing of sales literature and other such distribution-related expenses. Promotional activities for the sale of each class of shares of each Fund will be conducted generally by the Chase Vista Funds, and activities intended to promote one class of shares of a Fund may also benefit the Fund's other shares and other Chase Vista Funds.

     Class B and Class C shares pay a Distribution Fee of up to 0.75% of average daily net assets. The Distributor currently expects to pay sales commissions to a dealer at the time of sale of Class B shares of the Income Funds of up to 4.00% of the purchase price of the shares sold by such dealer. The Distributor will use its own funds (which may be borrowed or otherwise financed) to pay such amounts. Because the Distributor will receive a maximum Distribution Fee of 0.75% of average daily net assets with respect to Class B and Class C shares, it will take the Distributor several years to recoup the sales commissions paid to dealers and other sales expenses.

     No class of shares of a Fund will make payments or be liable for any distribution expenses incurred by other classes of shares of such Fund.

     The Institutional Shares of the Money Market Funds have no distribution plan. There is no distribution plan for Premier Shares for any Money Market Fund other than the U.S. Government Money Market Fund.

     Some payments under the Distribution Plans may be used to compensate broker-dealers with trail or maintenance commissions in an amount not to exceed 0.25% annualized of the average net asset value of Class A shares, 0.25% annualized of the average net asset value of the Class B shares, 0.75% annualized of the average net asset value of Class C shares or 0.25% annualized of the average daily net asset value of the shares of the California Intermediate Tax Free Fund maintained in a Fund by such broker-dealers' customers. Trail or maintenance commissions will be paid to broker-dealers beginning the 13th month following the purchase of such shares. Since the distribution fees are not directly tied to expenses, the amount of distribution fees paid by a class of a Fund during any year may be more or less than actual expenses incurred pursuant to the Distribution Plans. For this reason, this type of distribution fee arrangement is characterized by the staff of the Securities and Exchange Commission as being of the "compensation variety" (in contrast to "reimbursement" arrangements by which a distributor's payments are directly linked to its expenses). With respect to Class B shares of the Income Funds, because of the 0.75% annual limitation on the compensation paid to the Distributor during a fiscal year, compensation relating to a large portion of the commissions attributable to sales of Class B shares in any one year will be accrued and paid by a Fund to the Distributor in fiscal years subsequent thereto. However, the Shares are not liable for any distribution expenses incurred in excess of the Distribution Fee paid. In determining whether to purchase Class B shares of the Income Funds, investors should consider that compensation payments could continue until the Distributor has been fully reimbursed for the commissions paid on sales of Class B shares.

     Each class of shares is entitled to exclusive voting rights with respect to matters concerning its Distribution Plan.

     Each Distribution Plan provides that it will continue in effect indefinitely if such continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or in any agreement related to such Plan ("Qualified Trustees"). The continuance of each Distribution Plan was most recently approved on October 13, 1995.

     Each Distribution Plan requires that the Trust shall provide to the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Distribution Plan. Each Distribution Plan further provides that the selection and nomination of Qualified Trustees shall be committed to the discretion of the disinterested Trustees (as defined in the 1940 Act) then in office. Each Distribution Plan may be terminated at any time by a vote of a majority of the Qualified Trustees or, with respect to a particular Fund, by vote of a majority of the outstanding voting Shares of the class of such Fund to which it applies (as defined in the 1940 Act). Each Distribution Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of shareholders and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees. Each of the Funds will preserve copies of any plan, agreement or report made pursuant to a Distribution Plan for a period of not less than six years from the date of the Distribution Plan, and for the first two years such copies will be preserved in an easily accessible place.

     For the fiscal year ended August 31, 1999, the Distributor was paid or accrued the following Distribution Fees and voluntarily waived the amounts in parenthesis following such fees with respect to the Shares of each Fund:

                                                  9/1/98          9/1/98
                                                  through         through
                                                  8/31/99         8/31/99
                                               Paid/Accrued       Waived
                                              --------------   ------------
Federal Money Market Fund
 Vista Shares                                   $  474,586      $      --
Treasury Plus Money Market Fund
 Vista Shares                                    1,535,196             --
Prime Money Market Fund
 B Shares                                          176,547             --
 C Shares                                            1,414             --
California Intermediate Tax Free Fund               59,323         59,323
California Tax Free Money Market Fund               46,278         23,139
U.S. Government Money Market Fund
 Vista Shares                                    3,305,827             --
 Premier Shares                                  1,069,247        427,699
100% Treasury Securities Money Market Fund
 Vista Shares                                    3,471,883      1,041,565
Tax Free Money Market Fund
 Vista Shares                                      784,763             --
New York Tax Free Money Market Fund
 Vista Shares                                    1,445,267      1,011,687
Tax Free Income Fund
 A Shares                                          146,243        146,124
 B Shares                                          110,686             --
New York Tax Free Income Fund
 A Shares                                          265,753        265,478
 B Shares                                          113,394             --

     Expenses paid by the Distributor related to the distribution of Trust shares during the year ended August 31, 1999 were as follows:


Advertising and sales literature                    $1,396,534
Printing, production and mailing of prospectuses
 and shareholder reports to other than current
 shareholders                                          585,276
Compensation to dealers                                825,666
Compensation to sales personnel                      1,822,900
B share financing charges                              354,313
Equipment, supplies and other indirect
 distribution-related expenses                         531,967

     With respect to the Class B shares of the Funds, the Distribution Fee was paid to FEP Capital L.P. for acting as finance agent.

                 Distribution and Sub-Administration Agreement

     The Trust has entered into a Distribution and Sub-Administration Agreement dated August 24, 1995 (prior to such date, the Distributor served the Trust pursuant to a contract dated August 23, 1994 (April 15, 1994 with respect to the Treasury Plus Money Market Fund and Federal Money Market Fund)) (the "Distribution Agreement") with the Distributor, pursuant to which the Distributor acts as the Funds' exclusive underwriter, provides certain administration services and promotes and arranges for the sale of each class of Shares. The Fund's distributor is Vista Fund Distributors, Inc. ("VFD"). VFD is a subsidiary of The BISYS Group, Inc. and is unaffiliated with Chase. The Distribution Agreement provides that the Distributor will bear the expenses of printing, distributing and filing prospectuses and statements of additional information and reports used for sales purposes, and of preparing and printing sales literature and advertisements not paid for by the Distribution Plans. The Trust pays for all of the expenses for qualification of the shares of each Fund for sale in connection with the public offering of such shares, and all legal expenses in connection therewith. In addition, pursuant to the Distribution Agreement, the Distributor provides certain sub-administration services to the Trust, including providing officers, clerical staff and office space. Payments may also be used to compensate broker-dealers with trail or maintenance commissions at an annual rate of up to 0.25% of the average daily net asset value of Class A or Class B shares invested in the Fund by customers of these broker-dealers. Trail or maintenance commissions are paid to broker-dealers beginning the 13th month following the purchase of shares by their customers. Promotional activities for the sale of Class A and Class B shares will be conducted generally by the Chase Vista Funds, and activities intended to promote the Fund's Class A or Class B shares may also benefit the Fund's other shares and other Chase Vista Funds.

     VFD may provide promotional incentives to broker-dealers that meet specified sales targets for one or more Vista Funds. These incentives may include gifts of up to $100 per person annually; an occasional meal, ticket to a sponsoring event or theater for entertainment for broker-dealers and their guests; and, payment or reimbursement for travel expenses, including lodging and meals, in connection with attendance at training and educational meetings within and outside the U.S.

     VFD may from time to time, pursuant to objective criteria established by it, pay additional compensation to qualifying authorized broker-dealers for certain services or activities which are primarily intended to result in the sale of shares of the Fund. In some instances, such compensation may be offered only to certain broker-dealers who employ registered representatives who have sold or may sell significant amounts of shares of the Fund and/or other Chase Vista Funds during a specified period of time. Such compensation does not represent an additional expense to the Fund or its shareholders, since it will be paid by VFD out of compensation retained by it from the Fund or other sources available to it.

     The Distribution Agreement is currently in effect and will continue in effect with respect to each Fund only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of such Fund's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Distribution Agreement is terminable without penalty by the Trust on behalf of each Fund on 60 days' written notice when authorized either by a majority vote of such Fund's shareholders or by vote of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, or by the Distributor on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Distribution Agreement also provides that neither the Distributor nor its personnel shall be liable for any act or omission in the course of, or connected with, rendering services under the Distribution Agreement, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

     In the event the operating expenses of any Fund, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, the Distributor shall reduce its sub-administration fee with respect to such Fund (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Distributor shall be deducted from the monthly sub-administration fee otherwise payable with respect to such Fund during such fiscal year; and if such amounts should exceed the monthly fee, the Distributor shall pay to such Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     In consideration of the sub-administration services provided by the Distributor pursuant to the Distribution Agreement, the Distributor receives an annual fee, payable monthly, of 0.05% of the net assets of each Fund. The Distributor may voluntarily agree to from time to time waive a portion of the fees payable to it under the Distribution Agreement with respect to each Fund on a month-to-month basis. For the fiscal years ended August 31, 1997, 1998 and 1999, respectively, the Distributor was paid or accrued the following sub-administration fees under the Distribution Agreement, and voluntarily waived the amounts in parentheses following such fees:

                                     Fiscal Year-    Fiscal Year-     Fiscal Year-
                                        Ended            Ended            Ended
                                       8/31/97          8/31/98          8/31/99
                                    -------------   --------------   --------------
Federal Money Market Fund
 Paid or Accrued                    $ 391,147         $  396,882     $  517,491
 Waived                                    --                 --             --
Treasury Plus Money Market Fund
 Paid or Accrued                      991,858          1,192,493      1,425,005
 Waived                                    --            771,344       (883,470)
Prime Money Market Fund
 Paid or Accrued                      797,701          1,855,708      3,884,607
 Waived                                    --                 --             --
California Intermediate
Tax Fee Fund
 Paid or Accrued                       13,222             12,009         11,865
 Waived                                    --              9,979        (11,865)
California Tax Free
Money Market Fund
 Paid or Accrued                       22,388             24,911         23,139
 Waived                                    --                 --             --
U.S. Government
Money Market Fund
 Paid or Accrued                    2,586,987          3,249,003      3,632,599
 Waived                                    --                 --             --
100% Treasury Securities
Money Market Fund
 Paid or Accrued                    1,005,316          1,767,144      2,219,998
 Waived                                    --            375,973     (1,775,598)
Cash Management Fund
 Paid or Accrued                    1,582,924          2,297,549      3,383,289
 Waived                                    --                 --             --
Tax Free Money Market Fund
 Paid or Accrued                      449,488            560,350        658,688
 Waived                                    --                 --        (93,598)
New York Tax Free Money
Market Fund
 Paid or Accrued                      447,608            554,762        722,634
 Waived                                    --           (554,762)      (722,634)
Tax Free Income Fund
 Paid or Accrued                       41,424             37,663         36,628
 Waived                                    --                 --             --
New York Tax Free Income Fund
 Paid or Accrued                       53,491             53,688         60,710
 Waived                                    --                 --             --

          Shareholder Servicing Agents, Transfer Agent and Custodian

     The Trust has entered into a shareholder servicing agreement (a "Servicing Agreement") with each Shareholder Servicing Agent to provide certain services including but not limited to the following: answer customer inquiries regarding account status and history, the manner in which purchases and redemptions of shares may be effected for the Fund as to which the Shareholder Servicing Agent is so acting and certain other matters pertaining to the Fund; assist shareholders in designating and changing dividend options, account designations and addresses; provide necessary personnel and facilities to establish and maintain shareholder accounts and records; assist in processing purchase and redemption transactions; arrange for the wiring of funds; transmit and receive funds in connection with customer orders to purchase or redeem shares; verify and guarantee shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; furnish (either separately or on an integrated basis with other reports sent to a shareholder by a Shareholder Servicing Agent) quarterly and year-end statements and confirmations of purchases and redemptions; transmit, on behalf of the Fund, proxy statements, annual reports, updated prospectuses and other communications to shareholders of the Fund; receive, tabulate and transmit to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and provide such other related services as the Fund or a shareholder may request. Shareholder servicing agents may be required to register pursuant to state securities law. Shareholder Servicing Agents may subcontract with other parties for the provision of shareholder support services.

     Each Shareholder Servicing Agent may voluntarily agree from time to time to waive a portion of the fees payable to it under its Servicing Agreement with respect to each Fund on a month-to-month basis. Fees payable to the Shareholder Servicing Agents (all of which currently are related parties) and the amounts voluntarily waived for the following periods were as follows:

                                                                                            9/1/98
                                  9/1/96                       9/1/97                      through
                                  through                     through                      8/31/99
                                  8/31/97                     8/31/98            ----------------------------
Fund                       payable        waived     paid/accrued      waived     paid/accrued      waived
----------------------- ------------- ------------- -------------- ------------- -------------- -------------
U.S. Government
Money Market Fund
 Vista Shares            $7,190,397    $       --    $ 9,506,976    $3,059,131    $11,570,394    $3,300,442
 Premier Shares           2,262,869            --      2,442,154       820,776      2,673,117     1,009,497
 Institutional Shares            --            --             --            --      2,421,472     1,636,525
100% Treasury
Securities Money
Market Fund
 Vista Shares             6,668,735    $2,256,995      9,271,804     3,178,487     12,151,590     1,735,341
 Premier Shares               7,214         7,214         27,550        25,671         78,128         5,658
 Institutional Shares            --            --             --            --        766,951       384,468
Cash Management
Fund
 Vista Shares             6,991,098       613,426     10,706,072       610,876     17,300,790     1,381,862
 Premier Shares             997,708        46,586      1,110,928       234,424      1,040,482       205,708
Institutional Shares             --            --             --            --      1,213,107       863,084
Treasury Plus
Money Market Fund
 Vista Shares             5,261,249     1,664,171      5,711,537     1,344,998      5,373,186     1,078,231
 Premier Shares             308,459            --        490,819            --        620,423        30,514
 Institutional Shares            --            --             --            --        898,550       437,527

                                                                                        9/1/98
                                  9/1/96                     9/1/97                     through
                                 through                    through                     8/31/99
                                 8/31/97                    8/31/98           ---------------------------
Fund                       payable       waived     paid/accrued     waived    paid/accrued     waived
----------------------- ------------- ------------ -------------- ----------- -------------- ------------
Federal Money
Market Fund
 Vista Shares            $1,182,562    $  396,234    $1,037,279    $417,602     $1,661,050    $  363,304
 Premier Shares             803,743        61,730       786,613      26,504        713,973            --
 Institutional Shares            --            --            --          --        234,161       206,517
Prime Money
Market Fund
 Vista Shares                    --            --            --          --        380,370       138,642
 Premier Shares           1,148,882       339,705     1,790,841     437,878      2,457,774       408,608
 Institutional Shares            --            --            --          --      5,798,758     4,615,353
 B Shares                    26,977        17,624        33,276      33,276         58,849        47,684
 C Shares                        --            --            --          --            471            --
Tax Free Money
Market Fund
 Vista Shares             1,989,537       768,241     2,400,200     873,791      2,746,672     1,000,326
 Premier Shares             323,826            --       287,238          --        298,470        10,480
 Institutional Shares            --            --            --          --        345,784       343,502
N.Y. Tax Free
Money Market Fund         3,133,258     1,253,304     3,874,170     922,612      5,058,436            --
California Tax Free
Money Market Fund           156,716       102,864       174,380     117,795        161,973       112,997
Tax Free Income
Fund
 A Shares                   171,088       163,770       152,484     106,509        146,243        82,155
 B Shares                    36,031            --        35,833          --         36,895            --
N.Y. Tax Free
Income Fund
 A Shares                   234,149       226,909       233,063     159,478        265,752       148,164
 B Shares                    33,305            --        35,376          --         37,798            --
California
Intermediate
Tax Free Fund                66,110        66,110        60,045      60,045         59,323        59,323

     Shareholder servicing agents may offer additional services to their customers, including specialized procedures and payment for the purchase and redemption of Fund shares, such as pre-authorized or systematic purchase and redemption programs, "sweep" programs, cash advances and redemption checks. Each Shareholder Servicing Agent may establish its own terms and conditions, including limitations on the amounts of subsequent transactions, with respect to such services. Certain Shareholder Servicing Agents may (although they are not required by the Trust to do so) credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding such other fees or the fees for their services as Shareholder Servicing Agents.

     For shareholders that bank with Chase, Chase may aggregate investments in the Chase Vista Funds with balances held in Chase bank accounts for purposes of determining eligibility for certain bank privileges that are based on specified minimum balance requirements, such as reduced or no fees for certain banking services or preferred rates on loans and deposits. Chase and certain broker-dealers and other Shareholder Servicing Agents may, at their own expense, provide gifts, such as computer software packages, guides and books related to investment or additional Fund shares valued up to $250 to their customers that invest in the Chase Vista Funds.

     Chase and/or the Distributor may from time to time, at their own expense out of compensation retained by them from the Fund or other sources available to them, make additional payments to certain selected dealers or other Shareholder Servicing Agents for performing administrative services for their customers. These services include maintaining account records, processing orders to purchase, redeem and exchange Fund shares and responding to certain customer inquiries. The amount of such compensation may be up to an additional 0.10% annually of the average net assets of the Fund attributable to shares if the Fund held by customers of such Shareholder Servicing Agents. Such compensation does not represent an additional expense to the Fund or its shareholders, since it will be paid by Chase and/or the Distributor.

     The Trust has also entered into a Transfer Agency Agreement with DST Systems, Inc. ("DST") pursuant to which DST acts as transfer agent for the Trust. DST's address is 210 West 10th Street, Kansas City, MO 64105.

     Pursuant to a Custodian Agreement, Chase acts as the custodian of the assets of each Fund for which Chase receives such compensation as is from time to time agreed upon by the Trust and Chase. As custodian, Chase provides oversight and record keeping for the assets held in the portfolios of each Fund. Chase also provides fund accounting services for the income, expenses and shares outstanding for the Funds. Chase is located at 3 Metrotech Center, Brooklyn, NY 11245. For additional information, see the Prospectuses.

                            INDEPENDENT ACCOUNTANTS

     The financial statements incorporated herein by reference from the Trust's Annual Reports to Shareholders for the fiscal year ended August 31, 1999, and the related financial highlights which appear in the Prospectuses, have been incorporated herein and included in the Prospectuses in reliance on the reports of PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, independent accountants of the Funds, given on the authority of said firm as experts in accounting and auditing. PricewaterhouseCoopers LLP provides the Funds with audit services, tax return preparation and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission.

                          CERTAIN REGULATORY MATTERS

     Banking laws, including the Glass-Steagall Act as currently interpreted, prohibit bank holding companies and their affiliates from sponsoring, organizing, controlling, or distributing shares of, mutual funds, and generally prohibit banks from issuing, underwriting, selling or distributing securities. These laws do not prohibit banks or their affiliates from acting as investment adviser, administrator or custodian to mutual funds or from purchasing mutual fund shares as agent for a customer. Chase and the Trust believe that Chase (including its affiliates) may perform the services to be performed by it as described in the Prospectus and this Statement of Additional Information without violating such laws. If future changes in these laws or interpretations required Chase to alter or discontinue any of these services, it is expected that the Board of Trustees would recommend alternative arrangements and that investors would not suffer adverse financial consequences. State securities laws may differ from the interpretations of banking law described above and banks may be required to register as dealers pursuant to state law.

     Chase and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of any of the Funds, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Chase and its affiliates deal, trade and invest for their own accounts in U.S. Government obligations, municipal obligations and commercial paper and are among the leading dealers of various types of U.S. Government obligations and municipal obligations. Chase and its affiliates may sell U.S. Government obligations and municipal obligations to, and purchase them from, other investment companies sponsored by the Funds' distributor or affiliates of the distributor. Chase will not invest any Fund assets in any U.S. Government obligations, municipal obligations or commercial paper purchased from itself or any affiliate, although under certain circumstances such securities may be purchased from other members of an underwriting syndicate in which Chase or an affiliate is a non-principal member. This restriction my limit the amount or type of U.S. Government obligations, municipal obligations or commercial paper available to be purchased by any Fund. Chase has informed the Funds that in making its investment decision, it does not obtain or use material inside information in the possession of any other division or department of Chase, including the division that performs services for the Trust as custodian, or in the possession of any affiliate of Chase. Shareholders of the Funds should be aware that, subject to applicable legal or regulatory restrictions, Chase and its affiliates may exchange among themselves certain information about the shareholder and his account. Transactions with affiliated broker-dealers will only be executed on an agency basis in accordance with applicable federal regulations.

                              GENERAL INFORMATION

                                   Expenses

     Each Fund pays the expenses incurred in its operations, including its pro rata share of expenses of the Trust. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Funds' custodian for all services to the funds, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, shares of the Funds. Shareholder servicing and distribution fees are all allocated to specific classes of the Funds. In addition, the Funds may allocate transfer agency and certain other expenses by class. Service providers to a Fund may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

             Description of Shares, Voting Rights and Liabilities

     Mutual Fund Trust is an open-end, management investment company organized as Massachusetts business trust under the laws of the Commonwealth of Massachusetts on February 4, 1994. Because certain of the Funds comprising the Trust are "non-diversified", more than 5% of any of the assets of any such Fund may be invested in the obligations of any single issuer, which may make the value of the shares in such a Fund more susceptible to certain risks than shares of a diversified mutual fund. The fiscal year-end of the Funds in the Trust is August 31.

     The Trust currently consists of 12 series of shares of beneficial interest, par value $.001 per share. With respect to the Money Market Funds and certain of the Income Funds, the Trust may offer more than one class of shares. The Trust has reserved the right to create and issue additional series or classes. Each share of a series or class represents an equal proportionate interest in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Expenses of the Trust which are not attributable to a specific series or class are allocated amount all the series in a manner believed by management of the Trust to be fair and equitable. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each whole share held, and each fractional share shall be entitled to a proportionate fractional vote, except that Trust shares held in the treasury of the Trust shall not be voted. Shares of each series or class generally vote together, except when required under federal securities laws to vote separately on matters that may affect a particular class, such as the approval of distribution plans for a particular class. With respect to shares purchased through a Shareholder Servicing Agent and, in the event written proxy instructions are not received by a Fund or its designated agent prior to a shareholder meeting at which a proxy is to be voted and the shareholder does not attend the meeting in person, the Shareholder Servicing Agent for such shareholder will be authorized pursuant to an applicable agreement with the shareholder to vote the shareholder's outstanding shares in the same proportion as the votes cast by other Fund shareholders represented at the meeting in person or by proxy.

     The categories of investors that are eligible to purchase shares and minimum investment requirements may differ for each class of the Funds' shares. In addition, other classes of Fund shares may be subject to differences in sales charge arrangements, ongoing distribution and service fee levels, and levels of certain other expenses, which will affect the relative performance of the different classes. Investors may call 1-800-622-4273 to obtain additional information about other classes of shares of the Funds that are offered. Any person entitled to receive compensation for selling or servicing shares of a Fund may receive different levels of compensation with respect to one class of shares over another.

     Shareholders of the Vista Shares, Premier Shares and Institutional Shares of the Money Market Funds bear the fees and expenses described herein and in the Prospectuses. The fees paid by the Vista Shares to the Distributor and Shareholder Servicing Agent under the distribution plans and shareholder servicing arrangements for distribution expenses and shareholder services provided to investors by the Distributor and Shareholder Servicing Agents, absent waivers, generally are more than the respective fees paid under distribution plans and shareholder servicing arrangements adopted for the Premier Shares. The Institutional Shares pay no distribution or Shareholder Servicing fee. As a result, absent waivers, at any given time, the net yield on the Vista Shares will be lower than the yield on the Premier Shares and the yield on the Premier Shares will be lower than the yield on Institutional Shares. Standardized yield quotations will be computed separately for each class of shares of a Fund.

     The Vista Tax Free Income Fund and Vista New York Tax Free Income Fund offer both Class A and Class B shares. The classes of shares have several different attributes relating to sales charges and expenses, as described herein and in the Prospectuses. In addition to such differences, expenses borne by each class of a Fund may differ slightly because of the allocation of other class-specific expenses. For example, a higher transfer agency fee may be imposed on Class B shares than on Class A shares. The relative impact of initial sales charges, contingent deferred sales charges, and ongoing annual expenses will depend on the length of time a share is held.

     The Vista Prime Money Market Fund offers both Class B and Class C shares. The classes of shares have different attributes relating to sales charges and expenses as described in the Prospectus. The relative impact of contingent deferred sales charges will depend upon the length of time a share is held.

     Selected dealers and financial consultants may receive different levels of compensation for selling one particular class of shares rather than another.

     The business and affairs of the Trust are managed under the general direction and supervision of the Trust's Board of Trustees. The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders of a series or class when, in the judgment of the Trustees, it is necessary or desirable to submit matters for a shareholder vote. Shareholders have, under certain circumstances, the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees. Shareholders also have, in certain circumstances, the right to remove one or more Trustees without a meeting. No material amendment may be made to the Trust's Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of each portfolio affected by the amendment. The Trust's Declaration of Trust provides that, at any meeting of shareholders of the Trust or of any series or class, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares of that portfolio otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for purposes of quorum requirements. Shares have no preemptive or conversion rights. Shares, when issued, are fully paid and non-assessable, except as set forth below. Any series or class may be terminated (i) upon the merger or consolidation with, or the sale or disposition of all or substantially all of its assets to, another entity, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Board of Trustees recommends such merger, consolidation or sale or disposition of assets, the approval by vote of the holders of a majority of the series' or class' outstanding shares will be sufficient, or (ii) by the vote of the holders of a majority of its outstanding shares, or (iii) by the Board of Trustees by written notice to the series' or class' shareholders. Unless each series and class is so terminated, the Trust will continue indefinitely.

     Certificates are issued only upon the written request of a shareholder, subject to the policies of the investor's Shareholder Servicing Agent, but the Trust will not issue a stock certificate with respect to shares that may be redeemed through expedited or automated procedures established by a Shareholder Servicing Agent. No certificates are issued for shares of the Money Market Funds or Class B shares of the Income Funds.

     Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of the Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust's Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

     The Trust's Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     The Board of Trustees has adopted a code of ethics addressing personal securities transactions by investment personnel and access persons and other related matters. The code has been designated to address potential conflicts of interest that can arise in connection with personal trading activities of such persons. Persons subject to the code are generally permitted to engage in personal securities transactions, subject to certain prohibitions, pre-clearance requirements and blackout periods.

                               Principal Holders

     As of December 13, 1999, the following persons owned of record, directly or indirectly, 5% or more of the outstanding shares of the following classes of the following Funds:

U.S. Government Money Market Fund--Vista

Chase Manhattan Bank ...........................       20.43%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Obie & Co. .....................................       14.55%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

U.S. Government Money Market Fund--Institutional

Chase Manhattan Bank N/A .......................       17.46%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Chase Manhattan Bank ...........................       13.02%
Client Services Bank
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Chase Manhattan Bank NA ........................       10.32%
Attn: Deborah Derenzo
4 New York Plaza
9th Floor
New York, NY 10004-2413

Chase Manhattan Bank N/A .......................        8.76%
Global SEC Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001


Obie & Co. ...................................................       7.00%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

U.S. Government Money Market Fund--Premier

Penlin & Co. .................................................      24.06%
Chase Lincoln First Bank
Attn: P. Whalen
PO Box 1412
Rochester, NY 14603-1412

Chase Manhattan Bank NA ......................................      14.52%
Attn: Deborah Derenzo
4 New York Plaza
9th Floor
New York, NY 10004-2413

Syracuse Ida/Syracuse University .............................       7.78%
1999 Ser A&B Construction Fund
Chase Manhattan Trust Co. NA
Attn: Christopher Inman
73 Tremont St.
Boston, MA 02108-3916

National Financial Serv. Corp. ...............................       7.29%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

100% U.S. Treasury Securities Money Market Fund--Vista

Chase Manhattan Bank .........................................      12.46%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

100% U.S. Treasury Securities Money Market Fund--Institutional

Chase Manhattan Bank .........................................      24.77%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401


Obie & Co. .............................................       16.18%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Missionaries of Charity ................................        9.05%
335 East 145th Street
Bronx, NY 10451-5899

100% U.S. Treasury Securities Money Market Fund--Premier

Warner Asset Management AS Advisory ....................       19.91%
FBO Belle Vernon Area School District
20206 Route 19, Ste 300
Cranberry Township, PA 16066-6106

Column Financial Inc. AS Secured .......................       15.97%
Party FBO Clift Holdings LLC
Renovation Reserve
CMB Global TR Attn: Bruce Vecchio
450 West 33rd Street
10th Floor
New York, NY 10001-2603

E/A Exelon Shareholders ................................        8.42%
Chase Manhattan Trust Co. NA
Attn: Joseph Progar
One Liberty Place, 52nd Floor
1650 Market St., Ste 5210
Philadelphia, PA 19103-7301

The Breast Cancer ......................................        7.76%
Research Foundation
Attn: J. Krupskas
767 5th Avenue
40th Floor
New York, NY 10153-0023

Peter J. Durwood TTEE ..................................        5.84%
Peter J. Durwood Family TR
DTD 4/8/98
Attn: Howard Grossman
10960 Wilshire Blvd., Ste. 2150
Los Angeles, CA 90024-3803


Cash Management Money Market Fund--Vista

Client Services ................................       9.38%
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th floor
New York, NY 10005-1401

National Financial Serv. Corp. .................       5.57%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

Cash Management Money Market Fund--Institutional

Chase Manhattan Bank N/A .......................      47.61%
Global Sec Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Obie & Co. .....................................       5.53%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Cash Management Money Market Fund--Premier

National Financial Serv. Corp. .................      15.22%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

Chase Manhattan Bank ...........................       8.69%
FBO IMA Customers
Attn: Barbara Licata
1985 Marcus Avenue
2nd Floor
New Hyde Park, NY 11042-1053

Chase Manhattan Bank N/A .......................       7.00%
Global Sec Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001


Starwood Capital Group LLC ...............................       5.60%
591 W. Putnam Ave.
Greenwich, CT 06830-6005

Prime Money Market Fund--Vista

Obie & Co. ...............................................      22.48%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Prime Money Market Fund--C Shares

Raymond James Assoc., Inc. CSDN ..........................      26.03%
Buel A. Dyer IRA
105 Heron Drive
Kathleen, GA 31047-2534

J. Timothy Wesley ........................................      17.29%
102 Ash Run Road
Louisville, KY 40245-6114

Raymond James & Assoc. Inc. Cust. ........................       9.24%
FBO Gary L. Barber S/D IRA
220 Westwood Dr.
Warner Robins, GA 31088-5855

Grace B. Wyman ...........................................       8.81%
7623 S. Ivanhoe Way
Englewood, CO 80112-6524

Ned Alexander & Marianne Jurkowicz-Alexander .............       8.61%
JT/WROS
654 Hartford St.
Worthington, OH 43085-4122

Walter L. Weaver .........................................       7.35%
PO Box 128
Allenwood, NJ 08720-0128

Donaldson Lufkin Jenrette Securities Corp., Inc. .........       5.75%
PO Box 2052
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette Securities Corp., Inc. .........       5.13%
PO Box 2052
Jersey City, NJ 07303-2052

Prime Money Market Fund--Institutional

Chase Manhattan Bank N/A ...................       32.30%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Chase Manhattan Bank .......................        5.85%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Prime Money Market Fund--Premier

Chase Manhattan Bank NA ....................       19.64%
Attn: Deborah Derenzo
4 New York Plaza
9th Floor
New York, NY 10004-2413

Obie & Co. .................................       17.55%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Chase Manhattan Bank N/A ...................        5.73%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001
Associates MH Mortgage Pass Thru

Certs Series 99-1 Prefunding Acct. .........       13.06%
The Chase Manhattan Bank
Attn: Karen Dobres
450 West 33rd St.
New York, NY 10001-2603

Federal Money Market Fund--Vista

Client Services ........................       8.62%
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th floor
New York, NY 10005-1401

Federal Money Market Fund--Institutional

Chase Manhattan Bank ...................      61.55%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Chase Manhattan Bank N/A ...............       8.94%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001
National City Bank Custodian For

Customers of Mid Atlantic ..............       6.35%
Capital Corporation
Attn: Trust Operations MNY MKT #5312
PO Box 94777
Cleveland, OH 44101-4777

Federal Money Market Fund--Premier

National Financial Serv. Corp. .........      44.71%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

Chase Manhattan Bank ...................      26.64%
FBO IMA Customers
Attn: Barbara Licata
1985 Marcus Ave.
2nd Floor
New Hyde Park, NY 11042-1053

Treasury Plus Money Market Fund--Vista

Prime Credit Card Receivables Master Trust .........       22.56%
Attn: Darren Liss
Chase Manhattan Bank Global Trust
450 West 33rd St.
14th Floor
New York, NY 10001-2603
Obie & Co. .........................................       11.38%

Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Client Services ....................................        6.32%
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th floor
New York, NY 10005-1401

Treasury Plus Money Market Fund--Institutional

Chase Manhattan Bank N/A ...........................       34.27%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Chase Manhattan Bank N/A ...........................       12.65%
Global SEC Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Obie & Co. .........................................        7.23%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Chase Manhattan Bank NA ............................        7.11%
Attn: Deborah Derenzo
4 New York Plaza
9th Floor
New York, NY 10004-2413

Treasury Plus Money Market Fund--Premier
Obie & Co. .............................       50.82%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Chase Manhattan Bank NA ................       21.36%
Attn: Deborah Derenzo
4 New York Plaza
9th Floor
New York, NY 10004-2413

Chase Manhattan Bank ...................        5.60%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Chase Manhattan Bank N/A ...............        5.52%
Global Investor Services Omnibus AC
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Tax Free Money Market Fund--Vista

Chase Manhattan Bank ...................       44.50%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Obie & Co. .............................       11.39%
Chase Bank of Texas
Attn: STIF Unit 18 HCB 340
PO Box 2558
Houston, TX 77252-2558

Tax Free Money Market Fund--Institutional

Chase Manhattan Bank ..............................       47.43%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

John M. Utley .....................................        8.73
Katherine J. Utley
5601 Willow Bend Ct.
Plano, TX 75093-4206

Chase Manhattan Bank N/A ..........................        8.06%
Global SEC Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

Kelley & Ryan, A Professional Corporation .........        5.91%
Attn: Joe Ryan
10000 Memorial Drive, Ste. 210
Houston, TX 77024-3409

Parfums De Coeur, LTD .............................        5.17%
Attn: Edward J. Kaminski
85 Old Kings Highway North
Darien, CT 06820-4724

Tax Free Money Market Fund--Premier

Chase Manhattan Bank ..............................       33.06%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Andrew Stone ......................................       18.25%
740 Park Ave.
New York, NY 10021-4251

Joel E. Smilow ....................................       10.63%
Joan L. Smilow JTWROS
100 Beachside Ave.
Greens Farm, CT 06436

Ivans ......................................       6.19%
777 West Putnam Ave.
Attn: R. Payne
Greenwich, CT 06830-5091

National Financial Serv. Corp. .............       5.32%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

Chase Manhattan Bank .......................       5.25%
FBO IMA Customers
Attn: Barbara Licata
1985 Marcus Ave.
2nd Floor
New Hyde Park, NY 11042-1053

California Tax Free Money Market Fund--Vista

Chase Manhattan Bank .......................      53.69%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

National Financial Serv. Corp. .............      15.66%
For the Excl Ben of our Cust
Church Street Station
PO Box 3752
New York, NY 10008-3752

Gilbert Meyer TTEE .........................      10.76%
Carol Meyer TTEE
U/A DTD Jan 7, 97
FBO The Meyer Family Trust
135 S. State College Blvd.
Brea, CA 92821-5823

Chase Manhattan Bank N/A ...................       6.52%
Global SEC Services Omnibus
Attn: Barrington A. Miller
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001

New York Tax Free Money Market Fund--Vista

Chase Manhattan Bank .................................       27.34%
Client Services Department
Attn: Sevan Marinos
1 Chase Manhattan Plaza
16th Floor
New York, NY 10005-1401

Chase Manhattan Bank .................................        8.49%
FBO IMA Customers
Attn: Barbara Licata
1985 Marcus Avenue
2nd Floor
New Hyde Park, NY 11042-1053

National Financial Serv. Corp. .......................        7.03%
For the Excl Ben of our Cust
Church Street Station
2375 Catob Road
Harbor Springs, MI 49740-9380

New York Tax Free Income Fund--A Shares

Balsa & Co. ..........................................        9.04%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

Balsa & Co. ..........................................        8.59%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

Tax Free Income Fund--A Shares

NFSC FEBO # C1B-286109 ...............................        7.10%
JGL Partners L P
JGL Partners L P
23 Cornell Way
Montclair, NJ 07043-2505

Tax Free Income Fund--B Shares

MLPF&S for the sole benefit of ITS Customers .........        5.11%
Attn: Fund Administration
SEC# 97FC2
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

                             Financial Statements

     The 1999 Annual Report to Shareholders of each Fund including the reports of independent accountants, financial highlights and financial statements for the fiscal year ended August 31, 1999 contained therein, are incorporated herein by reference.

              Specimen Computations of Offering Prices Per Share

New York Tax Free Income Fund (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at
 August 31, 1999 .......................................................     $ 11.36

Maximum Offering Price per Share ($11.36 divided by .955) (reduced on
 purchases of $100,000 or more).........................................     $ 11.90

New York Tax Free Income Fund B Shares (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at
 August 31, 1999 .......................................................     $ 11.34

Tax Free Income Fund (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at
 August 31, 1999 .......................................................     $ 12.17
Maximum Offering Price per Share ($12.17 divided by .955) (reduced on
 purchases of $100,000 or more) ........................................     $ 12.74

Tax Free Income Fund B Shares (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at
 August 31, 1999 .......................................................     $ 12.10

California Intermediate Tax Free Fund (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at
 August 31, 1999 .......................................................     $  9.79
Maximum Offering Price per Share ($9.79 divided by .955) (reduced on
 purchases of $100,000 or more) ........................................     $ 10.25

     The Shares of the Money Market Funds are offered for sale at Net Asset
Value.

                                  APPENDIX A

                       DESCRIPTION OF CERTAIN OBLIGATIONS
                    ISSUED OR GUARANTEED BY U.S. GOVERNMENT
                         AGENCIES OR INSTRUMENTALITIES

     Federal Farm Credit System Notes and Bonds--are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

     Maritime Administration Bonds--are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the U.S. Government.

     FNMA Bonds--are bonds guaranteed by the Federal National Mortgage Association. These bonds are not guaranteed by the U.S. Government.

     FHA Debentures--are debentures issued by the Federal Housing
Administration of the U.S. Government and are guaranteed by the U.S.
Government.

     FHA Insured Notes--are bonds issued by the Farmers Home Administration of the U.S. Government and are guaranteed by the U.S. Government.

     GNMA Certificates--are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration and therefore guaranteed by the U.S. Government. As a consequence of the fees paid to GNMA and the issuer of GNMA Certificates, the coupon rate of interest of GNMA Certificates is lower than the interest paid on the VA-guaranteed or FHA-insured mortgages underlying the Certificates. The average life of a GNMA Certificate is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures may result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool. Foreclosures impose no risk to principal investment because of the GNMA guarantee. As the prepayment rate of individual mortgage pools will vary widely, it is not possible to accurately predict the average life of a particular issue of GNMA Certificates. The yield which will be earned on GNMA Certificates may vary form their coupon rates for the following reasons: (i) Certificates may be issued at a premium or discount, rather than at par; (ii) Certificates may trade in the secondary market at a premium or discount after issuance; (iii) interest is earned and compounded monthly which has the effect of raising the effective yield earned on the Certificates; and (iv) the actual yield of each Certificate is affected by the prepayment of mortgages included in the mortgage pool underlying the Certificates. Principal which is so prepaid will be reinvested, although possibly at a lower rate. In addition, prepayment of mortgages included in the mortgage pool underlying a GNMA Certificate purchased at a premium could result in a loss to a Fund. Due to the large amount of GNMA Certificates outstanding and active participation in the secondary market by securities dealers and investors, GNMA Certificates are highly liquid instruments. Prices of GNMA Certificates are readily available from securities dealers and depend on, among other things, the level of market rates, the Certificate's coupon rate and the prepayment experience of the pool of mortgages backing each Certificate. If agency securities are purchased at a premium above principal, the premium is not guaranteed by the issuing agency and a decline in the market value to par may result in a loss of the premium, which may be particularly likely in the event of a prepayment. When and if available, U.S. Government obligations may be purchased at a discount from face value.

     FHLMC Certificates and FNMA Certificates--are mortgage-backed bonds issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, respectively, and are guaranteed by the U.S. Government.

     GSA Participation Certificates--are participation certificates issued by the General Services Administration of the U.S. Government and are guaranteed by the U.S. Government.

     New Communities Debentures--are debentures issued in accordance with the provisions of Title IV of the Housing and Urban Development Act of 1968, as supplemented and extended by Title VII of the Housing and Urban Development Act of 1970, the payment of which is guaranteed by the U.S. Government.

     Public Housing Bonds--are bonds issued by public housing and urban renewal agencies in connection with programs administered by the Department of Housing and Urban Development of the U.S. Government, the payment of which is secured by the U.S. Government.

     Penn Central Transportation Certificates--are certificates issued by Penn Central Transportation and guaranteed by the U.S. Government.

     SBA Debentures--are debentures fully guaranteed as to principal and interest by the Small Business Administration of the U.S. Government.

     Washington Metropolitan Area Transit Authority Bonds--are bonds issued by the Washington Metropolitan Area Transit Authority. Some of the bonds issued prior to 1993 are guaranteed by the U.S. Government.

     FHLMC Bonds--are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation. These bonds are not guaranteed by the U.S. Government.

     Federal Home Loan Bank Notes and Bonds--are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

     Student Loan Marketing Association ("Sallie Mae") Notes and Bonds--are notes and bonds issued by the Student Loan Marketing Association and are not guaranteed by the U.S. Government.

     D.C. Armory Board Bonds--are bonds issued by the District of Columbia Armory Board and are guaranteed by the U.S. Government.

     Export-Import Bank Certificates--are certificates of beneficial interest and participation certificates issued and guaranteed by the Export-Import Bank of the U.S. and are guaranteed by the U.S. Government.

     In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

     Investments may also be made in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                                  APPENDIX B

                            DESCRIPTION OF RATINGS*

     The ratings of Moody's and Standard & Poor's represent their opinions as to the quality of various Municipal Obligations. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, Municipal Obligations with the same maturity, coupon and rating may have different yields while Municipal Obligations of the same maturity and coupon with different ratings may have the same yield.

          Description of Moody's four highest municipal bond ratings

     Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa--Bonds which are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

   Description of Moody's three highest ratings of state and municipal notes

     Moody's ratings for state and municipal short-term obligations will be designated Moody's Investment Grade ("MIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower and short-term cyclical elements are critical in short-term ratings, while other factors of major importance in bond risk, long-term secular trends for example, may be less important over the short run. A short-term rating may also be assigned on an issue having a demand feature-variable rate demand obligation or commercial paper programs; such ratings will be designated as "VMIG." Short-term ratings on issues with demand features are differentiated by the use of the VMIG symbol to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity. Symbols used are as follows:

     MIG-1/VMIG-1--Notes bearing this designation are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

     MIG-2/VMIG-2--Notes bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.
----------
* As described by the rating agencies. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

 MIG-3/VMIG-3--Notes bearing this designation are of favorable quality, where all security elements are accounted for but there is lacking the undeniable strength of the preceding grade, liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     Description of Standard & Poor's four highest municipal bond ratings

     AAA--Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

     AA--Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

     A--Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     BBB--Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

     Plus (+) or Minus ( ): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's ratings of municipal notes and tax-exempt demand bonds

     A Standard & Poor's note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

     --Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

     --Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

     Note rating symbols are as follows:

     SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

     SP-2--Satisfactory capacity to pay principal and interest.

     SP-3--Speculative capacity to pay principal and interest.

     Standard & Poor's assigns "dual" ratings to all long-term debt issues that have as part of their provisions a demand or double feature.

     The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are used to denote the put option (for example, "AAA/B-1+"). For the newer "demand notes," S&P's note rating symbols, combined with the commercial paper symbols, are used (for example, "SP-1+/A-1+").

     Description of Standard & Poor's two highest commercial paper ratings

     A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

     B-1--This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics will be denoted with a plus (+) sign designation.

     A-2--Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

          Description of Moody's two highest commercial paper ratings

     Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
Prime-1, Prime-2 and Prime-3.

     Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: (1) leading market positions in well-established industries; (2) high rates of return on funds employed; (3) conservative capitalization structures with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well-established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

 Description of Fitch's ratings of municipal notes and tax-exempt demand bonds
                            Municipal Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issuer, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's financial strength and credit quality.

     AAA--Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

     AA--Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated

AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1.

     A--Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstance than bonds with higher ratings.

     BBB--Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse consequences on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus and minus signs are used by Fitch to indicate the relative position of credit within a rating category. Plus and minus signs, however, are not used in the AAA category.

                              Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

     F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

     F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

     F-2--Good Credit Quality. Issues carrying this rating have satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

     F-3--Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, although near-term adverse changes could cause these securities to be rated below investment grade.

                                  APPENDIX C

                 SPECIAL INVESTMENT CONSIDERATIONS RELATING TO
                        NEW YORK MUNICIPAL OBLIGATIONS

     Some of the significant financial considerations relating to the investments of the New York Municipal Money Market Fund in New York municipal securities are summarized below. The following information constitutes only a brief summary, does not purport to be a complete description and is largely based on information drawn from official statements relating to securities offerings of New York municipal obligations available as of the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements has not been independently verified.

                                New York State

     New York State Financing Activities. There are a number of methods by which New York State (the "State") may incur debt. Under the State Constitution, the State may not, with limited exceptions for emergencies, undertake long-term general obligation borrowing (i.e., borrowing for more than one year) unless the borrowing is authorized in a specific amount for a single work or purpose by the New York State Legislature (the "Legislature") and approved by the voters. There is no limitation on the amount of long-term general obligation debt that may be so authorized and subsequently incurred by the State. With the exception of general obligation housing bonds (which must be paid in equal annual installments or installments that result in substantially level or declining debt service payments, within 50 years after issuance, commencing no more than three years after issuance), general obligation bonds must be paid in equal annual installments or installments that result in substantially level or declining debt service payments, within 40 years after issuance, beginning not more than one year after issuance of such bonds.

     The State may undertake short-term borrowings without voter approval (i) in anticipation of the receipt of taxes and revenues, by issuing tax and revenue anticipation notes ("TRANs"), and (ii) in anticipation of the receipt of proceeds from the sale of duly authorized but unissued bonds, by issuing bond anticipation notes ("BANs"). TRANs must mature within one year from their dates of issuance and may not be refunded or refinanced beyond such period. BANS may only be issued for the purposes and within the amounts for which bonds may be issued pursuant to voter authorizations. Such BANs must be paid from the proceeds of the sale of bonds in anticipation of which they were issued or from other sources within two years of the date of issuance or, in the case of BANs for housing purposes, within five years of the date of issuance.

     The State may also, pursuant to specific constitutional authorization, directly guarantee certain public authority obligations. The State Constitution provides for the State guarantee of the repayment of certain borrowings for designated projects of the New York State Thruway Authority, the Job Development Authority and the Port Authority of New York and New Jersey. The State has never been called upon to make any direct payments pursuant to such guarantees. The State-guaranteed bonds of the Port Authority of New York and New Jersey were fully retired on December 31, 1996. State-guaranteed bonds issued by the Thruway Authority were fully retired on July 1, 1995.

     In February 1997, the Job Development Authority ("JDA") issued approximately $85 million of State-guaranteed bonds to refinance certain of its outstanding bonds and notes in order to restructure and improve JDA's capital structure. Due to concerns regarding the economic viability of its programs, JDA's loan and loan guarantee activities had been suspended since the Governor took office in 1995. As a result of the structural imbalances in JDA's capital structure, and defaults in its loan portfolio and loan guarantee program incurred between 1991 and 1996, JDA would have experienced a debt service cash flow shortfall had it not completed its recent refinancing. JDA anticipates that it will transact additional refinancings in 1999, 2000 and 2003 to complete its long-term plan of finance and further alleviate cash flow imbalances which are likely to occur in future years. JDA recently resumed its lending activities under a revised set of lending programs and underwriting guidelines.

     The State employs additional long-term financing mechanisms, lease-purchase and contractual-obligation financing, which involve obligations of public authorities or municipalities that are State-supported but not general obligations of the State. Under these financing arrangements, certain public authorities and municipalities have issued obligations to finance the construction and rehabilitation of facilities or the acquisition and rehabilitation of equipment and expect to meet their debt service requirements through the receipt of rental or other contractual payments made by the State. Although these financing arrangements involve a contractual agreement by the State to make payments to a public authority, municipality or other entity, the State's obligation to make such payments is generally expressly made subject to appropriation by the Legislature and the actual availability of money to the State for making the payments. The State has also entered into a contractual-obligation financing arrangement with the New York Local Government Assistance Corporation ("LGAC") to restructure the way the State makes certain local aid payments.

     The State participates in the issuance of Certificates of Participation ("COPs") in a pool of leases entered into by the State's Office of General Services on behalf of several State departments and agencies interested in acquiring operational equipment, or in certain cases, real property. Legislation enacted in 1986 established restrictions upon and centralized State control, through the Comptroller and the Director of the Budget, over the issuance of COPs representing the State's contractual obligation, subject to annual appropriation by the Legislature and availability of money, to make installment or lease-purchase payments for the State's acquisition of such equipment or real property.

     The State also employs moral obligation financing. Moral obligation financing generally involves the issuance of debt by a public authority to finance a revenue-producing project or other activity. The debt is secured by project revenues and statutory provisions requiring the State, subject to appropriation by the Legislature, to make up any deficiencies which may occur in the issuer's debt service reserve fund. There has never been a default on any moral obligation debt of any public authority although there can be no assurance that such a default will not occur in the future.

     Payments of debt service on State general obligation and State-guaranteed bonds and notes are legally enforceable obligations of the State. The State has never defaulted on any of its general obligation indebtedness or its obligations under lease-purchase or contractual-obligation financing arrangements and has never been called upon to make any direct payments pursuant to its guarantees although there can be no assurance that such a default or call will not occur in the future.

     The proposed 1997-98 through 2002-2003 Capital Program and Financing Plan was released with the 1998-99 Executive Budget on January 20, 1998. As part of the Plan, changes were proposed to the State's 1997-98 borrowing plan, including: delay of the issuance of COPs to finance welfare information systems through 1998-99 to permit a thorough assessment of needs; and the elimination of issuances for the CEFAP to reflect the proposed conversion of that bond-financed program pay-as-you-go financing.

     In addition to the arrangements described above, State law provides for the creation of State municipal assistance corporations, which are public authorities established to aid financially troubled localities. The Municipal Assistance Corporation for The City of New York ("MAC") was created to provide financing assistance to New York City (the "City"). To enable MAC to pay debt service on its obligations, MAC receives, subject to annual appropriation by the Legislature, receipts from the 4% New York State Sales Tax for the benefit of New York City, the State-imposed stock transfer tax and, subject to certain prior liens, certain local assistance payments otherwise payable to the City. The legislation creating MAC also includes a moral obligation provision. Under its enabling legislation, MAC's authority to issue bonds and notes (other than refunding bonds and notes) expired on December 31, 1984. In 1995, the State created the Municipal Assistance Corporation for the City of Troy ("Troy MAC"). The bonds issued by Troy MAC, however, do not include moral obligation provisions.

     The 1999-2000 State Financial Plan. The State's 1999-2000 fiscal year commenced on April 1, 1999 and ends on March 31, 2000. On March 31, 1999, the State adopted the debt service portion of the State budget for the 1999-2000 fiscal year; four months later, on August 4, 1999, it enacted the remainder of the budget. The Governor approved the budget as passed by the Legislature. Prior to passing the budget in its entirety for the current fiscal year, the State enacted appropriations that permitted the State to continue its operations.

     Following enactment of the budget, the State prepared a Financial Plan for the 1999-2000 fiscal year, dated August 24, 1999 (the "1999-2000 Financial Plan"), that sets forth projected receipts and disbursements based on the actions taken by the Legislature. The State is required to issue quarterly modifications to the cash-basis State Financial Plan in July, October, and January. These modifications reflect analysis of actual receipts and disbursements on a cash basis for each reporting period, and contain revised estimates of receipts and disbursements for the then current fiscal year. As a result of the delay in adopting the budget for 1999-2000, the State incorporated the First Quarterly Update (the "August Financial Plan") into the Annual Information Statement dated August 24, 1999. The State issued its Second Quarterly Update to the cash-basis 1999-2000 State Financial Plan (the "Mid-Year Update") on October 29, 1999.

     The State Financial Plan is projected to be balanced on a cash basis. However, there can be no assurance that the State Financial Plan will continue to be in balance. On October 29, 1999, the State issued its Mid-Year Update to the 1999-2000 Financial Plan. In the Mid-Year Update, the State continues to project that the State Financial Plan for 1999-2000 will remain in balance. The State now projects total receipts and transfers from other funds of $39.32 billion in 1999-2000, an increase of $15 million over the amount projected in the August Financial Plan. The State has also lowered its disbursement projections by $10 million, with total disbursements of $37.35 billion now expected for the current fiscal year. The additional receipts and lower disbursements increase the State's projected cash-basis surplus by $25 million over the August Financial Plan. The State has earmarked the additional resources for the Contingency Reserve Fund.

     The State now projects a closing General Fund balance of $2.87 billion in 1999-2000. The balance is comprised of $1.82 billion reserved to finance already-enacted tax cuts, $473 million in the Tax Stabilization Reserve Fund, $250 million in the Debt Reduction Reserve Fund (DRRF), $132 million in the Contingency Reserve Fund (after the proposed deposit of $25 million) and $200 million in the Community Projects Fund.

     The State ended the first six months of the 1999-2000 fiscal year with a General Fund cash balance of $5.42 billion, roughly $295 million lower than projected in the cash flow accompanying the August Financial Plan. Total receipts, including transfers from other funds, were approximately $11 million less than expected, with the decrease comprised of lower tax revenues ($25 million) and transfers from other funds ($8 million) offset in part by $22 million in higher miscellaneous receipts. Total disbursements through the first six months of the fiscal year were $16.88 billion, or $284 million higher than projected in August. The Division of the Budget expects that most of these variances are timing-related and not likely to affect total disbursements for the fiscal year.

     Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State's Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions and organizations that are not subject to the State's control. The State Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts, however, have frequently failed to predict accurately the timing and magnitude of changes in the national and the State economies.

     Despite recent budgetary surpluses recorded by the State, State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy, actions of the federal government and other factors have created structural budget gaps for the State. These gaps resulted from a significant disparity between recurring revenues and the costs of maintaining or increasing the level of support for State programs. To address a potential imbalance in any given fiscal year, the State is required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disburse-ments in future fiscal years. For example, the fiscal effects of tax reductions adopted in the last several fiscal years (including 1998-99) are projected to grow more substantially beyond the 1999-2000 fiscal year, with the incremental annual cost of all currently enacted tax reductions estimated at over $4 billion by the time they are fully effective in State fiscal year 2002-03. These actions will place pressure on future budget balance in New York State.

     Projected Budget Gaps for 2000-01 and 2001-02. The revised Financial Plan projects a budget gap of $1.9 billion in 2000-01, $300 million higher than the Executive Budget estimate (after adjusting for the projected costs of collective bargaining). This estimate includes an assumption for the projected costs of new collective bargaining agreements, $500 million in assumed operating efficiencies, as well as the planned application of approximately $615 million of the $1.82 billion tax reduction reserve. DOB will formally update its projections of receipts and disbursements for future years as part of the Governor's 2000-01 Executive Budget submission. The revised expectations for these years will reflect the cumulative impact of tax reductions and spending commitments enacted over the last several years as well as new 2000-01 Executive Budget recommendations.

     Special Considerations. Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and organizations that are not subject to the State's control. The State Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and State economies. The Division of Budget believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. Actual results, however, could differ materially and adversely from the projections set forth, and those projections may be changed materially and adversely from time to time. See the section entitled "State Financial Plan Considerations" below for a discussion of risks and uncertainties faced by the State.

     Effective January 1, 1997, the Health Care Reform Act (HCRA) moved the hospital industry into a competitive market system by allowing most non-governmental payers to negotiate reimbursement directly with hospitals. HCRA continued the New York Prospective Hospital Reimbursement Methodology (NYPHRM) rate setting system for Medicaid. HCRA legislation is scheduled to expire on December 31, 1999. It is anticipated that the State Legislature will convene a special session prior to that date to enact successor HCRA legislation. Since successor legislation has yet to be adopted, its impact on the Financial Plan, if any, is unknown at this time.

     Outyear Projections of Receipts and Disbursements. In recent years, the State has closed projected budget gaps of $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98) and less than $1 billion (1998-99). The
State, as a part of the 1998-99 Executive Budget projections submitted to the Legislature in February 1998, projected a 1999-2000 General Fund budget gap of approximately $1.7 billion and a 2000-01 gap of $3.7 billion. The State projects budget gaps of $1.1 billion in 2000-01 and $2.08 billion in 2001-02.

     The State and the United University Professionals (UUP) union have reached a tentative agreement on a new four-year labor contract. The State is continuing negotiations with other unions representing State employees, the largest of which is the Civil Service Employees Association (CSEA). CSEA previously failed to ratify a tentative agreement on a new four-year contract earlier in 1999. The 1999-2000 Financial Plan has reserved $100 million for possible collective bargaining agreements, and reserves are contained in the preliminary outyear projection for 2000-01 to cover the recurring costs of any new agreements. To the extent these reserves are inadequate to finance such agreements, the costs of new labor contracts could increase the size of future budget gaps.

     Sustained growth in the State's economy could contribute to closing projected budget gaps over the next several years, both in terms of higher-than-projected tax receipts and in lower-than-expected entitle-ment spending. The State assumes that the 2000-01 Financial Plan will achieve $500 million in savings from initiatives by State agencies to deliver services more efficiently, workforce management efforts, maximization of federal and non-General Fund spending offsets, and other actions necessary to help bring projected disbursements and receipts into balance. The projections do not assume any gap-closing benefit from the potential settlement of State claims against the tobacco industry.

     Uncertainties with regard to the economy, as well as the outcome of certain litigation now pending against the State, could produce adverse effects on the State's projections of receipts and disbursements. For example, changes to current levels of interest rates or deteriorating world economic conditions could have an adverse effect on the State economy and produce results in the current fiscal year that are worse than predicted. Similarly, adverse judgments in legal proceedings against the State could exceed amounts reserved in the 2000-2001 Financial Plan for payment of such judgments and produce additional unbudgeted costs to the State.

     In recent years, including this year, the State has failed to adopt a budget prior to the beginning of its fiscal year. A delay in the adoption of the State's budget beyond the statutory April 1 deadline could delay the projected receipt by the City of State aid, and there can be no assurance that State budgets in future fiscal years will be adopted by the April 1 statutory deadline.

     Year 2000 Compliance. New York State is currently addressing Year 2000 ("Y2K") data processing compliance issues. Since its inception, the computer industry has used a two-digit date convention to represent the year. In the year 2000, the date field will contain "00" and, as a result, many computer systems and equipment may not be able to process dates properly or may fail since they may not be able to distinguish between the years 1900 and 2000. The Year 2000 issue not only affects computer programs, but also the hardware, software and networks on which they operate. In addition, any system or equipment that is dependent on an embedded chip, such as telecommunication equipment and security systems, may also be adversely affected.

     In April 1999 the State Comptroller released an audit on the State's Year 2000 compliance. The audit, which reviewed the State's Y2K compliance activities through October 1998, found that the State had made progress in achieving Y2K compliance, but needed to improve its activities in several areas, including data interchanges and contingency planning.

     In 1996, the State created the Office for Technology ("OFT") to help address statewide technology issues, including the Year 2000 issue. The Office for Technology (OFT) will continue to monitor compliance progress for the State's mission-critical and high-priority systems. OFT submitted a final quarterly compliance progress report to the Governor's Office for the quarter ending September 30, 1999. Monthly exception reporting for the remainder of the year will replace the quarterly reports. The 1999-2000 enacted budget allocates $19 million for priority embedded systems and $20 million for unanticipated expenses related to bringing technology into Y2K compliance. OFT reports that as of September 1999, the State's mission-critical systems are 100% compliant; 93% of the overall compliance effort on the high-priority systems has been completed with 269 systems now Year 2000 compliant. The State also procured independent validation and verification services (IV&V) from a qualified vendor to perform an automated review of code for all mission-critical systems which was completed in October 1999. Overall, the vendor noted that New York State agencies had followed and implemented several best practices and therefore the vendor made very few process recommendations and only a few significant code check issues (.01% of the code) were remaining after agency reviews of the IV&V results. These results compare very favorably with results from IV&V of major systems from other states that the vendor has done.

     The State is also addressing a number of issues related to Y2K compliance, including: testing all data exchange interfaces with federal, state, local and private data partners for critical systems (as of September 1999, 98% of data exchanges are done); completing compliance work of priority equipment and systems that may depend on embedded chips (as of September 1999, 82% of these systems are compliant); and contacting critical vendors and supply partners to obtain and monitor Year 2000 compliance status information and assurances. The State is also preparing contingency plans. All agencies were required to complete contingency plans for priority systems and business processes by the first quarter of calendar year 1999. These plans have been completed and tested as of June 1999 and are being integrated into the State Emergency Response Plan under the direction of the State Emergency Management Office. As of September 1999, 46 agencies have filed their contingency plans with the State Emergency Management Office. In addition, State agencies that regulate industries, such as the Public Service Commission, the Banking Department and others are closely monitoring the few regulated companies that are not yet compliant. The Public Service Commission reports that as of September 1999, all State-regulated utilities, with the exception of a few small water and cable companies, are ready for the Year 2000, including the existence of comprehensive contingency plans.

     The State has also been working with local governments since December 1996 to raise awareness, promote action and provide assistance with Year 2000 compliance. This has included assisting local governments in addressing their local Y2K issues, guiding local governments in holding Citizen Forums to inform citizens of compliance and contingency activities in their community, and guiding citizens in their individual preparations for Year 2000. Presentations, teleconferences, written guidance materials, videotapes, a comprehensive web site and brochures have been made available and widely distributed.

     While the State is taking what it believes to be appropriate action to address Year 2000 compliance, there can be no guarantee that all of the State's systems and equipment will be Year 2000 compliant and that there will not be an adverse impact upon State operations or finances as a result. Since Year 2000 compliance by outside parties is beyond the State's control to remediate, the failure of outside parties to achieve Year 2000 compliance could have an adverse impact on State operations or finances as well.

     Government Funds Comprising the State Financial Plan. Four governmental fund types comprise the State Financial Plan: the General fund, the Special Revenue Funds, the Capital Projects funds and the Debt Service funds.

     General Fund. The General Fund is the principal operating fund of the State and is used to account for all financial transactions, except those required to be accounted for in another fund. It is the State's largest fund and receives almost all State taxes and other resources not dedicated to particular purposes. General Fund moneys are also transferred to other funds, primarily to support certain capital projects and debt service payments in other fund types. In the State's 1999-2000 fiscal year, the General Fund is expected by the State to account for approximately 47.1 percent of all governmental funds disbursements and 69.3 percent of total State Funds disbursements.

     Total General Fund receipts and transfers in 1999-2000 are now projected to be $39.31 billion, an increase of $2.58 billion from the $36.74 billion recorded in 1998-99. This total includes $35.94 billion in tax receipts, $1.36 billion in miscellaneous receipts, and $2.02 billion in transfers from other funds. The transfer of the $1.82 billion surplus recorded in 1998-99 to the 1999-2000 fiscal period has the effect of exaggerating the growth in State receipts from year to year by depressing reported 1998-99 figures and inflating 1999-2000 projections.

     General Fund disbursements, including transfers to support capital projects, debt service and other funds, are estimated at $37.35 billion in 1999-2000, an increase of $867 million.

     Following the pattern of the last two fiscal years, education programs receive the largest share of new funding contained in the 1999-2000 Financial Plan. School aid is expected to grow by $831 million or 8.58 percent over 1998-99 levels (on a State fiscal year basis). Outside of education, the largest growth in spending is for State Operations ($181 million, including $100 million reserved for possible collective bargaining costs); Debt Service ($183 million), and mental hygiene programs, including funding for a cost of living increase for care providers ($114 million). These increases were offset, in part, by spending reductions or actions in health and social welfare ($280 million), and in general State charges ($222 million).

     Grants to Local Governments is the largest category of General Fund disbursements and includes financial assistance to local governments and not-for-profit corporations, as well as entitlement benefits to individuals. The largest areas of spending in this category are for aid to elementary and secondary schools (41 percent) and for the State's share of Medicaid payments to providers (22 percent). Grants to Local Governments are projected at $25.62 billion in 1999-2000, an increase of $926 million over 1998-99.

     Under the 1999-2000 enacted budget, General Fund spending on school aid is projected at $10.52 billion on a State fiscal year basis, an increase of $831 million from the prior year. The budget provides additional funding for operating aid, building aid, and several other targeted aid programs. It also funds the balance of aid payable for the 1998-99 school year that is due primarily in the first quarter of the 1999-2000 fiscal year. For all other educational programs, disbursements are projected to grow by $78 million to $2.99 billion.

     Spending for Medicaid in 1999-2000 is projected to total $5.54 billion, essentially unchanged from 1998-99, due in part to the use of $145 million in other available funds that lowers disbursements in this area. Disbursements for all other health and social welfare programs are projected to total $2.70 billion, a decrease of $252 million. Lower welfare spending, driven by State and federal reforms and a robust economy, accounts for most of the decline.

     The remaining disbursements primarily support community-based mental hygiene programs, local transportation programs, and revenue sharing payments to local governments. Revenue sharing and other general purpose aid to local governments is projected at $825 million.

     State operations pays for the costs of operating the Executive, Legislative, and Judicial branches of government, including the prison system, mental hygiene institutions, and the State University system (SUNY). Personal Service costs account for approximately 73 percent of spending in this category.

     Spending in State operations in 1999-2000 will total $6.85 billion, an increase by $181 million over the prior year. The growth reflects $100 million in projected spending for new collective bargaining agreements that the State expects to be ratified in the current year. The year-to-year growth reflects $100 million reserved to fund new collective bargining agreements, including the recent contract ratified by the United University Professionals. Costs for the State's Year 2000 compliance programs and growth in the Legislative and Judiciary budgets also contribute to the increase.

     General State charges account for the costs of providing fringe benefits to State employees and retirees of the Executive, Legislature, and Judiciary. Disbursements in this category are estimated at $2.04 billion, a decrease of $222 million from the prior year. The change primarily reflects projected growth of $27 million in a variety of programs offset by the use of proceeds from the privatization of the Medical Malpractice Insurance Association, which is expected to offset certain General Fund fringe benefit costs over the next two fiscal years by approximately $250 million annually.

     Debt Service. This category accounts for debt service on short-term obligations of the State, i.e., the interest costs of the State's commercial paper program. The commercial paper program is expected to have an average of approximately $185 million outstanding during 1999-2000. The majority of the State's debt service is for long-term bonds, and is shown in the Financial Plan as a transfer to the General Debt Service Fund.

     Transfers to other funds from the General Fund are made primarily to finance certain portions of State capital projects spending and debt service on long-term bonds where these costs are not funded from other sources. Long-term debt service transfers are projected at $2.27 billion in 1999-2000, an increase of $183 million from 1998-99. The increase reflects debt service costs from prior-year bond sales (net of refunding savings), and certain sales planned to occur during the 1999-2000 fiscal year.

     Transfers for capital projects provide General Fund support for projects that are not financed with bond proceeds, dedicated taxes, other revenues, or federal grants. Transfers in this category are projected to total $168 million in 1999-2000.The decline of $78 million from the prior year is primarily due the delay of the receipt of payment of certain reimbursements in 1998-99.

     Receipts of $50 million transferred to DRRF in 1998-99 will be used in the Capital Projects Fund in 1999-2000 to provide pay-as-you-go funding for five capital programs that were previously funded with bond proceeds. The 1999-2000 enacted budget also reserves $250 million in new resources for DRRF.

     All other transfers (excluding DRRF), which reflect the remaining transfers from the General Fund to other funds, are estimated to total $385 million in 1999-2000, a decline of $84 million from 1998-99, primarily because of certain non-recurring transfers that occurred last year.

     The DOB estimates that the 1999-2000 State Financial Plan contains actions that provide non-recurring resources or savings totaling approximately $500 million, or 1.3 percent of General Fund resources, the largest of which is the first phase of the privatization of MMIA. To the greatest extent possible, one-time resources are expected to be utilized to finance one-time costs, including Year 2000 compliance costs and certain capital spending.

     Special Revenue Funds. Special Revenue Funds are used to account for the proceeds of specific revenue sources such as federal grants that are legally restricted, either by the Legislature or outside parties, to expenditures for specified purposes. Special Revenue Funds spending is projected at $30.94 billion, an increase of $1.29 billion or 4.35 percent over the prior year. Special Revenue Funds include Federal grants and State special revenue funds.

     Federal grants are projected to comprise 72 percent of all Special Revenue spending in 1999-2000, comparable to prior years. Disbursements from federal funds are estimated at $22.17 billion, an increase of $741 million or 3.46 percent. Medicaid is the largest program within federal funds, accounting for 56 percent of total spending in this category. In 1999-2000, Medicaid spending is projected at $14.32 billion, an increase of $711 million over 1998-99. The remaining growth in federal funds is primarily for the Child Health Plus program, which is estimated at $117 million in 1999-2000. This growth is offset by decreased spending in certain social services programs resulting from more recent spending reestimates.

     State special revenue spending is projected to be $8.77 billion, an increase of $550 million or 6.69 percent from last year. The spending growth is primarily due to $661 million for the next phase of the STAR program and $250 million in additional general State charges funded by proceeds from the MMIA transaction, offset by a decrease of $185 million in projected educational spending as a result of lower projected Lottery proceeds and a decline of $112 million in transportation disbursements. The remainder reflects the net impact of spending reestimates.

     Capital Projects Funds. Capital Projects Funds account for the financial resources used in the acquisition, construction or rehabilitation of major State capital facilities and for capital assistance grants to certain local governments or public authorities. This fund type consists of the Capital Projects Fund, which is supported by tax dollars transferred from the General Fund and various other capital funds established to distinguish specific capital construction purposes supported by other revenues.

     Capital Projects Funds spending in fiscal year 1999-2000 is projected at $4.18 billion, an increase of $114 million or 2.80 percent from last year. Transportation, environmental, education and mental hygiene programs are the major sources of year-to-year spending growth in this category.

     Debt Service Funds. Debt Service Funds are used to account for the payment of principal of, and interest on, long-term debt of the State and to meet commitments under lease-purchase and other contractual-obligation financing arrangements. Receipts in these Funds in excess of debt service requirements are transferred to the General Fund and Special Revenue Funds, pursuant to law.

     The Debt Service Fund type consists of the General Debt Service Fund, which is supported primarily by tax dollars transferred from the General Fund, and other funds established to accumulate moneys for the payment of debt service. Total disbursements from the Debt Service Fund type are estimated at $3.64 billion in 1999-2000, up $370 million or 11.31 percent from 1998-99.
Transportation purposes, including debt service on bonds issued for State and local highway and bridge programs financed through the New York State Thruway Authority and supported by the Dedicated Highway and Bridge Trust Fund, account for $124 million of the year-to-year growth. Debt service for educational purposes, including State and City University programs financed through the Dormitory Authority, will increase by $80 million. The remaining growth is for a variety of programs in mental health and corrections, and for general obligation financings.

     General Fund: Prior Fiscal Years. New York State's financial operations have improved during recent fiscal years. During the period 1989-90 through 1991-92, the State incurred General Fund operating deficits that were closed with receipts from the issuance of TRANs. A national recession, followed by the lingering economic slowdown in the New York and regional economy, resulted in repeated shortfalls in receipts and three budget deficits during those years. During its last six fiscal years, however, the State has recorded balanced budgets on a cash basis, with positive fund balances as described below. There can be no assurance, however, that such trends will continue.

     Fiscal Year 1998-99. The State ended its 1998-99 fiscal year on March 31, 1999 in balance on a cash basis, with a General Fund cash surplus as reported by the DOB of $1.82 billion. The cash surplus was derived primarily from higher-than-projected tax collections as a result of continued economic growth, particularly in the financial markets and the securities industries.

     The State reported a General Fund closing cash balance of $892 million, an increase of $254 million from the prior fiscal year. The balance is held in three accounts within the General Fund: the Tax Stabilization Reserve Fund
(TSRF), the Contingency Reserve Fund (CRF) and the Community Projects Fund
(CPF). The TSRF closing balance was $473 million, following an additional deposit of $73 million in 1998-99. The CRF closing balance was $107 million, following a deposit of $39 million in 1998-99. The CPF, which finances legislative initiatives, closed the fiscal year with a balance of $312 million.

     The closing fund balance excludes $2.31 billion that the State deposited into the tax refund reserve account at the close of 1998-99 to pay for tax refunds in 1999-2000 of which $521 million was made available as a result of the Local Government Assistance Corporation (LGAC) financing program and was required to be on deposit as of March 31, 1999. The tax refund reserve account transaction has the effect of decreasing reported personal income tax receipts in 1998-99, while increasing reported receipts in 1999-2000.

     General Fund receipts and transfers from other funds (net of tax refund reserve account activity) for the 1998-99 fiscal year totaled $36.74 billion, an increase of 6.34 percent from 1997-98 levels. General Fund disbursements and transfers to other funds totaled $36.49 billion for the 1998-99 fiscal year, an increase of 6.23 percent from 1997-98 levels.

     Fiscal Year 1997-98. The State ended its 1997-98 fiscal year on March 31, 1998 in balance on a cash basis, with a General Fund cash surplus as reported by DOB of approximately $2.04 billion. The cash surplus was derived primarily from higher-than-anticipated receipts and lower spending on welfare, Medicaid and other entitlement programs.

     The General Fund had a closing balance of $638 million, an increase of $205 million from the prior fiscal year. The balance was held in three accounts within the General Fund: the TSRF, the CRF and the CPF. The TSRF closing balance was $400 million, following a required deposit of $15 million (repaying a transfer made in 1991-92) and an extraordinary deposit of $68 million made from the 1997-98 surplus. The CRF closing balance was $68 million, following a $27 million deposit from the surplus. The CPF, which finances legislative initiatives, closed the fiscal year with a balance of $170 million, an increase of $95 million. The General Fund closing balance did not include $2.39 billion in the tax refund reserve account, of which $521 million was made available as a result of the LGAC financing program and was required to be on deposit on March 31, 1998.

     General Fund receipts and transfers from other funds for the 1997-98 fiscal year (including net tax refund reserve account activity) totaled $34.55 billion, an annual increase of $1.51 billion, or 4.57 percent over 1996-97. General Fund disbursements and transfers to other funds were $34.35 billion, an annual increase of $1.45 billion or 4.41 percent.

     Fiscal year 1996-97. The State ended its 1996-97 fiscal year on March 31, 1997 in balance on a cash basis, with a General Fund cash surplus as reported by DOB of approximately $1.42 billion. The cash surplus was derived primarily from higher-than-expected revenues and lower-than-expected spending for social services programs.

     The General Fund closing fund balance was $433 million, an increase of $146 million from the 1995-96 fiscal year. Of that amount, $317 million was in the TSRF, after a required deposit of $15 million and an additional deposit of $65 million in 1996-97. In addition, $41 million was deposited in the CRF. The remaining $75 million reflected amounts then on deposit in the Community Projects Fund. The General Fund closing fund balance did not include $1.86 billion in the tax refund reserve account, of which $521 million was made available as a result of the LGAC financing program and was required to be on deposit as of March 31, 1997.

     General Fund receipts and transfers from other funds for the 1996-97 fiscal year totaled $33.04 billion, an increase of 0.7 percent from the previous fiscal year (including net tax refund reserve account activity). General Fund disbursements and transfers to other funds totaled $32.90 billion for the 1996-97 fiscal year, an increase of 0.7 percent from the 1995-96 fiscal year.

     Cash-Basis Results for the Non-General Funds Over the Last 3
Years. Activity in the three other governmental funds has remained relatively stable over the last three fiscal years, with federally-funded programs comprising approximately two-thirds of these funds. The most significant change in the structure of these funds has been the redirection of a portion of transportation-related revenues from the General Fund to two new dedicated funds in the Special Revenue and Capital Projects fund types. These revenues are used to support the capital programs of the Department of Transportation, the Metropolitan Transportation Authority (MTA) and other transit entities.

     In the Special Revenue Funds, disbursements increased from $26.02 billion to $29.65 billion over the last three years, primarily as a result of increased costs for the federal share of Medicaid and the STAR program. Other activity reflected dedication of taxes to a new fund for mass transportation, new lottery games, and new fees for criminal justice programs.

     Disbursements in the Capital Projects Funds increased over the three-year period from $3.54 billion to $4.06 billion, primarily for education, environment, public protection and transportation programs. The composition of this fund type's receipts has also changed as dedicated taxes, federal grants and reimbursements from public authority bonds increased, while general obligation bond proceeds declined.

     Activity in the Debt Service Funds reflected increased use of bonds during the three-year period for improvements to the State's capital facilities and the ongoing costs of the LGAC fiscal reform program. The increases were moderated by the refunding savings achieved by the State over the last several years using strict present value savings criteria. Disbursements in this fund type increased from $2.53 billion to $3.27 billion over the three-year period.

     GAAP-Basis Results. State law requires the State to update its projected financial results on a GAAP-basis on or before September first of each year.

     Projected GAAP-Basis Results for Fiscal Year 1999-2000. The State based its GAAP projections on the cash estimates in the Financial Plan. As of January, 1999, the General Fund GAAP Financial Plan for 1999-2000 projects total revenues of $37.47 billion, total expenditures of $37.59 billion and net other financing uses of $27 million. At the end of 1999-2000, the accumulated General Fund GAAP surplus is projected to be $1.55 billion.

     GAAP-Basis Results for Fiscal Year 1998-99. The State completed its 1998-99 fiscal year with a combined governmental funds operating surplus of $1.32 billion, which included operating surpluses in the General Fund ($1.078 billion), in Debt Service Funds ($209 million) and in Capital Projects Funds ($154 million) offset, in part, by an operating deficit in Special Revenue Funds ($117 million).

     General Fund. The State reported a General Fund operating surplus of $1.078 billion for the 1998-99 fiscal year, as compared to an operating surplus of $1.562 billion for the 1997-98 fiscal year. As a result, the State reported an accumulated fund balance of $1.645 billion in the General Fund. The 1998-99 fiscal year operating surplus resulted, in part, from an increase in taxes receivable of $516 million, a decrease in payables to local government of $262 million, a decrease in accrued liabilities of $129 million and a decrease in deferred revenues of $69 million. These gains were partially offset by a decrease in other assets of $117 million and an increase in tax refunds payable of $102 million.

     Revenues increased $1.969 billion (5.7 percent) over the prior fiscal year with increases in personal income, consumption and use and other taxes, and miscellaneous revenues. Business tax revenues fell from the prior fiscal year. Personal income taxes grew $1.733 billion, an increase of nearly 9.3 percent. The increase in personal income taxes was caused by strong employment and wage growth and the continued strong performance by the financial markets during 1998. Consumption and use taxes increased $269 million, or 3.8 percent, due to increased consumer confidence. Other taxes increased $73 million, or 6.9 percent. Miscellaneous revenues increased $145 million, a 5.6 percent increase, primarily because of an increase in reimbursements from regulated industries (e.g., banking and insurance) to fund the State's administrative costs. Business taxes decreased nearly $252 million, or 4.9 percent, because of prior year refunds and carry forwards which were applied against the current year
(1998) liabilities.

     Expenditures increased $1.826 billion (5.5 percent) from the prior fiscal year, with the largest increases occurring in State aid for education and general purpose aid spending. Education expenditures grew $1.014 billion (9.1 percent) due mainly to an increase in spending for support for public schools, handicapped pupil education and municipal and community colleges. General purpose aid increased nearly $329 million (56.5 percent) due to statutory changes in the payment schedule. Personal service and fringe benefit costs increased due to increases in wages and continuing fringe benefits required by collective bargaining agreements.

     Net other financing sources decreased $626 million (159.3 percent) primarily because appropriated transfers from the Special Revenue Funds declined by over $230 million with increases of $265 million in appropriated transfers to Special Revenue, Debt Service and College and University Funds. In addition, transfers to public benefit corporations increased over $170 million primarily because of a change in reporting for Roswell Park Cancer Institute.

     Special Revenue, Debt Service and Capital Projects Fund Types. An operating deficit of $117 million was reported for the Special Revenue Funds for the 1998-99 fiscal year which decreased the accumulated fund balance to $464 million. Revenues increased $1.108 billion over the prior fiscal year (4.0 percent) as a result of increases in tax and federal grants revenues. Expenditures increased $1.308 billion (5.3 percent) as a result of increased costs for local assistance grants. Net other financing uses increased $34 million (1.0 percent).

     Debt Service Funds ended the 1998-99 fiscal year with an operating surplus of $209 million and, as a result, the accumulated fund balance increased to $2.07 billion. Revenues increased $160 million (6.3 percent) primarily because of increases in dedicated taxes. Debt service expenditures increased $162 million (6.0 percent). Net other financing sources increased $253 million (227.4 percent) due primarily to increases in transfers from the General Fund, patient revenue transfers and the establishment of the Debt Reduction Reserve Fund.

     An operating surplus of $154 million was reported in the Capital Projects Funds for the State's 1998-99 fiscal year and, as a result, the accumulated deficit fund balance decreased to $228 million. Revenues increased $242 million (10.6 percent) primarily because tax revenues increased $101 million and federal grant revenues increased $94 million for transportation projects. Expenditures increased $355 million (10.5 percent) primarily because of increases capital construction spending for transportation and correctional services projects. Net other financing sources increased by $35 million.

     GAAP-Basis Results for Fiscal Year 1997-98. The State completed its 1997-98 fiscal year with a combined Governmental Funds operating surplus of $1.80 billion, which included an operating surplus in the General Fund of $1.56 billion, in Capital Projects Funds of $232 million and in Special Revenue Funds of $49 million, offset in part by an operating deficit of $43 million in Debt Service Funds.

     General Fund. The State reported a General Fund operating surplus of $1.56 billion for the 1997-98 fiscal year, as compared to an operating surplus of $1.93 billion for the 1996-97 fiscal year. As a result, the State reported an accumulated surplus of $567 million in the General Fund for the first time since it began reporting its operations on a GAAP-basis. The 1997-98 fiscal year operating surplus reflects several major factors, including the cash-basis operating surplus resulting from the higher-than-anticipated personal income tax receipts, an increase in taxes receivable of $681 million, an increase in other assets of $195 million and a decrease in pension liabilities of $144 million. This was partially offset by an increase in payables to local governments of $270 million and tax refunds payable of $147 million.

     Revenues increased $617 million (1.8 percent) over the prior fiscal year, with increases in personal income, consumption and use and business taxes. Decreases were reported for other taxes, federal grants and miscellaneous revenues. Personal income taxes grew $746 million, an increase of nearly 4.2 percent. The increase in personal income taxes resulted from strong employment and wage growth and the strong performance by the financial markets during 1997. Consumption and use taxes increased $334 million or 5.0 percent as a result of increased consumer confidence. Business taxes grew $28 million, an increase of 0.5 percent. Other taxes fell primarily because revenue for estate and gift taxes decreased. Miscellaneous revenues decreased $380 million, or 12. 7 percent, due to a decline in receipts from the Medical Malpractice Insurance Association and medical provider assessments.

     Expenditures increased $137 million (0.4 percent) from the prior fiscal year, with the largest increases occurring in State aid for education and social services spending. education expenditures grew $391 million (3.6 percent) due mainly to an increase in spending for municipal and community colleges. Social services expenditures increased $233 million (2.6 percent) due mainly to program growth. Increases in other State aid spending were offset by a decline in general purpose aid of $235 million (27.8 percent) due to statutory changes in the payment schedule. Increases in personal and non-personal service costs were offset by a decrease in pension contribution of $660 million, a result of the refinancing of the State's pension amortization that occurred in 1997.

     Net other financing sources decreased $841 million (68.2 percent) due to the nonrecurring use of bond proceeds ($769 million) provided by DASNY to pay the outstanding pension amortization liability incurred in 1997.

     Special Revenue, Debt Service and Capital Projects Funds. An operating surplus of $49 million was reported for the Special Revenue Funds for the 1997-98 fiscal year, which increased the accumulated fund balance to $581 million. Revenues rose by $884 million over the prior fiscal year (3.3 percent) as a result of increases in tax and federal grant revenues. Expenditures increased by $795 million (3.3 percent) as a result of increased costs for local assistance grants. Net other financing uses decreased $105 million (3.3 percent).

     Debt Service Funds ended the 1997-98 fiscal year with an operating deficit of $43 million and, as a result, the accumulated fund balance declined to $1.86 billion. Revenues increased $246 million (10.6 percent) as a result of increases in dedicated taxes. Debt service expenditures increased $341 million (14.4 percent). Net other financing sources increased $89 million (401.3 percent) due primarily to savings achieved through advance refundings of outstanding bonds.

     An operating surplus of $232 million was reported in the Capital Projects Funds for the State's 1997-98 fiscal year and, as a result, the accumulated deficit in this fund type decreased to $381 million. Revenues increased $180 million (8.6 percent) primarily as a result of a $54 million increase in dedicated tax revenues and an increase of $101 million in federal grants for transportation and local waste water treatment projects. Net other financing sources increased by $100 million primarily as a result of a decrease in transfers to certain public benefit corporations engaged in housing programs.

     GAAP-Basis Results for Fiscal Year 1996-97. The State completed its 1996-97 fiscal year with a combined governmental funds operating surplus of $2.1 billion, which included an operating surplus in the

General Fund of $1.9 billion, in the Capital Projects Funds of $98 million and in the Special Revenue Funds of $65 million, offset in part by an operating deficit of $37 million in the Debt Service Funds.

     General Fund. The State reported a General Fund operating surplus of $1.93 billion for the 1996-97 fiscal year, as compared to an operating surplus of $380 million for the prior fiscal year. The 1996-97 fiscal year GAAP operating surplus reflects several major factors, including the cash basis operating surplus, the benefit of bond proceeds which reduced the State's pension liability, an increase in taxes receivable of $493 million, and a reduction in tax refund liabilities of $196 million. This was offset by an increased payable to local governments of $244 million.

     Revenues increased $1.91 billion (nearly 6.0 percent) over the prior fiscal year with increases in all revenue categories. Personal income taxes grew $620 million, an increase of nearly 3.6 percent, despite the implementation of scheduled tax cuts. The increase in personal income taxes was caused by moderate employment and wage growth and the strong financial markets during 1996. Consumption and use taxes increased $179 million or 2.7 percent as a result of increased consumer confidence. Business taxes grew $268 million, an increase of 5.6 percent, primarily as a result of the strong financial markets during 1996. Other taxes increased primarily because revenues from estate and gift taxes increased. Miscellaneous revenues increased $743 million, a 33.1 percent increase, because of legislated increases in receipts from the Medical Local Practice Insurance Association and from medical provider assessments.

     Expenditures increased $830 million (2.6 percent) from the prior fiscal with the largest increase occurring in pension contributions and State aid for education spending. Pension contribution expenditures increased $514 million (198.2 percent), primarily because the State paid off its 1984-85 and 1985-86 pension amortization liability. Education expenditures grew $351 million (3.4 percent), due mainly to an increase in spending for support for public schools and physically handicapped children, offset by a reduction in spending for municipal and community colleges. Modest increases in other State aid spending was offset by a decline in social services expenditures of $157 million (1.7 percent). Social services spending continues to decline because of cost containment strategies and declining caseloads.

     Net other financing sources increased $475 million (62.6 percent), due mainly to bond proceeds provided by the Documentary Authority of the State of New York (DASNY) to pay the outstanding pension amortization, offset by elimination of prior year LGAC proceeds.

     Special Revenue, Debt Service and Capital Projects Funds. An operating surplus of $65 million was reported for the Special Revenue Funds for the 1996-97 fiscal year, increasing the accumulated fund balance to $532 million. Revenues increased $583 million over the prior fiscal year (2.2 percent) as a result of increases in tax and lottery revenues. Expenditures increased $384 million (1.6 percent) as a result of increased costs for departmental operations. Net other financing sources decreased $275 million (8.0 percent), primarily because of declines in amounts transferred to other funds.

     Debt Service Funds ended the 1996-97 fiscal year with an operating deficit of $37 million and, as a result, the accumulated fund balance declined to $1.90 billion. Revenues increased $102 million (4.6 percent) because of increases in both dedicated taxes and mental hygiene patient fees. Debt service expenditures increased $47 million (2.0 percent). Net other financing sources decreased $277 million 92.6 percent) due primarily to an increase in payments on advance refundings.

     An operating surplus of $98 million was reported in the Capital Projects Funds for the State's 1996-97 fiscal year, and, as a result, the accumulated fund deficit decreased to $614 million. Revenues increased $100 million (5.0 percent) primarily because a larger share of the real estate transfer tax was shifted to the Environmental Protection Fund and federal grant revenues increased for transportation and local waste water treatment projects. Expenditures decreased $359 million (10.0 percent) because of declines in capital grants for education, housing and regional development programs and capital construction spending. Net other financing sources decreased by $637 million as a result of a decrease in proceeds from financing arrangements.

     Due to changing economic conditions and information, public statements or reports regarding the State Financial Plan and its constituent funds may be released by the Governor, members of the Legislature, and their respective staffs, as well as others involved in the budget process from time to time. Those statements or reports may contain predictions, projections or other items of information relating to the State's financial condition, including potential operating results for the current fiscal year and projected baseline gaps for future fiscal years, that may vary materially and adversely from the information provided herein.

     State Financial Plan Considerations. Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State's Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and events that are not subject to the State's control. The Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and State economies.

     The State Financial Plan is based upon forecasts of national and State economic activity developed through both internal analysis and review of State and national economic forecasts prepared by commercial forecasting services and other public and private forecasters. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and the State economies. Many uncertainties exist in forecasts of both the national and State economies, including consumer attitudes toward spending, the extent of corporate and governmental restructuring, federal fiscal and monetary policies, the level of interest rates, and the condition of the world economy, which could have an adverse effect on the State. There can be no assurance that the State economy will not experience results in the current fiscal year that are worse than predicted, with corresponding material and adverse effects on the State's projections of receipts and disbursements.

     Projections of total State receipts in the State Financial Plan are based on the State tax structure in effect during the fiscal year and on assumptions relating to basic economic factors and their historical relationships to State tax receipts. In preparing projections of State receipts, economic forecasts relating to personal income, wages, consumption, profits and employment have been particularly important. The projection of receipts from most tax or revenue sources is generally made by estimating the change in yield of such tax or revenue source caused by economic and other factors, rather than by estimating the total yield of such tax or revenue source from its estimated tax base. The forecasting methodology, however, ensures that State fiscal year estimates for taxes that are based on a computation of annual liability, such as the business and personal income taxes, are consistent with estimates of total liability under such taxes.

     Projections of total State disbursements are based on assumptions relating to economic and demographic factors, levels of disbursements for various services provided by local governments (where the cost is partially reimbursed by the State), and the results of various administrative and statutory mechanisms in controlling disbursements for State operations. Factors that may affect the level of disbursements in the fiscal year include uncertainties relating to the economy of the nation and the State, the policies of the federal government, and changes in the demand for and use of State services.

     An additional risk to the State Financial Plan arises from the potential impact of certain litigation and of federal disallowances now pending against the State, which could adversely affect the State's projections of receipts and disbursements. The State Financial Plan assumes no significant litigation or federal disallowance or other federal actions that could affect State finances, but has significant reserves in the event of such an action.

     Additional risks to the Financial Plan arise out of potential actions at the federal level. Potential changes to federal tax law currently under discussion as part of the federal government's efforts to enact a multi-year tax reduction package could alter the federal definitions of income on which certain State taxes rely. Certain proposals, if enacted, could have a significant impact on State revenues in the future.

     The Personal Responsibility and Work Opportunity Reconciliation Act of 1996 created a new Temporary Assistance to Needy Families program (TANF) partially funded with a fixed federal block grant to states.

This law also imposes (with certain exceptions) a five-year durational limit on TANF recipients, requires that virtually all recipients be engaged in work or community service activities within two years of receiving benefits, and limits assistance provided to certain immigrants and other classes of individuals. States are required to meet work activity participation targets for their TANF caseload and conform with certain other federal standards or face potential sanctions in the form of a reduced federal block grant and increased State/ local funding requirements. Any future reduction could have an adverse impact on the State's Financial Plan. However, the State has been able to demonstrate compliance with TANF work requirements to date and does not now expect to be subject to associated federal fiscal penalties.

     The Division of the Budget believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. Actual results, however, could differ materially and adversely from the projections set forth in this AIS. In the past, the State has taken management actions to address potential Financial Plan shortfalls, and DOB believes it could take similar actions should adverse variances occur in its projections for the current fiscal year.

     Despite recent budgetary surpluses recorded by the State, actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy, and actions by the federal government could impact projected budget gaps for the State. These gaps would result from a disparity between recurring revenues and the costs of increasing the level of support for State programs. For example, the fiscal effects of tax reductions adopted in the last several fiscal years are projected to grow more substantially in the forecast period, continuing to restrain receipts levels and placing pressure on future spending levels. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and, under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. To help guard against these risks, the State has projected reserves of $2.4 billion in 1999-2000.

     National and State Economic Outlooks. The information below summarizes the national and State economic situation and outlook upon which projections of receipts and certain disbursements were made for the 1999-2000 Financial Plan. However, many uncertainties exist in any forecast of the national and State economies, particularly in light of the recent volatility in the international economy and domestic financial markets. The timing and impact of changes in economic conditions are difficult to estimate with a high degree of accuracy. Unforeseeable events may occur. The actual rate of change in any, or all, of the concepts that are forecasted may differ substantially and adversely from the outlook described herein.

     U.S. Economy. Economic growth during both 1999 and 2000 is expected to be slower than it was during 1998. Growth in domestic consumption, which has been a major driving force behind the nation's strong economic performance recent years, is expected to slow in 2000 as consumer confidence retreats from historic highs and the stock market ceases to provide large amounts of extra discretionary income. The revised forecast projects real GDP growth of 3.8 percent in 1999, slightly below the 1998 growth rate. In 2000 the rate of growth in real GDP growth is expected to fall further, to 3.1 percent. The growth of nominal GDP is projected to increase from 4.9 percent in 1998 to 5.2 percent in 1999 and fall to 4.7 percent in 2000. The inflation rate as measured by the Consumer Price Index is expected to increase to 2.3 percent in 1999 and rise to 2.8 percent in 2000. The annual rate of job growth is expected to be
2.2 percent in 1999, lower than the strong growth rate experienced in 1998. In 2000, employment growth is forecast to slow further, to 2.0 percent. Growth in personal income and wages is expected to remain fairly strong in 1999 and again in 2000.

     There are uncertainties inherent in any economic forecast. Consumer or business spending could be weaker than expected, due, perhaps to further significant declines in corporate profits or equity values. Additionally, the international economic and financial disruptions currently being felt around the globe could worsen or take longer than anticipated to subside. The result could be a sharp, additional reduction in domestic economic growth. Indeed, several private sector forecasters have indicated a heightened risk of a national recession beginning in 1999. Under that scenario, the FRB would be likely to lower short-term interest rates faster and further than expected in an effort to reignite the nation's economic engines. Alternatively, but less likely, the pace of US economic growth could be faster if productivity or consumer spending becomes stronger than anticipated, or if the economies of many of the countries of Asia and Latin America recover more quickly than expected. If such growth, or a rapid rise in labor, health or energy costs, awakens long-dormant inflationary pressures, the FRB may reverse its current position and raise interest rates.

     New York Economy. Continued growth is projected in 1999 and 2000 for employment, wages, and personal income, although, for 2000, a slowdown in the growth rate of employment is expected. The growth of personal income is projected to decrease from 5.2 percent in 1998 to 4.8 percent in 1999, and then grow 4.9 percent in 2000. The growth in average wages is expected to outpace the inflation rate in both 1999 and 2000. Overall employment growth is expected to be 2.0 percent in 1999, almost the same as in 1998, but is expected to drop to 1.7 percent in 2000, reflecting the slowing growth of the national economy, continued spending restraint in government, constraints in labor supply, and continued restructuring in the manufacturing, health care, and banking sectors.

     The forecast of the State's economy shows continued expansion during the 1999 calendar year, with employment growth gradually slowing as the year progresses. The financial and business service sectors are expected to continue to do well, while employment in the manufacturing sector is expected to post a modest decline. On an average annual basis, the employment growth rate in the State is expected to be somewhat lower than in 1998 and the unemployment rate is expected to drop further to 5.1 percent. Personal income is expected to record moderate gains in 1999. Wage growth in 1999 is expected to be slower than in the previous year as the recent robust growth in bonus payments moderates.

     The forecast for continued growth, and any resultant impact on the State's 1999-2000 Financial Plan, contains some uncertainties. Stronger-than-expected gains in employment and wages or in stock market prices could lead to unanticipated strong growth in consumer spending. Inventory investment due to Y2K may be significantly stronger than expected towards the end of this year possibly followed by significant weakness early next year. Also, improvements in foreign economies may be weaker than expected and therefore, may have unanticipated effects on the domestic economy. The inflation rate may differ significantly from expectations due to the conflicting impacts of a tight labor market and improved productivity growth as well as to the future direction and magnitude of fluctuations of oil prices. In addition, the State economic forecast could over- or underestimate the level of future bonus payments, financial sector profits or inflation growth, resulting in unexpected economic impacts. Similarly, the State forecast could fail to correctly estimate the amount of employment change in the banking, financial and other business service sectors as well as the direction of employment change that is likely to accompany telecommunications and energy deregulation.

     New York is the third most populous state in the nation and has a relatively high level of personal wealth. The State's economy is diverse, with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment and a very small share of the nation's farming and mining activity. The State's location and its excellent air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. Like the rest of the nation, New York has a declining proportion of its work force engaged in manufacturing and an increasing proportion engaged in service industries. The following paragraphs summarize the state of major sectors of the New York economy:

       Services: The services sector, which includes entertainment, personal services, such as health care and auto repairs, and business-related services, such as information processing, law and accounting, is the State's leading economic sector. The services sector accounts for more than three of every ten nonagricultural jobs in New York and has a noticeably higher proportion of total jobs than does the rest of the nation.

       Manufacturing: Manufacturing employment continues to decline in importance in New York, as in most other states, and New York's economy is less reliant on this sector than is the nation. The principal manufacturing industries in recent years produced printing and publishing materials, instruments and related products, machinery, apparel and finished fabric products, electronic and other electric equipment, food and related products, chemicals and allied products, and fabricated metal products.

       Trade: Wholesale and retail trade is the second largest sector in terms of nonagricultural jobs in New York but is considerably smaller when measured by income share. Trade consists of wholesale businesses and retail businesses, such as department stores and eating and drinking establishments.

       Finance, Insurance and Real Estate: New York City is the nation's leading center of banking and finance and, as a result, this is a far more important sector in the State than in the nation as a whole. Although this sector accounts for under one-tenth of all nonagricultural jobs in the State, it contributes over one-sixth of all non-farm labor and proprietors' income.

       Agriculture: Farming is an important part of the economy of large regions of the State, although it constitutes a very minor part of total State output. Principal agricultural products of the State include milk and dairy products, greenhouse and nursery products, apples and other fruits, and fresh vegetables. New York ranks among the nation's leaders in the production of these commodities.

       Government: Federal, State and local government together are the third largest sector in terms of nonagricultural jobs, with the bulk of the employment accounted for by local governments. Public education is the source of nearly one-half of total state and local government employment.

     Relative to the nation, the State has a smaller share of manufacturing and construction and a larger share of service-related industries. The State's finance, insurance, and real estate share, as measured by income, is particularly large relative to the nation. The State is likely to be less affected than the nation as a whole during an economic recession that is concentrated in manufacturing and construction, but likely to be more affected during a recession that is concentrated in the service-producing sector.

     In the calendar years 1987 through 1996, the State's rate of economic growth was somewhat slower than that of the nation. In particular, during the 1990-91 recession and post-recession period, the economy of the State, and that of the rest of the Northeast, was more heavily damaged than that of the nation as a whole and has been slower to recover. The total employment growth rate in the State has been below the national average since 1987. The unemployment rate in the State dipped below the national rate in the second half of 1981 and remained lower until 1991; since then, it has been higher. According to data published by the US Bureau of Economic Analysis, personal income in the State has risen more slowly since 1988 than personal income for the nation as a whole, although preliminary data suggests that, in 1998, the State personal income rose more rapidly. Total State nonagricultural employment has declined as a share of national nonagricultural employment.

     State per capita personal income has historically been significantly higher than the national average, although the ratio has varied substantially. Because the City is a regional employment center for a multi-state region, State personal income measured on a residence basis understates the relative importance of the State to the national economy and the size of the base to which State taxation applies.

     Relevant News. On August 22, 1996, the President signed the Personal Responsibility and Work Opportunity Reconciliation Act of 1996 (the "1996 Welfare Act"). This new law made significant changes to welfare and other benefit programs. Major changes included conversion of AFDC into the TANF block grant to states, new work requirements and durational limits on recipients of TANF and limits on assistance provided to immigrants. City expenditures as a result of welfare reform are estimated in the Financial Plan at $49 million in fiscal year 1998, $45 million in fiscal year 1999, $38 million in fiscal year 2000 and $44 million in fiscal year 2001. In addition, the City's naturalization initiative, CITIZENSHIP NYC, will assist immigrants made ineligible under Federal law to regain eligibility for benefits, by helping them through the application process for citizenship. The Financial Plan assumes that 75% of those immigrants who otherwise would have lost benefits will become citizens, resulting in projected savings to the City in public assistance expenditures of $6 million in fiscal year 1999, $24 million in fiscal year 2000 and $25 million in fiscal year 2001. Federal legislation enacted August 5, 1997, reinstated eligibility for even more immigrants currently on the rolls than projected. The outyear estimates made by OMB are preliminary and depend on a variety of factors, which are impossible to predict, including the implementation of workfare and child care programs modified by newly enacted State law, the impact of possible litigation challenging the law, and the impact of adverse economic developments on welfare and other benefit programs. In accordance with the Federal welfare reform law, the Governor submitted a State plan to the Federal government and such plan was deemed complete as of December 2, 1996. New York State's welfare reform, bringing the State into compliance with the 1996 Welfare Act and making changes to the Home Relief program, was signed into law on August 20, 1997. The Governor submitted an amended State plan to the Federal government, reflecting these changes, on September 20, 1997. Implementation of the changes at the State level will in part determine the possible costs or savings to the City. it is expected that OMB's preliminary estimates of potential costs will change, based on new policies to be developed by the State and City with respect to benefits no longer funded as Federal entitlements.

     On September 11, 1997, the State Comptroller released a report entitled "The 1997-98 Budget: Fiscal Review and Analysis" in which he identified several risks to the State Financial Plan and estimated that the State faces a potential imbalance in receipts and disbursements of approximately $1.5 billion for the State's 1998-99 fiscal year and approximately $3.4 billion for the State's 1999-2000 fiscal year. The 1998-99 fiscal year estimate by the State Comptroller is within the range discussed by the Division of the Budget in the section entitled "Outyear Projections of Receipts and Disbursements" in the Annual Information Statement of August 15, 1997. Any increase in the 1997-98 reserve for future needs would reduce this imbalance further and, based upon results to date, such an outcome is considered possible. In addition, the Comptroller identified risks in future years from an economic slowdown and from spending and revenue actions enacted as a part of the 1997-98 budget that will add pressure to future budget balance. The Governor is required to submit a balanced budget each year to the State Legislature.

     On August 11, 1997 President Clinton exercised his line item veto powers to cancel a provision in the Federal Balanced Budget Act of 1997 that would have deemed New York State's health care provider taxes to be approved by the federal government. New York and several other states have used hospital rate assessments and other provider tax mechanisms to finance various Medicaid and health insurance programs since the early 1980s. The State's process of taxation and redistribution of health care dollars was sanctioned by federal legislation in 1987 and 1991. However, the federal Health Care Financing Administration (HCFA) regulations governing the use of provider taxes require the State to seek waivers from HCFA that would grant explicit approval of the provider taxing system now in place. The State filed the majority of these waivers with HCFA in 1995 but has yet to receive final approval.

     The Balanced Budget Act of 1997 provision passed by Congress was intended to rectify the uncertainty created by continued inaction on the State's waiver requests. A federal disallowance of the State's provider tax system could jeopardize up to $2.6 billion in Medicaid reimbursement received through December 31, 1998. The President's veto message valued any potential disallowance at $200 million. The 1997-98 Financial Plan does not anticipate any provider tax disallowance.

     On October 9, 1997 the President offered a corrective amendment to the HCFA regulations governing such taxes. The Governor has stated that this proposal does not appear to address all of the State's concerns, and negotiations are ongoing between the State and HCFA. In addition, the City of New York and other affected parties in the health care industry have filed a lawsuit challenging the constitutionality of the President's line item veto.

     On July 31, 1997, the New York State Tax Appeals Tribunal delivered a decision involving the computation of itemized deductions and personal income taxes of certain high income taxpayers. By law, the State cannot appeal the Tribunal's decision. The decision will lower income tax liability attributable to such taxpayers for the 1997 and earlier open tax years, as well as on a prospective basis.

     Ratings Agencies. As of December 16, Moody's Investors Service, Inc. ("Moody's") confirmed its New York State general obligation bond rating of single-A2, and Fitch IBCA ("Fitch") had assigned it an A-plus. On November 9, 1999 Standard & Poor's ("S&P") raised its rating on the New York General Obligation Bonds from A to A-plus commenting that the outlook looked stable.

     On October 6, 1998, Moody's confirmed its New York State general obligation bond rating of single-A2. On April 20, 1998, New York's general obligation bond ratings were the lowest of any state, except Louisiana. Moody's had rated New York State at A2, S&P had given it an A and Fitch had assigned it an A-plus.

     On August 28, 1997, S&P revised its ratings on the State's general obligation bonds to A from A-, and, in addition, revised its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. S&P rated the State's general obligation bonds AA- from August 1987 to March 1990 and A+ from November 1982 to August 1987. In March 1990, S&P lowered its rating of all of the State's general obligation bonds from AA- to A. On January 13, 1992, S&P lowered its rating on the State's general obligation bonds from A to A-, and, in addition, reduced its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On April 26, 1993 S&P revised the rating outlook assessment to stable. On February 14, 1994, S&P revised its outlook on the State's general obligation bonds to positive and, on August 5, 1996, confirmed its A- rating.

     On February 10, 1997, Moody's confirmed its A2 rating on the State's general obligation long-term indebtedness. On June 6, 1990, Moody's changed its ratings on all of the State's outstanding general obligation bonds from A1 to A, the rating having been A1 since May 27, 1986. On November 12, 1990, Moody's confirmed the A rating. On January 6, 1992, Moody's reduced its ratings on outstanding limited-liability State lease purchase and contractual obligations from A to Baa1.

     Authorities. The fiscal stability of the State is related in part to the fiscal stability of its public authorities, which generally have responsibility for financing, constructing and operating revenue-producing public benefit facilities. Public authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts of, and as otherwise restricted by, their legislative authorization. The State's access to the public credit markets could be impaired, and the market price of its outstanding debt may be materially adversely affected, if any of its public authorities were to default on their respective obligations. As of September 31, 1998 there were 17 public authorities that had outstanding debt of $100 million or more each, and the aggregate outstanding debt, including refunding bonds, of all state public authorities was $94 billion.

     There are numerous public authorities, with various responsibilities, including those which finance, construct and/or operate revenue producing public facilities. Public authority operating expenses and debt service costs are generally paid by revenues generated by the projects financed or operated, such as tolls charged for the use of highways, bridges or tunnels, rentals charged for housing units and charges for occupancy at medical care facilities.


     In addition, State legislation authorizes several financing techniques for public authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities to be made under certain circumstances to public authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to public authorities under these arrangements, if local assistance payments are so diverted, the affected localities could seek additional State assistance.

     Some authorities also receive monies from State appropriations to pay for the operating costs of certain of their programs. As described below, the MTA receives the bulk of this money in order to carry out mass transit and commuter services.

     Beginning in 1998, the Long Island Power Authority (LIPA) assumed responsibility for the provision of electric utility services previously provided by Long Island Lighting Company for Nassau, Suffolk and a portion of Queen Counties, as part of an estimated $7 billion financing plan. As of the date of this AIS, LIPA has issued over $5 billion in bonds secured sorely by ratepayer charges. LIPA's debt is not considered either
State-supported or State-related debt.

     The State's experience has been that if an Authority suffers serious financial difficulties, both the ability of the State and the Authorities to obtain financing in the public credit markets and the market price of the State's outstanding bonds and notes may be adversely affected. The New York State HFA, the New York State Urban Development Corporation and certain other Authorities have in the past required and continue to require substantial amounts of assistance from the State to meet debt service costs or to pay operating expenses. Further assistance, possibly in increasing amounts, may be required for these, or other, Authorities in the future. In addition, certain other statutory arrangements provide for State local assistance payments otherwise payable to localities to be made under certain circumstances to certain Authorities. The State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to Authorities under these arrangements. However, in the event that such local assistance payments are so diverted, the affected localities could seek additional State funds.

     Metropolitan Transportation Authority. The MTA oversees the operation of the City's subway and bus lines by its affiliates, the New York City Transit Authority and the Manhattan and Bronx Surface Transit Operating Authority (collectively, the "TA"). The MTA operates certain commuter rail and bus lines in the New York Metropolitan area through MTA's subsidiaries, the Long Island Rail Road Company, the Metro-North Commuter Railroad Company and the Metropolitan Suburban Bus Authority. In addition, the Staten Island Rapid Transit Operating Authority, an MTA subsidiary, operates a rapid transit line on Staten Island. Through its affiliated agency, the Triborough Bridge and Tunnel Authority (the "TBTA"), the MTA operates certain intrastate toll bridges and tunnels. Because fare revenues are not sufficient to finance the mass transit portion of these operations, the MTA has depended, and will continue to depend for operating support upon a system of State, local government and TBTA support, and, to the extent available, Federal operating assistance, including loans, grants and operating subsidies. If current revenue projections are not realized and/or operating expenses exceed current projections, the TA or commuter railroads may be required to seek additional State assistance, raise fares or take other actions.

     Since 1980, the State has enacted several taxes--including a surcharge on the profits of banks, insurance corporations and general business corporations doing business in the 12-county Metropolitan Transportation Region served by the MTA and a special one-quarter of 1 percent regional sales and use tax-- that provide revenues for mass transit purposes, including assistance to the MTA. In addition, since 1987, State law has required that the proceeds of a one quarter of 1% mortgage recording tax paid on certain mortgages in the Metropolitan Transportation Region be deposited in a special MTA fund for operating or capital expenses. Further, in 1993 the State dedicated a portion of the State petroleum business tax to fund operating or capital assistance to the MTA. The 1999-2000 enacted budget provides State assistance to the MTA totaling approximately $1.4 billion, an increase of $55 million over the 1998-99 fiscal year.

     State legislation accompanying the 1996-97 adopted State budget authorized the MTA, TBTA and TA to issue an aggregate of $6.5 billion in bonds to finance a portion of a new $12.17 billion MTA capital plan for the 1995 through 1999 calendar years (the "1995-99 Capital Program"). In July 1997, the Capital Program Review Board approved the 1995-99 Capital Program and subsequently amended it in August 1997 and in March 1999. The MTA plan now totals $12.55 billion. This plan supersedes the overlapping portion of the MTA's 1992-96 Capital Program. This is the fourth capital plan since the Legislature authorized procedures for the adoption, approval and amendment of MTA capital programs and is designed to upgrade the performance of the MTA's transportation systems by investing in new rolling stock, maintaining replacement schedules for existing assets and bringing the MTA system into a state of good repair. The currently approved 1995-99 Capital Program assumes the issuance of an estimated $5.2 billion in bonds under this $6.5 billion aggregate bonding authority. The remainder of the plan is projected to be financed with assistance from the federal government, the State, the City of New York, and from various other revenues generated from actions taken by the MTA.

     The MTA is expected to submit a proposed capital plan for 2000 through 2004 by October 1, 1999 for consideration by the CPRB. There can be no assurance that the proposed capital plan will be approved by the CPRB without significant modifications, that the plan as adopted will be adequate to finance the MTA's capital needs over the plan period, or that funding sources identified in the approved plan will not be reduced or eliminated.

     There can be no assurance that all the necessary governmental actions for future capital programs will be taken, that funding sources currently identified will not be decreased or eliminated, or that the 1995-99 and 2000-04 Capital Programs or parts thereof, will not be delayed or reduced. Should funding levels fall below current projections, the MTA would have to revise its 1995-99 and 2000-04 Capital Programs accordingly. If the 1995-99 and 2000-04 Capital Programs are delayed or reduced, ridership and fare revenues may decline, which could, among other things, impair the MTA's ability to meet its operating expenses without additional assistance.

     Localities. Certain localities outside the City have experienced financial problems and have requested and received additional State assistance during the last several State fiscal years. The potential impact on the State of any future requests by localities for additional assistance is not included in the projections of the State's receipts and disbursements for the State's 1999-2000 fiscal year.

     The State has provided extraordinary financial assistance to select municipalities, primarily cities, since the 1996-97 fiscal year. Funding has essentially been continued or increased in each subsequent fiscal year. Such funding in 1999-2000 totals $113.9 million. In 1997-98, the State increased General Purpose State Aid for local governments by $27 million to $550 million, and has continued funding at this new level since that date.

     While the distribution of General Purpose State Aid for local governments was originally based on a statutory formula, in recent years both the total amount appropriated and the shares appropriated to specific localities have been determined by the Legislature. A State commission established to study the distribution and amounts of general purpose local government aid failed to agree on any recommendations for a new formula.

     Municipal Indebtedness. Counties, cities, towns, villages and school districts have engaged in substantial short-term and long-term borrowings. In 1997, the total indebtedness of all localities in the State, other than New York City, was approximately $21.0 billion. A small portion (approximately $80 million) of that indebtedness represented borrowing to finance budgetary deficits and was issued pursuant to enabling State legislation. For further information on the debt of New York localities, see tables 33 and 34 below. State law requires the Comptroller to review and make recommendations concerning the budgets of those local government units (other than New York
City) authorized by State law to issue debt to finance deficits during the period that such deficit financing is outstanding. Twenty-two localities had outstanding indebtedness for deficit financing at the close of their fiscal year ending in 1997.

     Like the State, local governments must respond to changing political, economic and financial influences over which they have little or no control. Such changes may adversely affect the financial condition of certain local governments. For example, the federal government may reduce (or in some cases eliminate) federal funding of some local programs which, in turn, may require local governments to fund these expenditures from their own resources. It is also possible that the State, New York City, or any of their respective public authorities may suffer serious financial difficulties that could jeopardize local access to the public credit markets, which may adversely affect the marketability of notes end bonds issued by localities within the State. Localities may also face unanticipated problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Other large-scale potential problems, such as declining urban populations, increasing expenditures, and the loss of skilled manufacturing jobs, may also adversely affect localities and necessitate State assistance.

     Litigation. Certain litigation pending against the State or its officers or employees could have a substantial or long-term adverse effect on State finances. Among the more significant of these cases are those that involve: (i) employee welfare benefit plans where plaintiffs are seeking a declaratory judgment nullifying on the ground of federal preemption provisions of Section 2807-c of the Public Health Law and implementing regulations which impose a bad debt and charity care allowance on all hospital bills and a 13 percent surcharge on inpatient bills paid by employee welfare benefit plans;
(ii) several challenges to provisions of Chapter 81 of the Laws of 1995 which alter the nursing home Medicaid reimbursement methodology; (iii) the validity of agreements and treaties by which various Indian tribes transferred title to the State of certain land in central and upstate New York; (iv) challenges to the practice of using patients' Social Security benefits for the costs of care of patients of State Office of Mental Health facilities; (v) an action against State and City officials alleging that the present level of shelter allowance for public assistance recipients is inadequate under statutory standards to maintain proper housing; (vi) alleged responsibility of State officials to assist in remedying racial segregation in the City of Yonkers; (vii) alleged responsibility of the State Department of Environmental Conservation for a plaintiff's inability to complete construction of a cogeneration facility in a timely fashion and the damages suffered thereby; (viii) challenges to the promulgation of the State's proposed procedure to determine the eligibility for and nature of home care services for Medicaid recipients; (ix) a challenge to the constitutionality of petroleum business tax assessments authorized by Tax Law SS 301; (x) an action for reimbursement from the State for certain costs arising out of the provision of preschool services and programs for children with handicapping conditions, pursuant to Sections 4410 (10) and (11) of the Education Law; (xi) a challenge to the constitutionality of the Clean Water/Clean Air Bond Act of 1996 and its implementing regulations; (xii) two challenges to regulations promulgated by the Superintendent of Insurance that established excess medical malpractice premium rates for the 1986-87 through 1996-97 fiscal years; and (xiii) an action to compel the State to enforce sales and excise taxes imposed on tobacco products and motor fuel sold to non-Indian customers on Indian reservations.

     The General Purpose Financial Statements for the 1998-99 fiscal year report estimated probable awarded and anticipated unfavorable judgments of$895 million, of which $132 million is expected to be paid during the 1999-2000 fiscal year (for more information on the State's estimated liability, see footnote 14 in the General Purpose Financial Statements for the 1998-99 fiscal year).

     Adverse developments in the proceedings described below, other proceedings for which there are unanticipated, unfavorable and material judgments, or the initiation of new proceedings could affect the ability of the State to maintain a balanced 1999-2000 Financial Plan. The State believes that the 1999-2000 Financial Plan includes sufficient reserves to offset the costs associated with the payment of judgments that may be required during the 1999-2000 fiscal year. These reserves include (but are not limited to) amounts appropriated for court of claims payments and projected fund balances in the General Fund (for a discussion of the State's projected fund balances for the 1999-2000 fiscal year, see the section entitled "Current Fiscal Year"). In addition, any amounts ultimately required to be paid by the State may be subject to settlement or may be paid over a multi-year period. There can be no assurance, however, that adverse decisions in legal proceedings against the State would not exceed the amount of all potential 1999-2000 Financial Plan resources available for the payment of judgments, and could therefore affect the ability of the State to maintain a balanced 1999-2000 Financial Plan.

                                 New York City

     The fiscal health of the State may also be particularly affected by the fiscal health of the City, which continues to require significant financial assistance from the State. Although the City has maintained balanced budgets in each of its last seventeen fiscal years and is projected to achieve balanced operating results for the 1999-2000 fiscal year, there can be no assurance that the gap closing actions proposed in the Financial Plan can be successfully implemented or that the City will maintain a balanced budget in future years without additional state aid, revenue increases or expenditure reductions. Additional tax increases and reductions in essential City services could also adversely affect the City's economic base. The City depends on State aid both to enable the City to balance its budget and to meet its cash requirements. There can be no assurance that there will not be reductions in State aid to the City from amounts currently projected; that State budgets will be adopted by the April 1st Statutory deadline or interim appropriations enacted; or that any such reductions or delays will not have adverse effects on the City's cash flow or revenues. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets. The City has achieved balanced operating results for each of its fiscal years since 1981 as reported in accordance with the then-applicable GAAP standards. Current law requires the City to prepare four-year annual financial plans, which are reviewed and revised on a quarterly basis and includes capital, revenue, and expense projections and outlines proposed gap-closing for the years with projected budget gaps. An annual financial report for its most recent completed fiscal year is prepared at the end of October of each year. The City's current Financial Plan projects a surplus in the 1999 and 2000 fiscal years, before discretionary transfers and budget gaps for each of the 2001, 2002 and 2003 fiscal years.

     In response to the City's fiscal crisis in 1975, the State took action to assist the City in returning to fiscal stability. Among these actions, the State established the Municipal Assistance Corporation for the City of New York ("MAC") to provide financing assistance to the City. The State also enacted the New York State Financial Emergency Act for The City of New York (the "Financial Emergency Act") which, among other things, established the New York State Financial Control Board (the "Control Board") to oversee the City's financial affairs. The State also established the Office of the State Deputy Comptroller for the City of New York ("OSDC") to assist the Control Board in exercising its powers and responsibilities and a "Control Period" from 1975 to 1986 during which the City was subject to certain statutorily-prescribed fiscal-monitoring arrangements. Although the Control Board terminated the Control Period in 1986 when certain statutory conditions were met, thus suspending certain Control Board powers, the Control Board, MAC and OSDC continue to exercise various fiscal-monitoring functions over the City, and upon the occurrence or "substantial likelihood and imminence" of the occurrence of certain events, including, but not limited to a City operating budget deficit of more than $100 million, the Control Board is required by law to reimpose a Control Period.

     Currently, the City and its "Covered Organizations" (i.e., those which receive or may receive money from the City directly, indirectly or contingently) operate under a four-year financial plan (the "City Financial Plan"), which the City prepares annually and updates periodically and which includes the City's capital revenue and expense projections and outlines proposed gap-closing programs for years with projected budget gaps. The City's projections set forth in the City Financial Plan are based on various assumptions and contingencies, some of which are uncertain and may not materialize. Unforeseen developments and changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements.

     To successfully implement its Financial Plan, the City and certain entities issuing debt for the benefit of the City must market their securities successfully. The City issues securities to finance, refinance and rehabilitate infrastructure and other capital needs, as well as for seasonal financing needs. In City fiscal year 1997-98, the State constitutional debt limit would have prevented the City from entering into new capital contracts. Therefore, in 1997, the State created the New York City Transitional Finance Authority (TFA) in order to finance a portion of the City's capital program. Despite this additional financing mechanism, the City currently projects that, if no further action is taken, it will reach its debt limit in City's current fiscal year 1999-2000. To continue its capital plan without interruption, the City is proposing an amendment to the State Constitution to change the methodology used to calculate the debt limit. Since an amendment to the Constitution to raise the debt limit could not take effect until City fiscal year 2001 -02 at the earliest, the City has decided to securitize a portion of its share of the proceeds from the settlement with the nation's tobacco companies. However, a number of potential developments may affect both the availability and level of funding that the City will receive from the tobacco settlement. City officials have indicated that, should their efforts to securitize a portion of City tobacco settlement proceeds fail or not be accomplished in a timely manner, the City will request that the State increase the borrowing authority of the TFA.

     Although the City has balanced its budget since 1981, estimates of the City's revenues and expenditures, which are based on numerous assumptions, are subject to various uncertainties. If, for example, expected federal or State aid is not forthcoming, if unforeseen developments in the economy significantly reduce revenues derived from economically sensitive taxes or necessitate increased expenditures for public assistance, if the City should negotiate wage increases for its employees greater than the amounts provided for in the City's financial plan or if other uncertainties materialize that reduce expected revenues or increase projected expenditures, then, to avoid operating deficits, the City may be required to implement additional actions, including increases in taxes and reductions in essential City services. The City might also seek additional assistance from the State. Unforeseen developments and changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements.

     The staffs of the Control Board, OSDC and the City Comptroller issue periodic reports on the City's Financial Plans. The reports analyze the City's forecasts of revenues and expenditures, cash flow, and debt service requirements, as well as evaluate compliance by the City and its Covered Organizations with its Financial Plan. According to recent staff reports, while economic growth in New York City has been slower than in other regions of the country, a surge in Wall Street profitability resulted in increased tax revenues and produced a substantial surplus for the City in City fiscal year 1997-98. Recent staff reports also indicate that the City projects a surplus for City fiscal year 1998-99. Although several sectors of the City's economy have expanded over the last several years, especially tourism and business and professional services, City tax revenues remain heavily dependent on the continued profitability of the securities industries and the performance of the national economy. In addition, the size of recent tax reductions has increased to over $2 billion in City fiscal year 1999-2000 through the expiration of a personal income tax surcharge, the repeal of the non-resident earnings tax and the elimination of the sales tax on clothing items costing less than $110. Staff reports have indicated that recent City budgets have been balanced in part through the use of non-recurring resources and that the City's Financial Plan relies in part on actions outside its direct control. These reports have also indicated that the City has not yet brought its long-term expenditure growth in line with recurring revenue growth and that the City is likely to continue to face substantial gaps between forecast revenues and expenditures in future years that must be closed with reduced expenditures and/or increased revenues. In addition to these monitoring agencies, the Independent Budget Office (IBO) has been established pursuant to the City Charter to provide analysis to elected officials and the public on relevant fiscal and budgetary issues affecting the City.

     For the 1999 fiscal year, the City had an operating surplus, before discretionary and other transfers, and achieved balanced operating results, after discretionary and other transfers, in accordance with GAAP. The 1999 fiscal year is the nineteenth year that the City has achieved an operating surplus, before discretionary and other transfers, and balanced operating results, after discretionary and other transfers.

     On June 14, 1999, the City released the Financial Plan for the 2000 through 2003 fiscal years, which relates to the City and certain entities which receive funds from the City. The Financial Plan reflects changes as a result of the City's expense and capital budgets for fiscal year 2000, which were adopted on June 7, 1999. The Financial Plan projects revenues and expenditures for the 2000 fiscal year balanced in accordance with GAAP and projects gaps of $1.8 billion, $1.9 billion and $1.8 billion for fiscal years 2001 through 2003, respectively.

     Changes since adoption of the City's Expense Budget for the 1999 fiscal year in June 1998, prior to the June 1998 Financial Plan, include: (i) an increase in projected tax revenues of $762 million, $558 million, $417 million and $1.4 billion in fiscal years 2000 through 2003, respectively; (ii) $300 million, $250 million, $300 million and $300 million of projected resources in fiscal years 2000 through 2003, respectively, from the receipt by the City of funds from the settlement of litigation with the leading cigarette companies;
(iii) a reduction in the assumed collection of $350 million of projected rent payments for the City's airports to $210 million and a delay in the receipt of such payments from fiscal year 2000 to fiscal year 2001; (iv) anticipated proceeds from the proposed sale of the Coliseum in fiscal year 2001 totaling $345 million; and (v) net increases in spending of $817 million, $739 million, $713 million and $1.05 billion in fiscal years 2000 through 2003, including spending for Medicaid, education initiatives, anti-smoking programs, employee fringe benefit costs, and other agency programs. The Financial Plan includes a discretionary transfer in the 1999 fiscal year of

$2.6 billion primarily to pay debt service due in fiscal year 2000, for budget stabilization purposes, a proposed discretionary transfer in fiscal year 2000 to pay debt service due in fiscal year 2001 totaling $429 million, and a proposed discretionary transfer in fiscal year 2001 to pay debt service due in fiscal year 2002 totaling $345 million.

     In addition, the Financial Plan sets forth gap-closing actions to eliminate a previously projected gap for the 2000 fiscal year and to reduce projected gaps for fiscal years 2001 through 2003. The gap-closing actions for the 2000 through 2003 fiscal years include: (i) additional agency actions totaling $502 million, $371 million, $293 million and $283 million for fiscal years 2000 through 2003, respectively; (ii) additional Federal aid of $75 million in each of fiscal years 2000 through 2003, which include the proposed restoration of $25 million of Federal revenue sharing and $50 million of increased Federal Medicaid aid; and (iii) additional State actions totaling approximately $125 million in each of fiscal years 2000 through 2003. The Financial Plan also reflects a tax reduction program, which includes the elimination of the City's non-residents earning tax, the extension of current tax reductions for owners of cooperative and condominium apartments and a proposed income tax credit for low income wage earners.

     The Financial Plan provides no additional wage increases for City employees after their contracts expire in fiscal years 2000 and 2001. In addition, the economic and financial condition of the City may be affected by various financial, social, economic and political factors which could have a material effect on the City.

     The City annually prepares a modification to its financial plan in October or November which amends the financial plan to accommodate any revisions to forecast revenues, expenditures and intergovernmental aid and to specify any additional gap-closing initiatives to the extent required to offset decreases in projected revenues or increases in projected expenditures. The Mayor is expected to publish the first quarter modification for the 2000 fiscal year in November.

     Assumptions. The Financial Plan assumes (i) approval by the Governor and the State Legislature of the extension of the 14% personal income tax surcharge, which is scheduled to expire on December 31, 1999 and the extension of which is projected to provide revenue of $168 million, $507 million, and $530 million in the 2000, 2001, and 2002 fiscal years, respectively, and of the extension of the 12.5% personal income tax surcharge, which is scheduled to expire on December 31, 1998 the extension of which is projected to provide revenue of $187 million, $531 million and $554 million, and $579 million in the 1999 through 2002 fiscal years, respectively; (ii) collection of the projected rent payments for the City's airports, totaling $365 million, $175 million, $170 million, and $70 million in the 1999 through 2002 fiscal years, respectively, which may depend on the successful completion of negotiations with the Port Authority or the enforcement of the City's rights under the existing leases through pending legal actions; and (iii) State approval of the repeal of the Wicks law relating to contracting requirements for City construction projects and the additional State funding assumed in the Financial Plan, and State and Federal approval of the State and Federal gap-closing actions proposed by the City in the Financial Plan. It is expected that the Financial Plan will engender public debate which will continue through the time the budget is scheduled to be adopted in June 1998, and that there will be alternative proposals to reduce taxes (including the 12.5% personal income tax surcharge) and increase in spending. Accordingly, the Financial Plan may be changed by the time the budget for the 1999 fiscal year is adopted. Moreover, the Financial Plan provides no additional wage increases for City employees after their contracts expire in fiscal years 2000 and 2001. In addition, the economic and financial condition of the City may be affected by various financial, social, economic and political factors which could have a material effect on the City.

     The 2000-2003 Financial Plan is based on numerous assumptions, including the condition of the City's and the region's economies and modest employment growth and the concomitant receipt of economically sensitive tax revenues in the amounts projected. The 2000-2003 Financial Plan is subject to various other uncertainties and contingencies relating to, among other factors, the extent, if any, to which wage increases for City employees exceed the annual wage costs assumed for the 2000 through 2003 fiscal years;

continuation of projected interest earnings assumptions for pension fund assets and current assumptions with respect to wages for City employees affecting the City's required pension fund contributions; the willingness and ability of the State to provide the aid contemplated by the Financial Plan and to take various other actions to assist the City; the ability of HHC, the BOE and other such agencies to maintain balanced budgets; the willingness of the Federal government to provide the amount of Federal aid contemplated in the Financial Plan; the impact on City revenues and expenditures of Federal and State welfare reform and any future legislation affecting Medicare or other entitlement programs; adoption of the City's budgets by the City Council in substantially the forms submitted by the Mayor; the ability of the City to implement cost reduction initiatives, and the success with which the City controls expenditures; the impact of conditions in the real estate market on real estate tax revenues; the City's ability to market its securities successfully in the public credit markets; and unanticipated expenditures that may be incurred as a result of the need to maintain the City's infrastructure.

     City Employees. Substantially all of the City's full-time employees are members of labor unions. The Financial Emergency Act requires that all collective bargaining agreements entered into by the City and the Covered Organizations be consistent with the City's current financial plan, except for certain awards arrived at through impasse procedures. During a Control Period, and subject to the foregoing exception, the Control Board would be required to disapprove collective bargaining agreements that are inconsistent with the City's current financial plan.

     Under applicable law, the City may not make unilateral changes in wages, hours or working conditions under any of the following circumstances: (i) during the period of negotiations between the City and a union representing municipal employees concerning a collective bargaining agreement; (ii) if an impasse panel is appointed, then during the period commencing on the date on which such panel is appointed and ending sixty days thereafter or thirty days after it submits its report, whichever is sooner, subject to extension under certain circumstances to permit completion of panel proceedings; or (iii) during the pendency of an appeal to the Board of Collective Bargaining. Although State law prohibits strikes by municipal employees, strikes and work stoppages by employees of the City and the Covered Organizations have occurred.


     The 2000-2003 Financial Plan projects that the authorized number of City-funded employees whose salaries are paid directly from City funds, as opposed to Federal or State funds or water and sewer funds, will increase from an estimated level of 211,050 on June 30, 1999 to an estimated level of 212,401 by June 30, 2003, before implementation of the gap-closing programs included in the Financial Plan.

     Contracts with all of the City's municipal unions expired in the 1995 and 1996 fiscal years. The Financial Plan reflects the costs of the settlements and arbitration awards with the United Federation of Teachers ("UFT"), a coalition of unions headed by District Council 37 of the American Federation of State, County and Municipal Employees ("District Council 37") and other bargaining units, which together represent approximately 98% of the City's workforce, and assumes that the City will reach agreement with its remaining municipal unions under terms which are generally consistent with such settlements and arbitration awards. These contracts are approximately five years in length and have a total cumulative net increase of 13%. Assuming the City reaches similar settlements with its remaining municipal unions, the cost of all settlements for all City-funded employees would exceed $2 billion annually, during fiscal years 2000 through 2003. The Financial Plan provides no additional wage increases for City employees after their contracts expire in fiscal years 2000 and 2001. The terms of wage settlements could be determined through the impasse procedure in the New York City Collective Bargaining Law, which can impose a binding settlement.

     The City's pension expenditures in fiscal year 1999 were $1.43 billion. In each of fiscal years 2000 through 2003, these expenditures are expected to approximate $1.29 billion, $1.23 billion, $.95 billion and $.76 billion, respectively. Certain of the systems provide pension benefits of 50% to 55% of "final pay" after 20 to 25 years of service with additional benefits for subsequent years of service. For the 1998 fiscal year, the City's total annual pension costs, including the City's pension costs not associated with the five major actuarial systems, plus Federal Social Security tax payments by the City for the year, were approximately

18.93% of total payroll costs. In addition, contributions are also made by certain component units of the City and other government units directly to the three cost sharing multiple employer actuarial systems. The State Constitution provides that pension rights of public employees are contractual and shall not be diminished or impaired. For the 1998 fiscal year, the City's total annual pension costs, including the City's pension costs not associated with the five major actuarial systems, plus Federal Social Security tax payments by the City for the year, were approximately 18.93% of total payroll costs. In addition, contributions are also made by certain component units of the City and government units directly to the three cost sharing multiple employer actuarial systems. The State Constitution provides that pension rights of public employees are contractual and shall not be diminished or impaired.

     Reports on the City Financial Plan. From time to time, the Control Board staff, OSDC, the City Comptroller, the IBO and others issue reports and make public statements regarding the City's financial condition, commenting on, among other matters, the City's financial plans, projected revenues and expenditures and actions by the City to eliminate projected operating deficits. Some of these reports and statements have warned that the City may have underestimated certain expenditures and overestimated certain revenues and have suggested that the City may not have adequately provided for future contingencies. Certain of these reports have analyzed the City's future economic and social conditions and have questioned whether the City has the capacity to generate sufficient revenues in the future to meet the costs of its expenditure increases and to provide necessary services. It is reasonable to expect that reports and statements will continue to be issued and to engender public comment.

     From time to time, the Control Board staff, OSDC, the City Comptroller, the IBO and others issue reports and make public statements regarding the City's financial condition, commenting on, among other matters, the City's financial plans, projected revenues and expenditures and actions by the City to eliminate projected operating deficits. Some of these reports and statements have warned that the City may have underestimated certain expenditures and overestimated certain revenues and have suggested that the City may not have adequately provided for future contingencies. Certain of these reports have analyzed the City's future economic and social conditions and have questioned whether the City has the capacity to generate sufficient revenues in the future to meet the costs of its expenditure increases and to provide necessary services. It is reasonable to expect that reports and statements will continue to be issued and to engender public comment.

     On July 14, 1999, the City Comptroller issued a report on the adopted budget for fiscal year 2000 and the Financial Plan. Taking into account the risks and additional resources identified in the report, the report projected a surplus for fiscal year 2000 of between $223 million and $891 million, including the $429 million surplus allocated to the Budget Stabilization Account. In addition, taking into account the risks and additional resources identified in the report and the budget gaps projected in the Financial Plan, the report projected budget gaps of between $1.8 billion and $3.5 billion, $1.7 billion and $3.6 billion, and $1.7 billion and $4.1 billion in fiscal years 2001 through 2003, respectively.

     With respect to fiscal years 2000 through 2003, the report identified baseline risks of between $338 million and $998 million, $654 million and $2.4 billion, $600 million and $2.4 billion and $719 million and $2.9 billion, respectively, depending upon whether (i) the State approves the extension of the 14% personal income tax surcharge; (ii) the City incurs additional labor costs as a result of the expiration of labor contracts starting in fiscal year 2001 which, if settled at the current forecast level of inflation, would result in additional costs totaling $345 million in fiscal year 2001, $713 million in fiscal year 2002 and $1.1 billion in fiscal year 2003; (iii) the State approves the continuation in fiscal years 2000 through 2003 of temporary State Medicaid cost containment; and (iv) the City receives $300 million, $250 million, $300 million and $300 million in fiscal years 2000 through 2003, respectively, from the tobacco settlement. Additional risks identified in the report for fiscal years 2000 through 2003 include assumed payments from the Port Authority relating to the City's claim for back rentals, which are the subject of arbitration; State and Federal gap-closing actions proposed in the Financial Plan; possible increased overtime expenditures; the sale of the New York City Coliseum in fiscal year 2001; the write down of outstanding education aid receivables of approximately $100 million in each of fiscal years 2002 and 2003; and a possible $149 million shortfall in tax revenues in fiscal year 2003. The report noted that these risks may be offset by additional resources of between $659 million and $873 million in fiscal years 2000 through 2003, due to the potential for higher than forecast tax revenues, lower than forecast payables for prior years, possible debt service savings, additional State education aid, the possible failure to spend funds for the construction of three sports facilities and lower pension costs resulting from excess earnings on pension assets in the 1999 fiscal year.

     In his report, the City Comptroller also noted that possible changes to the assumptions and methods used to compute actuarial liabilities, including changes in the mortality, disability, investment return and wage assumptions, could increase the City's pension expenditures by up to $600 million annually, and that the Financial Plan has provided reserves of $65 million, $250 million, $300 million and $260 million in fiscal years 2000 through 2003 to absorb some of the anticipated cost increases. The report further noted that the City Comptroller's forecast is contingent on the continued growth of the City economy and that the fear of renewed inflationary pressures has created uncertainty in the bond market which may dampen economic growth in the future. The report also indicated that a possible negotiated settlement of a class action, filed on behalf of approximately 65,000 persons challenging the Department of Corrections policy of strip searching detainees arrested for nonfelony offenses, may expose the City to substantial costs from the settlement of litigation. The report noted that, while settlement negotiations with representatives of the class are being conducted and, therefore, estimates of the potential cost of this litigation cannot be determined, the City has recently settled four cases for $25,000 each.

     On August 25, 1998, the City Comptroller issued a report reviewing the current condition of the City's major physical assets and the capital expenditures required to bring them to a state of good repair. The report estimated that the expenditure of approximately $91.83 billion would be required over the next decade to bring the City's infrastructure to a systematic state of good repair and address new capital needs already identified, and that the City's current Ten-Year Capital Strategy, together with funding received from other sources, is projected to provide approximately $52.08 billion. This represents the first time the Comptroller has issued such a report since May 1979. The capital need identified in the 1979 report was approximately two times greater than the actual capital expenditures for the period covered by that report. OMB notes that in the 1979 report, the Comptroller identified a capital need over seven times greater than the capital budget then proposed by the Mayor. The Comptroller's current report estimates a capital need of approximately twice the amount of the capital spending proposed by the Mayor.

     The recent report noted that the City's ability to meet all capital obligations is limited by law, as well as funding capacity, and that the issue for the City is how best to set priorities and manage limited resources. The report stated that its analysis is not limited to assets valued over $10 million. It is noted that the annual City capital asset condition survey as required by section 1110-a of the City Charter reviews items valued at $10 million or more. The report also includes major systems like traffic signal systems, street lighting, the East River bridges and assets leased to the Transit Authority and the Water Board. The report's findings relate only to current infrastructure and do not address future capacity or technology needs. While the report indicates that the demands of the City's infrastructure outstrip the City's ability to pay for them, the report identifies several potential alternative methods for capital financing.

     On July 15, 1999, the staff of the OSDC issued a report on the Financial Plan. With respect to fiscal year 2000, the report identified a possible gap of $13 million, reflecting revenues which could exceed projections in the Financial Plan by $290 million, a $200 million shortfall in anticipated Federal and State assistance, a possible $70 million increase in overtime costs and the write down of approximately $33 million of outstanding education aid receivables. With respect to fiscal years 2001 through 2003, the report identified net risks of $530 million, $447 million and $266 million which, when added to gaps projected in the Financial Plan, would result in gaps of $2.4 billion, $2.3 billion and $2.1 billion in fiscal years 2001 through 2003, respectively. The risks identified in the report included a $200 million shortfall in anticipated Federal and State assistance in each of fiscal years 2001 through 2003, the potential for increased overtime costs, the write down of outstanding State education aid receivables of approximately $100 million in each of fiscal years 2002 and 2003, $100 million of unspecified asset sales in fiscal year 2002 and delays in the receipt of Port Authority lease payments assumed in the Financial Plan. However, the report noted that tax revenues could be greater than forecast by the City by $155 million, $210 million and $255 million in fiscal years 2001 through 2003, respectively. The report also identified a number of other issues, including a possible delay in the receipt of the City's share of the proceeds under the settlement with the nation's tobacco companies; the extension of the 14% personal income tax surcharge; the possibility of pension costs being $250 million greater than assumed in the Financial Plan in each of fiscal years 2001 through 2003, as a result of changed actuarial assumptions; and the potential for wage increases which, at the projected inflation rate, would increase gaps by $285 million, $635 million and $1.0 billion in fiscal years 2001 through 2003, respectively. The report also noted the possibility that the Federal Reserve will raise interest rates and slow the economy, which could depress Wall Street profits below the levels projected by the City and have the potential to seriously impact the City's nonproperty tax revenue forecasts.

     On July 15, 1999, the staff of the Control Bond issued a report reviewing the Financial Plan. The report noted that the City is likely to end fiscal year 2000 in balance. However, the report identified risks of $562 million, $293 million, $640 million and $499 million for fiscal years 2000 through 2003, respectively, which, when combined with the City's projected gaps, results in estimated gaps of $562 million, $2.1 billion, $2.5 billion and $2.3 billion for fiscal years 2000 through 2003, respectively, before making provision for any increased labor costs which may occur when the current contracts with City employees expire in calendar year 2000. The report noted the possibility that non-property taxes in fiscal year 2000 could be $250 million greater than forecast in the Financial Plan. However, the report also identified risks for fiscal years 2000 through 2003, which include (i) the possibility that the City may decide to fund the $63 million annual cost of teachers' salary supplementation for fiscal years 2000 through 2003, which the State failed to fund in the 1999 fiscal year, and an additional risk of approximately $100 million in each of fiscal years 2002 and 2003 for BOB resulting from the write-down of funds owed to BOE by the State which have been outstanding for ten or more years; (ii) the receipt of assumed rental payments from the Port Authority relating to the City's claim for back rents, which are the subject of arbitration; (iii) a possible delay in the receipt of $300 million from the tobacco settlement in fiscal years 2000 and 2001; (iv) $200 million of Federal and State gap-closing actions assumed in the Financial Plan for each of fiscal years 2000 through 2003; and (v) $177 million in fiscal year 2000 from the lapse of State Medicaid cost containment, which has been extended subsequent to the report.

     In its report, the staff of the Control Board noted that total debt service is expected to increase from 9.2% of total revenues and 15.8% of tax revenues in the 1999 fiscal year to 11.6% of total revenues and 19% of tax revenues in fiscal year 2003, and that the City's capital plant will require additional resources at the same time that a rising debt service burden must be contained. With respect to HHC, the report noted that HHC revenues are expected to fall during the Financial Plan period, primarily due to falling Medicaid receipts, that HHC will face increasing financial pressure when the State implements mandatory Medicaid managed care beginning in fiscal year 2000 and that the eventual size of the projected gaps for HHC in fiscal years 2002 and 2003 may change substantially from current projections, as the revenue impact of proposed State and Federal reforms, growth in managed care and shifting utilization patterns remain largely uncertain. Finally, the report noted that, given the length of the current expansion, there is an increasing probability that a recession related to the end of the long bull market will occur by the end of the Financial Plan period, and it is likely that the next downturn, if and when it occurs, will have a disproportionately great impact on the City because of its dependence on income flows from financial services.

     Previous Reports. From time to time, the Control Board staff, OSDC, the City Comptroller, the IBO and others issue reports and make public statements regarding the City's financial condition, commenting on, among other matters, the City's financial plans, projected revenues and expenditures and actions by the City to eliminate projected operating deficits. Some of these reports and statements have warned that the City may have underestimated certain expenditures and overestimated certain revenues and have suggested that the City may not have adequately provided for future contingencies. Certain of these reports have analyzed the City's future economic and social conditions and have questioned whether the City has the capacity to generate sufficient revenues in the future to meet the costs of its expenditure increases and to

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provide necessary services. It is reasonable to expect that reports and statements will continue to be issued and to engender public comment.

     On May 24, 1999, the City Comptroller issued a report on the financial plan published on April 22, 1999 (the "April Financial Plan"). With respect to the 1999 fiscal year, the report identified a possible surplus of $94 million, after $2.1 billion of discretionary transfers and subsidy payments assumed in the April Financial Plan, due to the possibility of higher than forecasted tax revenues. Taking into account the risks and additional resources identified in the report, the report projected a surplus for fiscal year 2000 of between $31 million and $211 million, in addition to the $429 million surplus allocated to the Budget Stabilization Account and the $200 million General Reserve in the Executive Budget. In addition, taking into account the risks and additional resources identified in the report and the budget gaps projected in the April Financial Plan, the report projected budget gaps of between $1.8 billion and $3.0 billion, $1.8 billion and $3.1 billion, and $2.0 billion and $3.6 billion in fiscal years 2001 through 2003, respectively.

     With respect to fiscal years 2000 through 2003, the report identified baseline risks of between $698 million and $873 million, $1.0 billion and $2.2 billion, $978 million and $2.2 billion, and $1.1 billion and $2.7 billion, respectively, depending upon whether the State approves the extension of the 14% personal income tax surcharge and whether the City incurs additional labor costs as a result of the expiration of labor contracts starting in fiscal year 2001 which, if settled at the current forecast level of inflation, would result in additional costs totaling $345 million in fiscal year 2001, $713 million in fiscal year 2002 and $1.1 billion in fiscal year 2003. Additional risks identified in the report for fiscal years 2000 through 2003 include the revenues from the nonresident earnings tax, which the State Legislature has voted to repeal, at a potential cost to the City of between $360 million and $398 million annually starting in fiscal year 2000; assumed payments from the Port Authority relating to the City's claim for back rentals, which are the subject of arbitration; State and Federal gap-closing actions proposed in the April Financial Plan; possible increased overtime expenditures; the sale of the New York City Coliseum in fiscal year 2001; and the write-down of outstanding education aid receivables of approximately $100 million in each of fiscal years 2002 and 2003. The report also noted that these risks may be offset by additional resources of approximately $900 million in each of fiscal years 2000 through 2002 and approximately $800 million in fiscal year 2003, due to the potential for higher than forecast tax revenues, lower than forecast payables for prior years, possible debt service savings, additional tax revenues if the State failed to approve the proposed sales tax reductions assumed in the April Financial Plan, additional State education aid and the possible failure to spend funds for the construction of three sports facilities. The report further noted that expenditure growth continued to exceed revenue growth, and that deficits could increase if the economy deteriorates. In addition, the report noted that HHC faces a number of uncertainties that may have a negative impact on its long-term viability, including proposed State and Federal reductions to both Medicaid and Medicare and a significant decline in patient utilization. The decline in utilization has been primarily reflected in Medicaid revenue which accounts for approximately 50% of HHC's total revenues, and which has been adversely affected by a smaller welfare population, local welfare cost containment initiatives and greater competition for Medicaid funds among area hospitals. The report also indicated that a possible negotiated settlement of a class action, filed on behalf of approximately 63,000 persons challenging the Department of Corrections policy of strip searching detainees arrested for nonfelony offenses, may expose the City to substantial costs from the settlement of litigation.

     On May 20, 1999, the staff of the OSDC issued a report on the Executive Budget for fiscal year 2000. The report notes that tax revenues are likely to be higher than forecast by the City for fiscal years 1999 and 2000 by a total of $275 million, which may be needed to offset potential budget risks, such as a possible delay in the receipt of the proceeds from the tobacco settlement and shortfalls in Federal and State gap-closing aid assumed in the April Financial Plan. In addition, the report noted that the Governor is expected to approve legislation, despite objections from a number of State and City officials, which could repeal the nonresident income tax, which contributes approximately $360 million annually to the City, and that the City Council is contemplating restoring budget cuts proposed by the Mayor. With respect to the subsequent fiscal years in the April Financial Plan, the report noted that, while the budget gaps have been reduced to about $1.7 billion annually, they make no provision for wage increases after the expiration of current contracts which, at the

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projected rate of inflation, would increase costs by more than $1 billion by fiscal year 2003. In addition, the report noted that it is anticipated that an independent actuarial consulting firm reviewing the assumptions and methodologies to compute City pension contributions will issue its report in June 1999 and will recommend changes, such as a reduction in the pension fund investment earnings assumption. These changes, in addition to those that the City Actuary may recommend, could cost in excess of $500 million annually. In addition, the report noted that legislation is under consideration that would increase retirement benefits for certain City employees. The report noted that the City has already included between $195 million and $280 million annually in the April Financial Plan for fiscal years 2001 through 2003 to cover these potential costs, and that pension costs could be reduced by about $550 million in fiscal year 2002 by accelerating the recognition of investment gains over the last three years, rather than phasing them in over a five-year period. However, the report noted that the savings would not be sufficient to prevent budget gaps from widening beginning in fiscal year 2003. Finally, the report noted that the City remains vulnerable to an economic downturn which could result in a significant shortfall in projected nonproperty tax revenues and higher pension fund contributions and public assistance costs.

     On May 27, 1999, the staff of the Control Board issued a report on the April Financial Plan. The report noted that the City will end the 1999 fiscal year with a substantial surplus and that the budget proposed by the Mayor for fiscal year 2000 also appears to be balanced. However, the report noted that the lack of a State budget leaves uncertainties as to the amount of intergovernmental aid which will be available to the City in fiscal year 2000, and that the proposed elimination by the State of the City's nonresident earnings tax will require the City to make appropriate adjustments to its revenue and expenditure forecasts. The report further noted that large gaps still exist in subsequent fiscal years of the April Financial Plan, even before accounting for known risks such as the impact of future collective bargaining negotiations. Finally, the report noted that the City's business and personal income taxes are particularly susceptible to the vagaries of the financial markets and, if the economy falters, the City will likely experience a decline in revenues and an increase in social service costs which will increase the out-year gaps in the April Financial Plan.

     On May 14, 1999, the IBO released a report providing its analysis of the April Financial Plan. The report estimated a potential surplus of $356 million in fiscal year 2000 and potential gaps of $2.3 billion, $3.0 billion and $3.1 billion for fiscal years 2001 through 2003, respectively, which reflect, among other things, salary increases for City employees totaling $232 million, $607 million and $1.0 billion in fiscal years 2001 through 2003, respectively, which are not included in the April Financial Plan. Additional re-estimates by the IBO include tax revenue estimates which exceed those set forth in the April Financial Plan by $144 million, $289 million, $356 million, $406 million and $361 million in fiscal years 1999 through 2003, respectively. Uncertainties identified in the report include collection of projected rent payments for the City's airports totaling $330 million, $150 million and $120 million in fiscal years 2001 through 2003, respectively, possible additional overtime expenditures totaling $114 million in each of fiscal years 2000 through 2003 and Federal and State gap-closing actions assumed in the April Financial Plan relating to Medicaid assistance or cost containment, State tort reform legislation and State funding for low income uninsured disabled children. The report noted that, while the strength of the local economy is helping the City solve many of its near term budget problems, persistently large projected out-year gaps remain a major concern for the City, and even a modest slackening of the growth forecast for the next four years could increase projected budget gaps.

     Seasonal Financing. The City since 1981 has fully satisfied its seasonal financing needs in the public credit markets, repaying all short-term obligations within their fiscal year of issuance. The City anticipates that its seasonal financing needs for its 2000 fiscal year will be satisfied by the issuance of the Notes. The City issued $500 million of short-term obligations in the 1999 fiscal year to finance the City's projected cash flow needs for the 1999 fiscal year. The City issued $1.075 billion of short-term obligations in fiscal year 1998 to finance the City's projected cash flow needs for the 1998 fiscal year. The City issued $2.4 billion of short-term obligations in fiscal year 1997. Seasonal financing requirements for the 1996 fiscal year increased to $2.4 billion from $2.2 billion and $1.75 billion in the 1995 and 1994 fiscal years, respectively. The delay in the adoption of the State's budget in certain past fiscal years has required the City to issue short-term notes in amounts exceeding those expected early in such fiscal years.

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

     Litigation. The City is a defendant in a significant number of lawsuits. Such litigation includes, but is not limited to, actions commenced and claims asserted against the City arising out of alleged constitutional violations, alleged torts, alleged breaches of contracts and other violations of law and condemnation proceedings. While the ultimate outcome and fiscal impact, if any, on the proceedings and claims are not currently predictable, adverse determinations in certain of them might have a material adverse effect upon the City's ability to carry out the 1999 Modification and 2000-2003 Financial Plan City Financial Plan. The City is a party to numerous lawsuits and is the subject of numerous claims and investigations. The City has estimated that its potential future liability on account of outstanding claims against it as of June 30, 1999 amounted to approximately $3.5 billion. This estimate was made by categorizing the various claims and applying a statistical model, based primarily on actual settlements by type of claim during the preceding ten fiscal years, and by supplementing the estimated liability with information supplied by the City's Corporation Counsel.

     Ratings Agencies. On February 24, 1998 Moody raised its rating on New York City General Obligation Bonds from Baa1 to A3. Likewise S&P raised its rate to A-minus from triple-B-plus on July 16, 1998. Also Fitch increased its rating to A from A-minus on March 8, 1999. Fitch commented that the rating upgrade reflected sustained broad based economic growth, a surging real estate market that should continue to accrue benefits over the next few years, and strong financial operating results.

     On August 6, 1998, as well as July 2, June 8 and May 27, Fitch rated New York City's tax-exempt general obligation bonds as "A-". Fitch qualified that rating, stating that concerns still remained over significant projected outyear budget funding challenges coupled with sizable reliance on the securities industry. On July 2, 1998, Moody's revised its rating on the New York City General Obligation Bonds to Aaa from Baa1.

     On July 16, 1998, S&P increased New York City's bond rating to A-, up one notch from BBB+, but analysts at the agency also cautioned that New York still had room for improvement and that they were worried about the City's rising long-term debt and the Council's plan to cut taxes by $200 million this year and $500 million in future years. On July 7, 1998, S&P had assigned its triple-B-plus rating to New York City general obligation bonds, stating that the ratings had been placed on CreditWatch with positive implications.

     On February 3, 1998, S&P raised its credit outlook for New York City's outstanding general obligation bonds from stable to positive but maintained its BBB-plus rating. The City has held this rating since July 10, 1995, when S&P lowered its rating from A-to BBB+ and removed City bonds from CreditWatch. S&P stated that "structural budgetary balance remains elusive because of persistent softness in the City's economy, highlighted by weak job growth and a growing dependence on the historically volatile financial services sector." Other factors identified by S&P's in lowering its rating on City bonds included a trend of using one-time measures, including debt refinancings, to close projected budget gaps, dependence on unratified labor savings to help balance the City Financial Plan, optimistic projections of additional federal and State aid or mandate relief, a history of cash flow difficulties caused by State budget delays and continued high debt levels. In 1975, S&P suspended its A rating of City bonds. This suspension remained in effect until March 1981, at which time the City received an investment grade rating of BBB from S&P. On July 2, 1985, S&P revised its rating of City bonds upward to BBB+ and on November 19, 1987, to A-. On July 10, 1995, S&P revised its rating of City bonds downward to BBB+, as discussed above. On November 25, 1996, S&P issued a report which stated that, if the City reached its debt limit without the ability to issue bonds through other means, it would cause a deterioration in the City's infrastructure and significant cutbacks in the capital plan which would eventually impact the City's economy and revenues, and could have eventual negative credit implications.

     On February 24, 1998 Moody's raised its rating for City general obligation bonds from Baa1 to A3, based on improvement in its financial condition and economy. Previously, on July 17, 1997, Moody's had changed its outlook on City bonds to positive from stable. On March 1, 1996, Moody's stated that the rating for the City's Baa1 general obligation bonds remains under review for a possible downgrade pending the outcome of the adoption of the City's budget for the 1997 fiscal year and in light of the status of the debate on public assistance and Medicaid reform; the enactment of a State budget, upon which major assumptions regarding State aid are dependent, which may be extensively delayed; and the seasoning of the City's economy with regard to its strength and direction in the face of a potential national economic slowdown. Moody's ratings of City bonds were revised in November 1981 from B (in effect since 1977) to Ba1, in November 1983 to Baa, in December 1985 to Baa1, in May 1988 to A and again in February 1991 to Baa1.

     On February 3, 1998, Fitch Investors Service, Inc. ("Fitch") set its rating of City general obligation bonds at A-, which it has maintained since July 15, 1993. On February 28, 1996, Fitch placed the City's general obligation bonds on FitchAlert with negative implications. On November 5, 1996, Fitch removed the City's general obligation bonds from FitchAlert although Fitch stated that the outlook remains negative. Since then Fitch has revised the outlook to stable. There is no assurance that such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely. Any such downward revision or withdrawal could have an adverse effect on the market prices of the City's general obligation bonds.

     On October 9, 1995, Standard & Poor's issued a report which concluded that proposals to replace the graduated Federal income tax system with a "flat" tax could be detrimental to the creditworthiness of certain municipal bonds. The report noted that the elimination of Federal income tax deductions currently available, including residential mortgage interest, property taxes and state and local income taxes, could have a severe impact on funding methods under which municipalities operate. With respect to property taxes, the report noted that the total valuation of a municipality's tax base is affected by the affordability of real estate and that elimination of mortgage interest deduction would result in a significant reduction in affordability and, thus, in the demand for, and the valuation of, real estate. The report noted that rapid losses in property valuations would be felt by many municipalities, hurting their revenue raising abilities. In addition, the report noted that the loss of the current deduction for real property and state and local income taxes from Federal income tax liability would make rate increases more difficult and increase pressures to lower existing rates, and that the cost of borrowing for municipalities could increase if the tax-exempt status of municipal bond interest is worth less to investors. Finally, the report noted that tax anticipation notes issued in anticipation of property taxes could be hurt by the imposition of a flat tax, if uncertainty is introduced with regard to their repayment revenues, until property values fully reflect the loss of mortgage and property tax deductions.

                                  APPENDIX D

                       SPECIAL INVESTMENT CONSIDERATIONS
                 RELATING TO CALIFORNIA MUNICIPAL OBLIGATIONS
                                   Overview

     The financial condition of the State of California ("California"), its public authorities and local governments could affect the market values and marketability of, and therefore the net asset value per share and the interest income of, the Vista California Tax Free Money Market Fund or the Vista California Intermediate Tax Free Income Fund, or result in the default of existing obligations, including obligations which may be held by the Vista California Tax Free Money Market Fund or the Vista California Intermediate Tax Free Income Fund. The following section provides only a brief summary of the complex factors affecting the financial condition of California, and is based on information obtained from California, as publicly available prior to the date of this Statement of Additional Information. The information contained in such publicly available documents has not been independently verified. It should be noted that the creditworthiness of obligations issued by local issuers may be unrelated to the creditworthiness of California, and that there is no obligation on the part of California to make payment on such local obligations in the event of default in the absence of a specific guarantee or pledge provided by California.

     During the early 1990's, California experienced significant financial difficulties, which reduced its credit standing, but the State's finances have improved since 1994, with ratings increases since 1996. The ratings of certain related debt of other issuers for which California has an outstanding lease purchase, guarantee or other contractual obligation (such as for state-insured hospital bonds) are generally linked directly to California's rating. Should the financial condition of California deteriorate again, its credit ratings could be reduced, and the market value and marketability of all outstanding notes and bonds issued by California, its public authorities or local governments could be adversely affected.

     Economic Factors. California's economy is the largest among the 50 states and one of the largest in the world. The State's population of almost 33 million represents more than 12% of the total United States population and grew by 26% in the 1980s, more than double the national rate. Population growth slowed to less than 1% annually in 1994 and 1995, but rose to 1.8% in 1996. During the early 1990's, net population growth in the State was due to births and foreign immigration, but in recent years, the in-migration from the other states has increased.

     Total personal income in the State, at an estimated $865 billion in 1997, accounts for almost 13% of all personal income in the nation. Total employment is more than 14 million, the majority of which is in the service, trade and manufacturing sectors.

     From mid-1990 to late 1993, the State suffered a recession with the worst economic, fiscal and budget conditions since the 1930s. Construction, manufacturing (especially aerospace), and financial services, among others, were all severely affected, particularly in southern California. Employment levels stabilized by late 1993 and pre-recession job levels were reached in 1996. Unemployment, while remaining higher than the national average, has come down from its 10% recession peak to 5.6% in summer, 1998. Economic indicators show a recovery underway in California since the start of 1994 particularly in high technology manufacturing and services, including computer software, electronic manufacturing and motion picture/ television production, and other services, entertainment and tourism, and both residential and commercial construction. The Asian economic crisis beginning in mid-1997 has significantly reduced exports to that region, although this has been offset by increased exports to Latin America and other areas. Overall, the Asian crisis is expected to have a moderate dampening effect on the State's economy, but the economy is still expected to outpace the nation in 1999. Any delay or reversal of the recovery may create new shortfalls in State revenues.

     Constitutional Limitations on Taxes, Other Charges and Appropriations

     Limitation on Property Taxes. Certain California Municipal Obligations may be obligations of issuers which rely in whole or in part, directly or indirectly, on ad valorem property taxes as a source of revenue. The taxing powers of California local governments and districts are limited by Article XIIIA of the California Constitution, enacted by the voters in 1978 and commonly known as "Proposition 13." Briefly, Article XIIIA limits to 1% of full cash value of the rate of ad valorem property taxes on real property and generally restricts the reassessment of property to 2% per year, except under new construction or change of ownership (subject to a number of exemptions). Taxing entities may, however, raise ad valorem taxes above the 1% limit to pay debt service on voter-approved bonded indebtedness.

     Under Article XIIIA, the basic 1% ad valorem tax levy is applied against the assessed value of property as of the owner's date of acquisition (or as of March 1, 1975, if acquired earlier), subject to certain adjustments. This system has resulted in widely varying amounts of tax on similarly situated properties. Several lawsuits have been filed challenging the acquisition-based assessment system of Proposition 13, but it was upheld by the U.S. Supreme Court in 1992.

     Article XIIIA prohibits local governments from raising revenues through ad valorem taxes above the 1% limit; it also requires voters of any governmental unit to give two-thirds approval to levy any "special tax." Court decisions, however, allowed a nonvoter-appointed levy of "general taxes" which were not dedicated to a specific use.

     Limitations on Other Taxes, Fees and Charges. On November 5, 1996, the voters of the State approved Proposition 218, called the "Right to Vote on Taxes Act." Proposition 218 added Articles XIIIC and XIIID to the State Constitution, which contain a number of provisions affecting the ability of local agencies to levy and collect both existing and future taxes, assessments, fees and charges.

     Article XIIIC requires that all new or increased local taxes be submitted to the electorate before they become effective. Taxes for general governmental purposes require a majority vote and taxes for specific purposes require a two-thirds vote. Further, any general purpose tax which was imposed, extended or increased without voter approval after December 31, 1994 must be approved by a majority vote within two years.

     Article XIIID contains several new provisions making it generally more difficult for local agencies to levy and maintain "assessments" for municipal services and programs. Article XIIID also contains several new provisions affecting "fees" and "charges," defined for purposes of Article XIIID to mean "any levy other than an ad valorem tax, a special tax, or an assessment, imposed by a [local government] upon a parcel or upon a person as an incident of property ownership, including a user fee or charge for a property related service." All new and existing property related fees and charges must conform to requirements prohibiting, among other things, fees and charges which generate revenues exceeding the funds required to provide the property related service or are used for unrelated purposes. There are new notice, hearing and protest procedures for levying or increasing property related fees and charges, and, except for fees or charges for sewer, water and refuse collection services (for fees for electrical and gas service, which are not treated as "property related" for purposes of Article XIIID), no property related fee or charge may be imposed or increased without majority approval by the property owners subject to the fee or charge or, at the option of the local agency, two-thirds voter approval by the electorate residing in the affected area.

     In addition to the provisions described above, Article XIIIC removes limitations on the initiative power in matters of local taxes, assessments, fees and charges. Consequently, local voters could, by future initiative, repeal, reduce or prohibit the future imposition or increase of any local tax, assessment, fee or charge. It is unclear how this right of local initiative may be used in cases where taxes or charges have been or will be specifically pledged to secure debt issues.

     The interpretation and application of Proposition 218 will ultimately be determined by the courts with respect to a number of matters, and it is not possible at this time to predict with certainly the outcome of such determinations. Proposition 218 is generally viewed as restricting the fiscal flexibility of local governments, and for this reason, some ratings of California cities and counties have been, and others may be, reduced.

     Appropriations Limits. The State and its local governments are subject to an annual "appropriations limit" imposed by Article XIIIB of the California Constitution, enacted by the voters in 1979 and significantly amended by Propositions 98 and 111 in 1988 and 1990, respectively. Article XIIIB prohibits the State or any covered local government from spending "appropriations subject to limitation" in excess of the appropriations limit imposed. "Appropriations subject to limitation" are authorizations to spend "proceeds of taxes," which consist of tax revenues and certain other funds, including proceeds from regulatory licenses, user charges or other fees, to the extent that such proceeds exceed the cost of providing the product or service, but "proceeds of taxes" exclude most State subventions to local governments. No limit is imposed on appropriations of funds which are not "proceeds of taxes," such as reasonable user charges or fees, and certain other non-tax funds, including bond proceeds.

     Among the expenditures not included in the Article XIIIB appropriations limit are (1) the debt service cost of bonds issued or authorized prior to January 1, 1979, or subsequently authorized by the voters, (2) appropriations arising from certain emergencies declared by the Governor, (3) appropriations for certain capital outlay projects, (4) appropriations by the State of post-1989 increases in gasoline taxes and vehicle weight fees, and (5) appropriations made in certain cases of emergency.

     The appropriations limit for each year is adjusted annually to reflect changes in cost of living and population, and any transfers of service responsibilities between government units. The definitions for such adjustments were liberalized in 1990 to follow more closely growth in the State's economy.

     "Excess" revenues are measured over a two-year cycle. Local governments must return any excess to taxpayers by rate reductions. The State must refund 50% of any excess, with the other 50% paid to schools and community colleges. With more liberal annual adjustment factors since 1988, and depressed revenues since 1990 because of the recession, few governments are currently operating near their spending limits, but this condition may change over time. Local governments may by voter approval exceed their spending limits for up to four years. During fiscal year 1986-87, State receipts from proceeds of taxes exceeded its appropriations limit by $1.1 billion, which was returned to taxpayers. Since that year, appropriations subject to limitation have been under the State limit. State appropriations were $6.3 billion under the limit for fiscal year 1998-99.

     Because of the complex nature of Articles XIIIA, XIIIB, XIIIC and XIIID of the California Constitution, the ambiguities and possible inconsistencies in their terms, and the impossibility of predicting future appropriations or changes in population and cost of living, and the probability of continuing legal challenges, it is not currently possible to determine fully the impact of these Articles on California Municipal Obligations or on the ability of the State or local governments to pay debt service on such California Municipal Obligations. It is not possible, at the present time, to predict the outcome of any pending litigation with respect to the ultimate scope, impact or constitutionality of these Articles or the impact of any such determinations upon State agencies or local governments, or upon their ability to pay debt service on their obligations. Further initiatives or legislative changes in laws or the California Constitution may also affect the ability of the State or local issuers to repay their obligations.

                    Obligations of the State of California

     Under the California Constitution, debt service on outstanding general obligation bonds is the second charge to the General Fund after support of the public school system and public institutions of higher education. As of November 1, 1998, the State had outstanding approximately $18.7 billion of long-term general obligation bonds, plus $825 million of general obligation commercial paper which will be refunded by long-term bonds in the future, and $6.5 billion of lease-purchase debt supported by the State General Fund. The State also had about $7.2 billion of authorized and unissued long-term general obligation bonds and lease purchase debt. In FY 1997-98, debt service on general obligation bonds and lease purchase debt was approximately 4.4% of General Fund revenues.

     Recent Financial Results. The principal sources of General Fund revenues in 1996-1997 were the California personal income tax (47% of total revenues), the sales tax (34%), bank and corporation taxes (12%), and the gross premium tax on insurance (2%). The State maintains a Special Fund for Economic Uncertainties (the "SFEU"), derived from General Fund revenues, as a reserve to meet cash needs of the General Fund, but which is required to be replenished as soon as sufficient revenues are available. Year-end balances in the SFEU are included for financial reporting purposes in the General Fund balance. Because of the recession and an accumulated budget deficit, no reserve was budgeted in the SFEU from 1992-93 to 1995-96.

     General. Throughout the 1980's, State spending increased rapidly as the State population and economy also grew rapidly, including increased spending for many assistance programs to local governments, which were constrained by Proposition 13 and other laws. The largest State program is assistance to local public school districts. In 1988, an initiative (Proposition 98) was enacted which (subject to suspension by a two-thirds vote of the Legislature and the Governor) guarantees local school districts and community college districts a minimum share of State General Fund revenues (currently about 35%).

     Recent Budgets. As a result of the severe economic recession from 1990-94 and other factors, the State experienced substantial revenue shortfalls, and greater than anticipated social service costs, in the early 1990's. The State accumulated and sustained a budget deficit in the budget reserve, the SFEU, approaching $2.8 billion at its peak at June 30, 1993. The Legislature and Governor agreed on a number of different steps to respond to the adverse financial conditions and produce Budget Acts in the Years 1991-92 to 1994-95 (although not all of these actions were taken in each year):

     o significant cuts in health and welfare program expenditures;

     o transfers of program responsibilities and some funding sources from the State to local governments, coupled with some reduction in mandates on local government;

     o transfer of about $3.6 billion in annual local property tax revenues from cities, counties, redevelopment agencies and some other districts to local school districts, thereby reducing State funding for schools;

     o reduction in growth of support for higher education programs, coupled with increases in student fees;

     o revenue increases (particularly in the 1992-93 Fiscal Year budget), most of which were for a short duration;

     o increased reliance on aid from the federal government to offset the costs of incarcerating, educating and providing health and welfare services to undocumented aliens (although these efforts have produced much less federal aid than the State Administration had requested); and

     o various one-time adjustments and accounting changes (some of which have been challenged in court and reversed).

     A consequence of the accumulated budget deficits in the early 1990's, together with other factors such as disbursement of funds to local school districts "borrowed" from future fiscal years and hence not shown in the annual budget, was to significantly reduce the State's cash resources available to pay its ongoing obligations. The State's cash condition became so serious that from late spring 1992 until 1995, the State had to rely on issuance of short term notes which matured in a subsequent fiscal year to finance its ongoing deficit, and pay current obligations. For a two-month period in the summer of 1992, pending adoption of the annual Budget Act, the State was forced to issue registered warrants (IOUs) to some of its suppliers, employees and other creditors. The last of these deficit notes was repaid in April 1996.

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     The State's financial condition improved during the 1995-96, 1996-97 and
1997-98 fiscal years, with a combination of better than expected revenues, a slowdown in growth of social welfare programs, and continued spending restraint based on the actions taken in earlier years. The State's cash position also improved, and no external deficit borrowing has occurred over the end of these three fiscal years.

     The economy grew during these fiscal years, and as a result, the General Fund took in greater tax revenue (around $2.2 billion in 1995-96, $1.6 billion in 1996-97 and $2.1 billion in 1997-98) than were initially planned when the budgets were enacted. These additional funds were largely directed to school spending as mandated by Proposition 98, and to make up shortfalls from reduced federal health and welfare aid in 1995-96 and 1996-97. The accumulated budget deficit from the recession years was finally eliminated. The Department of Finance estimates that the State's budget reserve (the SFEU) totaled about $400 million as of June 30, 1997 and $1.8 billion at June 30, 1998.

     FY 1997-98 Budget. In May 1997, the California Supreme Court ruled that the State had acted illegally in 1993 and 1994 by using a deferral of payments to the Public Employees Retirement Fund to help balance earlier budgets. In response to this court decision, the Governor ordered an immediate repayment to the Retirement Fund of about $1.235 billion, which was made in late July 1997, and substantially "used up" the then-expected additional General Fund revenues for the fiscal year. The 1997-98 Budget Act provided another year of rapidly increasing funding for K-14 public education. Support for higher education units in the State also increased by about 6 percent. Because of the pension payment, most other State programs were funded at levels consistent with prior years, and several initiatives had to be dropped. The final results for FY 1997-98 showed General Fund revenues and transfers of $54.7 billion and expenditures of $53.3 billion.

     Part of the 1997-98 Budget Act was completion of State welfare reform legislation to implement the new federal law passed in 1996. The new State program, called "CalWORKs," became effective January 1, 1998, and emphasizes programs to bring aid recipients into the workforce. As required by federal law, new time limits are placed on receipt of welfare aid.

     FY 1998-99 Budget. The FY 1998-99 Budget Act was signed on August 21, 1998. After giving effect to line-item vetoes made by the Governor, the Budget plan resulted in spending of about $57.3 billion for the General Fund and $14.7 billion for Special Funds. The Budget Act assumed General Fund revenues and transfers in FY 1998-99 of $57.0 billion. After enactment of the Budget Act, the Legislature passed a number of additional fiscal bills, which resulted in a net increase of expenditures of about $250 million, but the Administration also raised its estimate of revenues from the 1997-98 fiscal year. In total, the Administration projected the balance in the SFEU at June 30, 1999 would be about $1.2 billion. In November 1998, the Legislative Analyst's Office released a report saying that revenues were somewhat lower, and expenditures somewhat higher, than projected in the Budget Act, but the net variance would be within the $1.2 billion reserve amount. The Administration's projections for the balance of FY 1998-99 and for FY 1999-2000 will be released in early January.

     As has been the case in the last several years, spending on K-12 education increased significantly, by a total of $2.2 billion, with proected per-pupil spending of $5,695, more than one-third higher than the per-pupil spending during the last recession year of 1993-94. Funding to support higher education was also increased significantly (15% for the University of California and 14% for the California State University system). The Budget included some increases in health and welfare programs, including the first increase in the monthly welfare grant since levels were cut during the recession.

     One of the most important elements of the 1998-99 Budget Act was agreement on substantial tax cuts. The largest of these is a phased-in cut in the Vehicle License Fee (an annual tax on the value of cars registered in the State, the "VLF"). Starting in 1999, the VLF is reduced by 25%. Under current law, VLF funds are automatically transferred to cities and counties, so the new legislation provides for the General Fund to make up the reductions. If State General Fund revenues continue to grow above certain targeted levels in future years (a development which appears unlikely given more recent revenue projections), the cut could reach as

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

much as 67.5% by the year 2003. The initial 25% VLF cut will be offset by about $500 million in General Fund money in FY 1998-99, and $1 billion for future years. Other tax cuts in FY 1998-99 include an increase in the dependent credit exemption for personal income tax filers, restoration of a renter's tax credit for taxpayers, and a variety of business tax relief measures. The total cost of these tax cuts is estimated at $1.4 billion for FY 1998-99.

     Although, as noted, the 1998-99 Budget Act projects a budget reserve in the SFEU of about $1.2 billion on June 30, 1999, the General Fund fund balance on that date also reflects $1.0 billion of "loans" which the General Fund made to local schools in the recession years, representing cash outlays above the mandatory minimum funding level. Settlement of litigation over these transactions in July 1996 calls for repayment of these loans over the period ending in 2001-02, about equally split between outlays from the General Fund and from schools' entitlements. The 1998-99 Budget Act contained a $300 million appropriation from the General Fund toward this settlement.

     Although the State's economy is producing record revenues to the State government, the State's budget continues to be under stress from mandated spending on education, a rising prison population, and social needs of a growing population with many immigrants. These factors which limit State spending growth also put pressure on local governments. There can be no assurances that, if economic conditions weaken, or other factors intercede, the State will not experience budget gaps in the future.

                                  Bond Rating

     The ratings on California's long-term general obligation bonds were reduced in the early 1990's from "AAA" levels which had existed prior to the recession. After 1996, Fitch and Standard & Poor's raised their ratings of California's general obligation bonds, which as of August 1998 were assigned ratings of "A+" from Standard & Poor's, "Aa3" from Moody's and "AA-" from Fitch.

     There can be no assurance that such ratings will be maintained in the future. It should be noted that the creditworthiness of obligations issued by local California issuers may be unrelated to creditworthiness of obligations issued by the State of California, and that there is no obligation on the part of the State to make payment on such local obligations in the event of default.

                               Legal Proceedings

     The State is involved in certain legal proceedings (described in the State's recent financial statements) that, if decided against the State, may require the State to make significant future expenditures or may substantially impair revenues. Trial courts have recently entered tentative decisions or injunctions which would overturn several parts of the State's recent budget compromises. The matters covered by these lawsuits include reductions in welfare payments and the use of certain cigarette tax funds for health costs. All of these cases are subject to further proceedings and appeals, and if California eventually loses, the final remedies may not have to be implemented in one year.

                         Obligations of Other Issuers

     Other Issuers of California Municipal Obligations. There are a number of State agencies, instrumentalities and political subdivisions of the State that issue Municipal Obligations, some of which may be conduit revenue obligations payable from payments from private borrowers. These entities are subject to various economic risks and uncertainties, and the credit quality of the securities issued by them may vary considerably from the credit quality of obligations backed by the full faith and credit of the State.

     State Assistance. Property tax revenues received by local governments declined more than 50% following passage of Proposition 13. Subsequently, the California Legislature enacted measures to provide for the redistribution of the State's General Fund surplus to local agencies, the reallocation of certain State revenues to local agencies and the assumption of certain governmental functions by the State to assist municipal issuers to raise revenues. Total local assistance from the State's General Fund was budgeted at

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approximately 75% of General Fund expenditures in recent years, including the effect of implementing reductions in certain aid programs. To reduce State General Fund support for school districts, the 1992-93 and 1993-94 Budget Acts caused local governments to transfer $3.9 billion of property tax revenues to school districts, representing loss of the post-Proposition 13 "bailout" aid. Local governments have in return received greater revenues and greater flexibility to operate health and welfare programs. However, except for agreement in 1997 on a new program for the State to substantially take over funding for local trial courts (saving cities and counties some $400 million annually), there has been no large-scale reversal of the property tax shift to help local government.

     To the extent the State should be constrained by its Article XIIIB appropriations limit, or its obligation to conform to Proposition 98, or other fiscal considerations, the absolute level, or the rate of growth, of State assistance to local governments may continue to be reduced. Any such reductions in State aid could compound the serious fiscal constraints already experienced by many local governments, particularly counties. Los Angeles County, the largest in the State, was forced to make significant cuts in services and personnel, particularly in the health care system, in order to balance its budget in FY 1995-96 and FY1996-97. Orange County, which emerged from Federal Bankruptcy Court protection in June 1996, has significantly reduced county services and personnel, and faces strict financial conditions following large investment fund losses in 1994 which resulted in bankruptcy.

     Counties and cities may face further budgetary pressures as a result of changes in welfare and public assistance programs, which were enacted in August 1997 in order to comply with the federal welfare reform law. Generally, counties play a large role in the new system, and are given substantial flexibility to develop and administer programs to bring aid recipients into the workforce. Counties are also given financial incentives if either at the county or statewide level the "Welfare-to-Work" programs exceed minimum targets; counties are also subject to financial penalties for failure to meet such targets. Counties remain responsible for providing "general assistance" for able-bodied indigents who are ineligible for other welfare programs. The long-term financial impact of the new CalWORKs system on local governments is still unknown.

     Assessment Bonds. California Municipal Obligations which are assessment bonds may be adversely affected by a general decline in real estate values or a slowdown in real estate sales activity. In many cases, such bonds are secured by land which is undeveloped at the time of issuance but anticipated to be developed within a few years after issuance. In the event of such reduction or slowdown, such development may not occur or may be delayed, thereby increasing the risk of a default on the bonds. Because the special assessments or taxes securing these bonds are not the personal liability of the owners of the property assessed, the lien on the property is the only security for the bonds. Moreover, in most cases the issuer of these bonds is not required to make payments on the bonds in the event of delinquency in the payment of assessments or taxes, except from amounts, if any, in a reserve fund established for the bonds.

     California Long Term Lease Obligations. Based on a series of court decisions, certain long-term lease obligations, though typically payable from the general fund of the State or a municipality, are not considered "indebtedness" requiring voter approval. Such leases, however, are subject to "abatement" in the event the facility being leased is unavailable for beneficial use and occupancy by the municipality during the term of the lease. Abatement is not a default, and there may be no remedies available to the holders of the certificates evidencing the lease obligation in the event abatement occurs. The most common cases of abatement are failure to complete construction of the facility before the end of the period during which lease payments have been capitalized and uninsured casualty losses to the facility (e.g., due to earthquake). In the event abatement occurs with respect to a lease obligation, lease payments may be interrupted (if all available insurance proceeds and reserves are exhausted) and the certificates may not be paid when due. Although litigation is brought from time to time which challenges the constitutionality of such lease arrangements, the California Supreme Court issued a ruling in August 1998 which reconfirmed the legality of these financing methods.

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                             Other Considerations

     The repayment of industrial development securities secured by real property may be affected by California laws limiting foreclosure rights of creditors. Securities backed by health care and hospital revenues may be affected by changes in State regulations governing cost reimbursements to health care providers under Medi-Cal (the State's Medicaid program), including risks related to the policy of awarding exclusive contracts to certain hospitals.

     Limitations on ad valorem property taxes may particularly affect "tax allocation" bonds issued by California redevelopment agencies. Such bonds are secured solely by the increase in assessed valuation of a redevelopment project area after the start of redevelopment activity. In the event that assessed values in the redevelopment project decline (e.g., because of a major natural disaster such as an earthquake), the tax increment revenue may be insufficient to make principal and interest payments on these bonds. Both Moody's and S&P suspended ratings on California tax allocation bonds after the enactment of Articles XIIIA and XIIIB, and only resumed such ratings on a selective basis.

     Proposition 87, approved by California voters in 1988, requires that all revenues produced by a tax rate increase go directly to the taxing entity which increased such tax rate to repay that entity's general obligation indebtedness. As a result, redevelopment agencies (which, typically, are the issuers of tax allocation securities) no longer receive an increase in tax increment when taxes on property in the project area are increased to repay voter-approved bonded indebtedness.

     The effect of these various constitutional and statutory changes upon the ability of California municipal securities issuers to pay interest and principal on their obligations remains unclear. Furthermore, other measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future. Legislation has been or may be introduced which would modify existing taxes or other revenue-raising measures or which either would further limit or, alternatively, would increase the abilities of state and local governments to impose new taxes or increase existing taxes. It is not possible, at present, to predict the extent to which any such legislation will be enacted. Nor is it possible, at present, to determine the impact of any such legislation on California Municipal Obligations in which the Funds may invest, future allocations of state revenues to local governments or the abilities of state or local governments to pay the interest on, or repay the principal of, such California Municipal Obligations.

     Substantially all of California is within an active geologic region subject to major seismic activity. Northern California in 1989 and Southern California in 1994 experienced major earthquakes causing billions of dollars in damages. The federal government provided more than $13 billion in aid for both earthquakes, and neither event is expected to have any long-term negative economic impact. Any California Municipal Obligation in the Funds' portfolios could be affected by an interruption of revenues because of damaged facilities, or, consequently, income tax deductions for casualty losses or property tax assessment reductions. Compensatory financial assistance could be constrained by the inability of (i) an issuer to have obtained earthquake insurance coverage rates; (ii) an insurer to perform on its contracts of insurance in the event of widespread losses; or (iii) the federal or State government to appropriate sufficient funds within their respective budget limitations.

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